EXECUTION COPY







                                    CARCORP, INC.

                           COLLINS & AIKMAN PRODUCTS CO.,
                                  as Master Servicer




                     RECEIVABLES TRANSFER AND SERVICING AGREEMENT





                              Dated as of July 13, 1994



                                    CHEMICAL BANK,
                               as Administrative Agent

                                   TABLE OF CONTENTS


                                                                       Page

                                       ARTICLE I

                                      Definitions . . . . . . . . . . .   1
                 1.1  Defined Terms . . . . . . . . . . . . . . . . . .   1
                 1.2  Other Definitional Provisions . . . . . . . . . .   1

                                       ARTICLE II

                   Acquisition and Transfer of Participating Interest .   2
                 2.1  Acquisition and Transfer of Participating
                      Interest  . . . . . . . . . . . . . . . . . . . .   2
                 2.2 Payment for Initial Transfer of a Participating Interest and any Increase in Net Investment . . . 4
                 2.3  Acquisition and Transfer Procedure  . . . . . . .   4
                 2.4  Commitment Fees . . . . . . . . . . . . . . . . .   5
                 2.5  Fee and Purchase Discount Amount Calculations . .   5
                 2.6  Interest on Overdue Payments  . . . . . . . . . .   5
                 2.7  Establishment of Accounts; Allocation of
                      Collections; Reinvestment of Principal
                      Collections . . . . . . . . . . . . . . . . . . .   6
                 2.8  Payments; Pro Rata Treatment  . . . . . . . . . .   9
                 2.9  Netting of Payments . . . . . . . . . . . . . . .   9
                 2.10  Termination or Reduction of Commitment . . . . .  10
                 2.11  Optional Retransfer; Reduction of Net
                      Investment  . . . . . . . . . . . . . . . . . . .  10
                 2.12  Mandatory Reductions in Net Investment . . . . .  10


                                      ARTICLE III

                                    Increased Costs . . . . . . . . . .  12
                 3.1  Illegality  . . . . . . . . . . . . . . . . . . .  12
                 3.2  Indemnity . . . . . . . . . . . . . . . . . . . .  12
                 3.3  Requirements of Law . . . . . . . . . . . . . . .  13
                 3.4  Inability to Determine Eurodollar Rate  . . . . .  14

            3.5  Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  15

                                       ARTICLE IV

                                      Termination . . . . . . . . . . .  18

                                                                       Page

            4.1  Termination  . . . . . . . . . . . . . . . . . . . . .  18

                                       ARTICLE V

                       Covenants, Representations and Warranties  . . .  18

            5.1  Representations and Warranties of the Company
                 Relating to the Company  . . . . . . . . . . . . . . .  18
                 (a)  Organization; Corporate Powers  . . . . . . . . .  18
                 (b)  Authorization . . . . . . . . . . . . . . . . . .  19
                           (c)  Enforceability  . . . . . . . . . . . .  19
                 (d)  Consents  . . . . . . . . . . . . . . . . . . . .  19
                 (e)  Litigation, etc . . . . . . . . . . . . . . . . .  19
                 (f)  No Default, etc . . . . . . . . . . . . . . . . .  20
                 (g)  Ownership of Property; Liens  . . . . . . . . . .  20
                 (h)  Investment Company Act; Other Regulations . . . .  20
                 (i)  Taxes . . . . . . . . . . . . . . . . . . . . . .  20
                 (j)  Ownership; Subsidiaries . . . . . . . . . . . . .  21
                 (k)  Accuracy and Completeness of Information  . . . .  21
                 (l)  Pro Forma Balance Sheet . . . . . . . . . . . . .  21
                 (m)  No Material Adverse Change  . . . . . . . . . . .  21
                      (n)  Solvency . . . . . . . . . . . . . . . . . .  21
                      (o)  Employee Benefit Plans . . . . . . . . . . .  22
                 5.2 Representations and Warranties of the Company Relating to this Agreement and the Receivables . 22
                 5.3  Retransfer Obligation . . . . . . . . . . . . . .  24
                 5.4  Obligations Unaffected  . . . . . . . . . . . . .  24

                                       ARTICLE VI

                  Conditions to Effectiveness/Transfers/Reinvestments .  25
                 6.1  Effective Date  . . . . . . . . . . . . . . . . .  25
                 6.2  Condition to each Increase in Net Investment  . .  27

                                      ARTICLE VII

                                 Affirmative Covenants  . . . . . . . .  28
                 7.1  Financial Statements  . . . . . . . . . . . . . .  28
                 7.2  Certificates; Other Information . . . . . . . . .  29
                 7.3  Existence; Businesses and Properties; Insurance;
                      Receivables . . . . . . . . . . . . . . . . . . .  29
                 7.4  Taxes . . . . . . . . . . . . . . . . . . . . . .  30
                 7.5  Inspection of Property; Books and Records;
                      Discussions . . . . . . . . . . . . . . . . . . .  30
                 7.6  Notices . . . . . . . . . . . . . . . . . . . . .  30
                 7.7  ERISA . . . . . . . . . . . . . . . . . . . . . .  31
                 7.8  Use of Proceeds . . . . . . . . . . . . . . . . .  31

                                                                       Page

                 7.9  Separate Corporate Existence  . . . . . . . . . .  31
                 7.10  Facility Rating  . . . . . . . . . . . . . . . .  31
                 7.11  Lockbox Agreements . . . . . . . . . . . . . . .  32
                 7.12  Eligible Letters of Credit . . . . . . . . . . .  32
                 7.13  Company Policies . . . . . . . . . . . . . . . .  32

                                      ARTICLE VIII

                                   Negative Covenants . . . . . . . . .  32
                 8.1  Accounting of Transfers . . . . . . . . . . . . .  32
                 8.2  Limitation on Indebtedness  . . . . . . . . . . .  32
                 8.3  Limitation on Liens . . . . . . . . . . . . . . .  32
                 8.4  Limitation on Guarantees  . . . . . . . . . . . .  33
                 8.5  Limitation on Fundamental Changes . . . . . . . .  33
                 8.6  Limitation on Sale of Assets  . . . . . . . . . .  33
                 8.7  Limitation on Dividends and Payments on
                      Subordinated Notes  . . . . . . . . . . . . . . .  33
                 8.8  Business of the Company . . . . . . . . . . . . .  33
                 8.9  Limitation on Investments, Loans and Advances . .  33
                 8.10  Limitation on Sales and Leasebacks . . . . . . .  33
                 8.11  Transactions with Affiliates . . . . . . . . . .  34
                 8.12  Capital Stock  . . . . . . . . . . . . . . . . .  34
                 8.13  Amendments . . . . . . . . . . . . . . . . . . .  34
                 8.14  Receivables Sale Agreement, etc  . . . . . . . .  34
                 8.15  Policies . . . . . . . . . . . . . . . . . . . .  34
                 8.16  No Powers of Attorney  . . . . . . . . . . . . .  34
                 8.17  Receivables Not To Be Evidenced by Promissory
                      Notes . . . . . . . . . . . . . . . . . . . . . .  34
                 8.18  Ownership of Assets and Property . . . . . . . .  34
                 8.19  Rescission or Cancellation . . . . . . . . . . .  35
                 8.20  Ineligible Receivables . . . . . . . . . . . . .  35
                 8.21  Offices  . . . . . . . . . . . . . . . . . . . .  35
                 8.22  Addition of Sellers  . . . . . . . . . . . . . .  35
                 8.23  Optional Termination of Seller . . . . . . . . .  35
                 8.24  Operating Expenses . . . . . . . . . . . . . . .  35

                                       ARTICLE IX

                                 Events of Termination  . . . . . . . .  36

                                       ARTICLE X

                                The Administrative Agent  . . . . . . .  39
                 10.1  Appointment  . . . . . . . . . . . . . . . . . .  39
                 10.2  Delegation of Duties . . . . . . . . . . . . . .  40
                 10.3   Exculpatory Provisions  . . . . . . . . . . . .  40

                                                                       Page

                 10.4  Reliance by the Administrative Agent . . . . . .  40
                 10.5  Notice of Default or Termination Event . . . . .  41
                 10.6  Non-Reliance on the Administrative Agent and
                      Other Banks . . . . . . . . . . . . . . . . . . .  41
                 10.7  Indemnification  . . . . . . . . . . . . . . . .  41
                 10.8  The Administrative Agent in Its Individual
                      Capacity  . . . . . . . . . . . . . . . . . . . .  42
                 10.9  Successor Administrative Agent . . . . . . . . .  42

                                       ARTICLE XI

                                     Miscellaneous  . . . . . . . . . .  42
                 11.1  Further Assurances . . . . . . . . . . . . . . .  43
                 11.2  Payments . . . . . . . . . . . . . . . . . . . .  43
                 11.3  Costs and Expenses . . . . . . . . . . . . . . .  43
                 11.4  Successors and Assigns; Participations;
                      Acquiring Banks . . . . . . . . . . . . . . . . .  44
                 11.5  GOVERNING LAW  . . . . . . . . . . . . . . . . .  46
                 11.6  No Waiver; Cumulative Remedies . . . . . . . . .  47
                 11.7  Amendments and Waivers . . . . . . . . . . . . .  47
                 11.8  Severability . . . . . . . . . . . . . . . . . .  47
                 11.9  Notices  . . . . . . . . . . . . . . . . . . . .  48
                 11.10  Counterparts  . . . . . . . . . . . . . . . . .  48
                 11.11  Construction of Agreement as Security
                      Agreement . . . . . . . . . . . . . . . . . . . .  48
                 11.12  Adjustments; Set-off  . . . . . . . . . . . . .  49
                 11.13  Jurisdiction; Consent to Service of Process . .  49
                 11.14  Acknowledgements  . . . . . . . . . . . . . . .  50
                 11.15  Waiver of Jury Trial  . . . . . . . . . . . . .  50
                 11.16  Confidentiality . . . . . . . . . . . . . . . .  51
                 11.17  No Bankruptcy Petition  . . . . . . . . . . . .  51
                 11.18  Tax Treatment . . . . . . . . . . . . . . . . .  51
                 11.19  No Action by Banks  . . . . . . . . . . . . . .  51

                                      ARTICLE XII

                                       Servicing
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 12.1  Servicing  . . . . . . . . . . . . . . . . . . .  52
                 12.2  Collections by the Servicers . . . . . . . . . .  55
                 12.3  Maintenance of Records . . . . . . . . . . . . .  57
                 12.4  Rebates, Adjustments, Returns and Reductions;
                      Modifications . . . . . . . . . . . . . . . . . .  58
                 12.5  Daily Reports; Settlement Statements . . . . . .  58
                 12.6  Representations, Warranties and Covenants of
                      the Servicers . . . . . . . . . . . . . . . . . .  60
                 12.7  Acquisition Obligation . . . . . . . . . . . . .  65
                 12.8  Obligations Unaffected . . . . . . . . . . . . .  67
                 12.9  Addition of Servicers  . . . . . . . . . . . . .  67
                 12.10  Optional Termination of Servicers . . . . . . .  67

                                                                       Page

                 12.11  Interest on Overdue Payments  . . . . . . . . .  67
                 12.12  Servicer Events of Defaults . . . . . . . . . .  67
                 12.13  Audit . . . . . . . . . . . . . . . . . . . . .  69


            ANNEX X    Definitions

            SCHEDULES

               1       Names, Addresses and Commitments of Banks
               2       Location of Chief Executive Offices; Location of
                       Books and Records
               3       Lockboxes
               4       Transactions with Affiliates
               5       Contractual Obligations
               6       Local Counsel

            EXHIBITS

               A       Form of Assignment and Acceptance
               B       Form of Lockbox Agreement
               C       Form of Subordination Agreement
              *D-1     Form of Opinion of Cravath, Swaine & Moore
                       (Corporate)
              *D-2     Form of Opinion of Cravath, Swaine & Moore
                       (Bankruptcy)
              *D-3     Form of Opinion of Elizabeth R. Philipp, Esq.,
                       general counsel of Collins      & Aikman Corporation
              *D-4     Form of Opinion of Stikeman, Elliott, special
                       Canadian counsel
              *D-5     Form of Opinion of Local Counsel
               E       Form of Settlement Statement
               F       Form of Additional Servicer Supplement
               G       Form of Responsible Officer's Certificate as to
                       Solvency, etc.
               H       Form of Daily Report
               I       Form of Receivables Sale Agreement




                       *  Omitted

                    RECEIVABLES TRANSFER AND SERVICING AGREEMENT, dated as of July 13, 1994, among CARCORP, INC., a Delaware corporation (the "Company"), COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A Products"), as master servicer (in such capacity, the "Master Servicer"), C&A Products and each of the subsidiaries of C&A Products from time to time parties hereto, in their capacities as servicers of receivables (in such capacities, the "Servicers"), the several financial institutions from time to time parties to this Agreement (the "Banks") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Banks.

                                 W I T N E S S E T H :

                    WHEREAS, the Company desires to assign and transfer to the Banks, and the Banks desire to acquire a Participating Interest (as hereinafter defined) in, all the Company's right, title and interest in, to and under the Receivables (as hereinafter defined) now existing or hereafter created and in the rights of the Company in, to and under all other Related Property (as hereinafter defined);

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                       ARTICLE I

                                      Definitions

                     1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Annex X hereto unless otherwise defined herein.

                     1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to C&A Products and its Subsidiaries, unless otherwise defined herein, shall have the respective meanings given to them under GAAP.

                    (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                       ARTICLE II

                   Acquisition and Transfer of Participating Interest

                    2.1  Acquisition and Transfer of Participating Interest.
          (a) By execution of this Agreement and subject to the terms and conditions contained herein, the Company does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Banks on the Effective Date and from time to time during the Commitment Period, and each Bank hereby severally agrees to acquire from the Company on the Effective Date and from time to time during the Commitment Period, a Participating Interest (up to the maximum amount specified in subsection 2.3) in all right, title and interest of the Company in, to and under the following, whether now owned or hereafter acquired (collectively, with the property described in subsections 2.1(b) and 2.1(c), the "Pooled Property"):

                      (i)  all Receivables;

                     (ii) (A) all goods, if any, relating to the sale which gave rise to any Receivable;

                         (B) all other security interests or liens and property subject thereto from time to time purporting to secure payment of any Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements or similar instruments signed by an Obligor describing any collateral securing such Receivable;

                         (C) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Receivable whether pursuant to the contract related to such Receivable or otherwise; and

                         (D) all rights (including rescission, replevin or reclamation) relating to any Receivable or arising therefrom;

                    (iii) all monies due or to become due with respect to the foregoing, including, without limitation, all Recoveries; and

                     (iv) all proceeds of the foregoing, including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing or proceeds thereof (the items described in clauses (ii), (iii) and (iv), collectively, the "Related Property").

                    (b) The Company hereby assigns to the Administrative Agent, for the benefit of the Banks, and grants to the Administrative Agent, for the benefit of the Banks, a security interest in, all its right, title and interest in, to and under the Receivables Sale Agreement, including (i) all rights of the Company to receive moneys due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise,
          (ii) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreement, (iii) claims of the Company for damages arising out of or for breach of or default under such agreement,
          (iv) the right of the Company to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) all other rights, remedies, powers, privileges and claims of the Company under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Company at law or in equity), including the rights of the Company to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith (the Pooled Property described in this sentence being referred to herein as the "Transferred Agreement").

                    (c) In addition, to secure the obligations of the Company hereunder, the Company hereby grants to the Administrative Agent, for the benefit of the Banks, a security interest in all right, title and interest of the Company in, to and under the following, whether now owned or hereafter acquired:

                    (i) all equipment in all its forms, wherever located, now or hereafter existing (including all software, data bases, materials, books, records, magnetic tapes, disks and cassettes relating to the Receivables and all other equipment in which information concerning the Receivables is stored), and all parts thereof and accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

                    (ii)  all the following (the "Accounts"):

                         (A) each Concentration Account and each Lockbox Account, all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing any of such Accounts or any funds and other evidences of payment held therein;

                         (B) any operating account or other accounts of the Company, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing any such operating account or any funds held therein;

                         (C) all Cash Equivalents and all certificates and instruments from time to time representing or evidencing the Cash Equivalents;

                         (D) all notes, certificates of deposit and other instruments from time to time hereafter delivered to, or otherwise possessed by, the Administrative Agent for and on behalf of the Company in substitution for or in addition to any of the then existing Accounts; and

                         (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Accounts; and

                    (iii) all proceeds of or payments in respect of any and all of the foregoing (including proceeds that constitute property of the types described in clauses (i) and (ii) above and including Collections) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee in respect thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Pooled Property.

                    2.2 Payment for Initial Transfer of a Participating Interest and any Increase in Net Investment. The undivided participating interest of the Banks in the Receivables and the Related Property (the "Participating Interest"; a Bank's Commitment Percentage of such Participating Interest shall equal such Bank's "Participating Interest") shall equal, at any date of determination thereof, the Net Investment at such date. The Company shall notify the Banks of the amount of the initial transfer and assignment of a Participating Interest or any request for an Increase in Net Investment pursuant to subsection 2.3. The amount which the Banks shall pay for such initial transfer and assignment or Increase in Net Investment shall equal the amount of such initial transfer and assignment or Increase in Net Investment, as the case may be.
          After receipt by the Administrative Agent of the notice required by subsection 2.3(a) from the Company, the Administrative Agent shall promptly provide notice (which may be telephonic but shall be confirmed in writing) to each Bank of the Closing Date and of the portion of the Participating Interest or the Increase in Net Investment allocable to such Bank on such Closing Date. Amounts payable to the Company in respect of the initial transfer and assignment of a Participating Interest or any Increase in Net Investment on such Closing Date shall be obtained by the Administrative Agent from the Banks and paid by the Administrative Agent to the Company in accordance with the provisions of subsection 2.8(a).

                    2.3 Acquisition and Transfer Procedure. (a) Subject to subsections 2.3(b) and 6.2, the initial transfer and assignment of a Participating Interest or an Increase in Net Investment of the Banks shall occur, upon notice from the Company, on the Effective Date and on any Business Day during the Commitment Period (each date on which the initial transfer and assignment of a Participating Interest in the Receivables or an Increase in Net Investment of the Banks occurs hereunder being herein referred to as the "Closing Date" applicable to such transfer and assignment or such increase, as the case may be) and shall take place at the office of the Administrative Agent or such other place as may be mutually agreed upon, provided that the Company shall have given the Administrative Agent irrevocable notice (effective upon receipt) of such request no later than (i) if the initial transfer and assignment of a Participating Interest or the Increase in Net Investment on such date is to be priced solely with reference to ABR, 12:00 Noon (New York City time) one Business Day prior to such Closing Date or (ii) if all or a portion of the initial transfer and assignment of a Participating Interest or the Increase in Net Investment is to be allocated to a Fixed Tranche, 12:00 Noon (New York City time) three Business Days prior to such Closing Date, provided, further, that the provisions of this subsection 2.3 shall not restrict the allocations of Collections pursuant to subsection
          2.7. Such notice shall state (i) the Closing Date, (ii) the amount of the initial transfer and assignment of a Participating Interest or the Increase in Net Investment, as the case may be, for the proposed transaction, (iii) what portion thereof will be allocated to a Fixed Tranche and/or the Floating Tranche and (iv) if any portion thereof is to be allocated to a Fixed Tranche, the length of the Transfer Period therefor.

                    (b) Each Bank shall have no obligation to acquire a Participating Interest or to increase its pro rata share of the Net Investment on any Closing Date hereunder:

                    (1) unless, in the case of an Increase in Net Investment, the Increase in Net Investment on such Closing Date is equal to at least $500,000 or an integral multiple thereof;

                    (2) to the extent that, after giving effect to (A) in the case of the initial transfer and assignment of a Participating Interest, such transfer, and (B) in the case of an Increase in Net Investment, such Increase in Net Investment on such date, the Net Investment would exceed the Maximum Transfer Amount; or

                    (3) if the Commitments of the Banks have terminated pursuant to Article IX.

          The initial transfer and assignment of the Participating Interest or an Increase in Net Investment allocable to the Banks as a group shall be allocated to each Bank according to the Commitment Percentage of such Bank.

                     2.4 Commitment Fees. The Company agrees to pay to the Administrative Agent, for the account of the Banks, a commitment fee (the "Commitment Fee") for the Commitment Period, computed at the rate of 3/8ths of 1% per annum on the average daily excess of the Maximum Commitment over the Net Investment for each day during the period for which such Commitment Fee is payable. Commitment Fees shall be payable in arrears on each Settlement Date for the relevant Settlement Period.

                     2.5 Fee and Purchase Discount Amount Calculations. (a) Calculations of per annum rates under this Agreement shall be made on the basis of a 360-day year for actual days elapsed, except that Commitment Fees and Purchase Discount Amounts on the Floating Tranche determined by reference to the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year. Each determination of the Eurodollar Rate hereunder by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error. Any change in the Purchase Discount Amount resulting from a change in ABR or Statutory Reserves shall become effective as of the opening of business on the day on which such change is announced.

                    (b) Anything contained in this Agreement to the contrary notwithstanding, (i) the portion of the Net Investment allocable to any Fixed Tranche must be an amount equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) no more than ten Fixed Tranches shall be outstanding at any one time, and
          (iii) after the occurrence and during the continuance of any Termination Event, at the end of the related Transfer Period all of the Net Investment allocated to any Fixed Tranche shall be reallocated to the Floating Tranche.

                     2.6 Interest on Overdue Payments. If any amount payable by the Company to the Banks or the Administrative Agent hereunder, whether on account of fees or expenses or on account of amounts collected by the Company or amounts payable by the Company pursuant to Article III or subsection 5.3, or otherwise, is not paid by the Company or otherwise on the relevant Settlement Date or other relevant date, such amount shall be payable together with interest, payable on demand, for each day from such Settlement Date or other relevant date, as the case may be, until such amount is paid in full at a rate per annum equal to the ABR plus the Applicable ABR Margin plus 2%.

                     2.7 Establishment of Accounts; Allocation of Collections; Reinvestment of Principal Collections.

                    (a) (i) The Administrative Agent shall establish and maintain in the name of the Administrative Agent (x) with Chemical one account in the United States (the "U.S. Concentration Account"), (y) with a financial institution acceptable to the Administrative Agent one account in Canada for the purpose of receiving certain Collections in U.S. Dollars (the "Canada/U.S. Dollar Concentration Account") and (z) with a financial institution acceptable to the Administrative Agent one account in Canada for the purpose of receiving Collections in Canadian Dollars (the "Canada/Canadian Dollar Concentration Account"). Collections deposited into each Lockbox Account will be transferred to the relevant Concentration Account as set forth in Article XII (either directly or through an intermediate Lockbox Account at the same Lockbox Bank); provided that Collections may, at the option of the applicable Obligor, be deposited directly into the relevant Concentration Account by wire transfer from an account of such Obligor to the Concentration Account or by means of transfer through the Automated Clearing House System, as set forth in
          Article XII. All Collections otherwise received by any Servicer, the Master Servicer or the Company shall be deposited by it either to a Lockbox Account or through the Automated Clearing House System into the relevant Concentration Account as set forth in Article
          XII. The Administrative Agent shall have sole and exclusive dominion over and control of each Concentration Account and the Company, the Servicers and the Master Servicer shall not have any dominion over or control of any such account.

                    (ii) Amounts deposited in any Concentration Account shall be invested by the Administrative Agent as directed by the Master Servicer in Cash Equivalents maturing not later than the next Business Day.

                    (iii) Any earnings (net of losses and investment expenses) on such invested funds in any Concentration Account ("Investment Earnings") will be treated as Collections and retained therein.

                    (iv) Neither the Company nor the Master Servicer nor any Servicer nor any Person claiming by, through or under the Company, any Servicer or the Master Servicer shall have any right, title or interest in, or any control over the use of, or any right to withdraw moneys from, any Concentration Account, except the right to give directions for investments of amounts on deposit therein as expressly provided for in paragraph (ii) above.

                    (b) Prior to the commencement of an Amortization Period, the Collections, Retransfer Payments, Servicer Transfer Payments and Adjustment Payments deposited in the Concentration Accounts (collectively, "Receivables Proceeds") shall be applied by the Administrative Agent on each Business Day, as follows:

                    (i) first, if such Business Day is a Settlement Date, to the payment of the Monthly Servicing Fee of any Servicer that is not an Affiliate of the Company, the Master Servicer or any Seller;

                    (ii) second, on each Purchase Discount Amount Payment Date occurring during the period commencing on the date of the first transfer and assignment of the

               Participating Interest in Receivables and Related Property pursuant to subsection 2.3(a) and ending on the date on which the Net Investment is equal to zero and the Commitments of the Banks have terminated, to the payment in arrears of accrued Purchase Discount Amount on such Business Day to the Banks in respect of the Participating Interest;

                    (iii) third, to the payment of (x) the Commitment Fees and (y) any other amounts, if any, accrued and payable on such Business Day to the Administrative Agent and the Banks in respect of the Participating Interest;

                    (iv) fourth, to the payments, if any, required by subsection 2.12 (Mandatory Reductions in Net Investment) on such Business Day;



                    (v) fifth, to the payment of the Company's indemnity obligations hereunder and, then, to the Company's operating account for the payment of the operating expenses of the Company incurred or reserved for on such Business Day, provided that the aggregate amounts paid to the Company's operating account pursuant to this clause (v) shall not exceed, for any fiscal year of the Company, $250,000;

                    (vi) sixth, if such Business Day is a Settlement Date, to the payment of the Monthly Servicing Fee of any Servicer that is an Affiliate of the Company, the Master Servicer or any Seller;

                    (vii) seventh, to the Company to enable the Company to acquire Receivables from the Sellers pursuant to the Receivables Sale Agreement in the aggregate amount specified in the applicable Daily Report, provided that the Company may elect to (A) retain all or any portion of such amounts in the Concentration Accounts and (B) on the next Reduction Date, if the Company shall have given the Administrative Agent irrevocable notice in accordance with subsection 2.11(b), have all or any portion of such amounts remitted to the Banks on such Reduction Date and have the Net Investment reduced accordingly (subject to the payment by the Company of any amounts required pursuant to subsection 3.2);

                    (viii) eighth, at the Company's option and subject to the terms of this Agreement and the Subordinated Notes, to make payments on account of the Subordinated Notes, in the aggregate amount specified in the applicable Daily Report;

                    (ix) ninth, to the extent such expenses are not paid pursuant to clause (v) above, to the Company's operating account for the payment of the operating expenses of the Company incurred or reserved for such Business Day; and

                    (x) tenth, at the Company's option and subject to the terms of this Agreement, to the Company to enable the Company to make payments on account of Restricted Payments in the aggregate amount specified in the applicable Daily Report, so long as the outstanding principal amount of the Subordinated Notes shall be zero at the time of such payment and all accrued interest thereon shall have been paid in full;

          provided, that (I) in no event shall any Receivables Proceeds be distributed from the Concentration Accounts with respect to clauses
          (iii)(y) and (iv)-(x) above on the first or second Business Day next preceding any Purchase Discount Amount Payment Date or Settlement Date to the extent the amount remaining in the U.S. Concentration Account would be less than the aggregate of the amounts referred to in clauses (i), (ii) and (iii)(x) above payable on such Purchase Discount Amount Payment Date or Settlement Date;
          (II) in no event shall any Receivables Proceeds be distributed from the Concentration Accounts with respect to clauses (iv)-(x) above to the extent such distribution would necessitate a payment under subsection 2.12; (III) in no event shall any Receivables Proceeds be distributed from the Concentration Accounts with respect to clauses (vii)-(x) above (other than a distribution in accordance with the proviso in clause (vii)), if a Potential Termination Event of a type set forth in subsection 9(b)(ii) has occurred and is continuing; (IV) in no event shall any Receivables Proceeds be distributed from the Concentration Accounts with respect to clauses
          (viii)-(x) above if a Termination Event shall have occurred and be continuing or would occur as a result of such payment; and (V) Receivables Proceeds shall first be distributed out of the U.S. Concentration Account and the Canada/U.S. Dollar Concentration Account before any distributions are made out of the Canada/Canadian Dollar Concentration Account (except in the case of distributions to be applied to make payments in Canadian Dollars, which shall instead be distributed out of the Canada/Canadian Dollar Concentration Account so long as all obligations having a prior claim to Receivables Proceeds have been paid in full).

                    (c) During any Amortization Period, all Receivables Proceeds shall be applied by the Administrative Agent as follows:
          (i) first, (x) to the payment of Monthly Servicing Fees of any Servicer that is not an Affiliate of the Company, the Master Servicer or any Seller and (y) to the payment of the reasonable operating expenses of the Company and (to the extent approved by the Required Banks) any Servicer that is an Affiliate of the Company, the Master Servicer or any Seller, (ii) second, to the payment to each Bank of its Commitment Percentage of such Receivables Proceeds until such time as the Net Investment and Purchase Discount Amounts thereon and the payment of all other amounts that are payable to the Administrative Agent and its Affiliates and the Banks shall have been paid in full and (iii) after such time as the Net Investment and Purchase Discount Amounts thereon and all other amounts that are due and payable to the Administrative Agent and the Banks shall have been paid in full, the remainder to the Company.

                    (d) The Master Servicer shall as soon as possible after receipt of any Collections and other proceeds determine whether or not they are with respect to Purchased Receivables and shall as soon as possible notify the Administrative Agent of such determination. The Administrative Agent shall as soon as possible thereafter transfer any Collections that are not with respect to Purchased Receivables from the relevant Concentration Account to the Master Servicer for payment to the applicable Person, provided, that with respect to any Collections for which the Administrative Agent has not been provided such a determination by the Master Servicer by the end of the Business Day five Business Days from the date of receipt thereof, such Collections shall be deemed to be Collections with respect to Purchased Receivables and no other
          Person shall have any rights therein except to the extent provided in applicable state laws governing the laws of restitution and mistake. Notwithstanding the foregoing, during any Amortization Period the Administrative Agent shall apply all cash collections and other proceeds received in respect of an Obligor with respect to all Receivables of such Obligor first, to pay the outstanding principal balance of Purchased Receivables (on the date of such notification) of such Obligor until Purchased Receivables with respect to such Obligor are paid in full and second, amounts in excess thereof shall be paid to the Master Servicer for payment to the Person legally entitled thereto to pay the outstanding principal balance of all remaining Receivables with respect to such Obligor. The Master Servicer agrees that in making each such determination with respect to Collections and other proceeds, the Master Servicer represents and warrants at such time, to the best of the Master Servicer's knowledge, that such determination is true and correct.

                    2.8 Payments; Pro Rata Treatment. (a) Not later than 11:00 a.m. (New York City time) on each date on which the Banks are notified to remit payments to the Administrative Agent or as the Administrative Agent shall direct on account of any Increase in Net Investment, each Bank shall make available to the Administrative Agent or as the Administrative Agent shall direct an amount in immediately available funds equal to the amount of such remittance calculated as provided herein. The Administrative Agent shall credit the proceeds of such payments in a timely manner in accordance with the instructions of the Company.

                    (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Closing Date that such Bank will not make the amount which would constitute its portion of the Participating Interest or Increase in Net Investment on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Closing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company, a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Closing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's portion of the Participating Interest or Increase in Net Investment, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Closing Date to the date on which such Bank's funds shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 2.8(b) shall be conclusive, absent manifest error. If such Bank's portion of the Participating Interest or Increase in Net Investment is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Closing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at a per annum rate equal to the ABR plus the Applicable ABR Margin, on demand, from the Company. No provision contained in this subsection 2.8(b) shall prejudice any rights of the Company against any Bank.

                    (c) Except where an amount is payable to a particular Bank, the amount of such collections and amounts paid allocable to the Banks to be remitted to each Bank shall be such Bank's Commitment Percentage of the aggregate amount thereof allocable to the Banks.

                    2.9 Netting of Payments. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent may, in its sole discretion, net any amounts the Administrative Agent is required to make available to the Company on any day pursuant to subsection 2.7(b) or any other subsection of this Agreement against any amounts the

          Administrative Agent is required to make available to the Banks on such day pursuant to subsection 2.7(b) or any other provision of this Agreement.

                    2.10 Termination or Reduction of Commitment. The Company may on any Settlement Date, upon three Business Days' prior written notice to the Administrative Agent (effective upon receipt), (i) terminate the Banks' Commitments hereunder or
          (ii) reduce the Maximum Commitment hereunder in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Maximum Commitment may not be reduced below the Net Investment. After receipt by the Administrative Agent of any such notice from the Company, the Administrative Agent shall promptly provide a copy of such notice to each Bank. Upon any such reduction, the Commitment of each Bank shall be reduced pro rata according to the Commitment Percentage of such Bank. Upon any such termination or reduction as aforesaid, the Maximum Commitment of the Banks shall terminate or be reduced, as the case may be. Any such termination shall not in any way affect the Company's obligations under Article III hereof. Once terminated or reduced, the Commitments of the Banks cannot be reinstated unless otherwise agreed in writing by all of the Banks.

                     2.11  Optional Retransfer; Reduction of Net Investment.
          (a) On any Settlement Date during the Amortization Period on which the Net Investment equals 10% or less of the Net Investment as of the first day of the Amortization Period, the Company shall have the option, exercisable upon three Business Days' prior notice to the Administrative Agent (effective upon receipt), to acquire the Banks' total Participating Interest at a transfer price equal to the Net Investment plus all accrued and unpaid fees (including without limitation, Purchase Discount Amounts) to the date of such transfer plus any amounts payable pursuant to subsections 3.2 and
          3.3. After receipt by the Administrative Agent of any such notice from the Company, the Administrative Agent shall promptly provide a copy of such notice to each Bank.

                    (b) The Company may, in accordance with subsection 2.7(b)(vii), reduce the Net Investment on any date (a "Reduction Date") which is a Business Day, without premium or penalty (other than amounts payable pursuant to subsection 3.2), upon at least three Business Days' irrevocable notice to the Administrative Agent, in the case of reductions in the Net Investment that are part of any Fixed Tranche, and one Business Day's irrevocable notice to the Administrative Agent, in the case of reductions in the Net Investment that are part of the Floating Tranche, specifying (a) the Tranches to be reduced, (b) the date and amount of such reduction and (c) if such reduction is of a combination of Fixed Tranche amounts and Floating Tranche amounts, the amount of reduction allocable to each (and, with respect to such Fixed Tranche, each Tranche thereof). Upon receipt of any such notice, the Administrative Agent will promptly notify each Bank thereof. If any such notice is given, amounts on deposit in the Concentration Accounts shall be applied pursuant to subsection 2.7(b)(vii) on the date specified therein. Each reduction of the Net Investment pursuant to this subsection 2.11(b) shall be in an amount equal to the lesser of (x) a whole multiple of $1,000,000 and (y) the Net Investment then outstanding.

                    2.12 Mandatory Reductions in Net Investment. (a) On any Business Day on which the Net Investment exceeds the Maximum Transfer Amount (except to the extent Excess Application Amounts in respect of such excess are being held in a cash collateral account pursuant to subsection 2.12(c)), all Receivables Proceeds shall be applied on such Business Day to reduce the Net Investment (and the Purchase Discount Amounts accrued on the portion thereof so repaid) in such amount as shall be necessary so that after giving effect to such payment there shall be no such excess and, to the extent such Receivables Proceeds are not sufficient to pay such excess (and the Purchase Discount Amount accrued thereon) on such Business Day, all subsequent Receivables Proceeds shall be applied to pay such excess (and the Purchase Discount Amounts accrued thereon) until so paid.

                    (b) Notwithstanding anything to the contrary set forth in this Agreement, any mandatory reduction hereunder shall be applied, unless the Administrative Agent receives instructions from the Company otherwise, (i) first, to the Floating Tranche, (ii) second, to any Fixed Tranche the then applicable Transfer Period with respect to which ends on the date of the relevant payment and
          (iii) third, unless otherwise directed by the Company pursuant to subsection 2.12(c), to the other Fixed Tranches as selected by the Administrative Agent in its sole discretion, provided that, in any event, the Company shall pay such amounts, if any, required by subsection 3.2.

                    (c) In the event the amount of any mandatory reduction required to be made on any date pursuant to this subsection 2.12 shall exceed the aggregate of the amounts described in clauses (i) and (ii) of paragraph (b) above with respect to such date (the amount of any such excess being called the "Excess Application Amount"), the Company shall have the right, in lieu of making such reduction in full, to first apply such reduction in the manner contemplated by said clauses (i) and (ii) and to deposit an amount equal to the Excess Application Amount with the Administrative Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the obligations of the Company hereunder and applied to the reduction of the applicable Fixed Tranches at the end of the current Transfer Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this paragraph (c) and (y) the Company shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalents specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Cash Equivalents; provided, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Cash Equivalent shall mature after the end of the Transfer Period for which it is to be applied. Unless a Termination Event or Potential Termination Event then exists or would result, the Company shall have the right to withdraw any amount from such cash collateral account if (i) the applicable Fixed Tranches have been reduced to zero and accrued Purchase Discount Amount thereon has been paid in full or (ii) the Net Investment has otherwise ceased to exceed the Maximum Transfer Amount.

                    (d) All payments under this subsection 2.12 shall be subject to subsection 3.2 but otherwise without premium or penalty. All payments in reduction of the Net Investment under this subsection 2.12 shall be accompanied by the Purchase Discount Amounts on the amount being paid accrued to the date of payment.

                                      ARTICLE III

                                    Increased Costs

                    3.1 Illegality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to purchase or maintain a Eurodollar Participating Interest as contemplated by this Agreement or to give effect to its obligations as contemplated hereby with respect to any portion of the Net Investment allocated to any Fixed Tranche, then, by written notice to the Company and to the Administrative Agent, such Bank may:

                     (i) declare that a Eurodollar Participating Interest will not thereafter be purchased or maintained by such Bank hereunder, whereupon any request by the Company for a Eurodollar Participating Interest shall, as to such Bank only, be deemed a request for an ABR Participating Interest unless such declaration shall be subsequently withdrawn; and

                     (ii) require that the outstanding Eurodollar Participating Interest of such Bank be converted to an ABR Participating Interest, in which event such Eurodollar Participating Interest shall be automatically converted to an ABR Participating Interest as of the effective date of such notice as provided in paragraph (b) below.

          In the event any Bank shall exercise its rights under clause (i) or
          (ii) above, all payments which would otherwise have been applied to reduce the Eurodollar Participating Interest that would have been held by such Bank or the converted Eurodollar Participating Interest of such Bank shall instead be applied to reduce the ABR Participating Interest made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Participating Interest.

                    (b) For purposes of this subsection 3.1, a notice to the Company by any Bank shall be effective as to each Fixed Tranche, if lawful, on the last day of the Transfer Period currently applicable to such Fixed Tranche; in all other cases such notice shall be effective on the date of receipt by the Company.

                    3.2 Indemnity. The Company shall indemnify each Bank against any loss or expense (other than taxes) which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Increase in Net Investment or proposed Increase in Net Investment hereunder the applicable conditions set forth in Article VI, (b) any failure by the Company to effectuate an Increase in Net Investment or to convert or continue any Fixed Tranche or Floating Tranche hereunder after irrevocable notice of such increase, conversion or continuation has been given pursuant hereto, (c) any reduction or conversion of a Fixed Tranche required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Transfer Period applicable thereto, (d) any default in reduction in respect of the Net Investment or any part thereof or the payment of Purchase Discount Amount accrued thereon, as and when such reduction is required or such amount is due and payable, as the case may be, or (e) the occurrence of any Termination Event, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Participating Interest or any part thereof as a Eurodollar Participating Interest. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Bank, of (i) its cost of obtaining the funds for the Participating Interest being reduced, converted or not transferred, converted or continued (assumed to be the Eurodollar Rate applicable thereto) for the period from the date of such reduction, conversion or failure to transfer, convert or continue to the last day of the Transfer Period for such Eurodollar Participating Interest (or, in the case of a failure to transfer, convert or continue, the Transfer Period for such Eurodollar Participating Interest which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds in an amount equal to the amount of such reduction or conversion or the amount not transferred, converted or continued for such period or Transfer Period, as the case may be. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this subsection 3.2 (and the reasons therefor) shall be delivered to the Company through the Administrative Agent and shall be conclusive absent manifest error.

                     3.3 Requirements of Law. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank in respect of the Eurodollar Participating Interest of such Bank or any fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in subsection 3.5), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Eurodollar Rate) or shall impose on such Bank or the interbank eurodollar market any other condition affecting this Agreement or the Eurodollar Participating Interest of such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of purchasing or maintaining its Eurodollar Participating Interest or to reduce the amount of any sum received or receivable by such Bank hereunder (whether in repayment of the Net Investment, payment of any Purchase Discount Amount or otherwise) by an amount deemed by such Bank to be material, then the Company will pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

                    (b) If any Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any purchasing office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Bank or such Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.


                    (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                    (d) In the event any Bank delivers a notice pursuant to paragraph (e) below, the Company may require, at the Company's expense and subject to subsection 3.2, such Bank to assign, at par plus accrued Purchase Discount Amount and fees, without recourse (in accordance with subsection 11.4) all its interests, rights and obligations hereunder (including all of its Commitment and the Participating Interests at the time held by it) to a financial institution specified by the Company provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority,
          (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment and (iii) the Company shall have paid to the assigning Bank all monies accrued and owing hereunder to it (including pursuant to this subsection 3.3).

                    (e) Promptly after any Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this subsection 3.3, such Bank will notify the Company thereof. Failure on the part of any Bank so to notify the Company or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period; provided that the Company shall not be under any obligation to compensate any Bank under subsection 3.3(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided, further, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this subsection 3.3 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                    3.4 Inability to Determine Eurodollar Rate. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Transfer Period for a Fixed
          Tranche the Administrative Agent shall have determined that dollar deposits, in the respective amounts of the portion of each Bank's Eurodollar Participating Interest comprising such Fixed Tranche, are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of purchasing or maintaining its Eurodollar Participating Interest during such Transfer Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Company and the Banks. If such notice is given, the Purchase Discount Amount applicable to that portion of the Net Investment that was to be allocated to a Fixed Tranche shall be determined by reference to the ABR. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate elections shall be made. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                    3.5 Taxes. (a) Any and all payments by the Company, any Servicer or the Master Servicer (each, a "Tax Indemnifying Party") to the Administrative Agent or the Banks hereunder shall be made, in accordance with subsection 2.8, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement, including, without limitation, entering into, making purchases pursuant to, receiving payments under, or enforcing, this Agreement, and (ii) in the case of each Bank and the Administrative Agent, any United States withholding taxes payable with respect to payments hereunder under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this subsection 3.5, the term "Initial Date" shall mean (i) in the case of the Administrative Agent or any Bank, the date on which such Person became a party to this Agreement and (ii) in the case of any assignment including any assignment by a Bank to a new purchasing office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any Bank or the Administrative Agent (i) the sum payable by the relevant Tax Indemnifying Party shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 3.5) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Tax Indemnifying Party shall make such deductions and (iii) the relevant Tax Indemnifying Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. No Tax Indemnifying Party shall, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Bank or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Bank or the Administrative Agent fails to comply with the requirements of paragraphs (f) or (g), as the case may be, and paragraph (h) of this subsection 3.5.

                    (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                    (c) Each Tax Indemnifying Party will indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection 3.5) paid by such Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Bank or the Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by the relevant Tax Indemnifying Party to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify such Tax Indemnifying Party of the availability of such refund (unless instructed to pursue a claim by such Tax Indemnifying Party) and shall, within 30 days after receipt of a request by such Tax Indemnifying Party, pursue or timely claim such refund at such Tax Indemnifying Party's expense. If any Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or the Administrative Agent has received payment from any Tax Indemnifying Party hereunder, it shall promptly notify such Tax Indemnifying Party of such refund and shall, within 30 days after receipt of a request by such Tax Indemnifying Party (or promptly upon receipt, if such Tax Indemnifying Party has requested application for such refund pursuant hereto), repay such refund (plus any interest received) to such Tax Indemnifying Party, provided that such Tax Indemnifying Party, upon the request of such Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such refund.

                    (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Tax Indemnifying Party in respect of any payment to any Bank or the Administrative Agent, such Tax Indemnifying Party will furnish to the Administrative Agent, at its address referred to in subsection 11.2, the original or a certified copy of a receipt evidencing payment thereof.

                    (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this subsection 3.5 shall survive the termination of this Agreement.

                    (f) This paragraph (f) shall apply to cases where the Tax Indemnifying Party is a U.S. Person (within the meaning of the Code). Each of each Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Purchase Discount Amount Payment Date following the Initial Date in respect of such Bank, it will deliver to the Company and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Bank that is not a "bank" within the meaning of Section 881(c)(3) of the Code, United States Internal Revenue
          Service Form W-8 or successor applicable form and a statement from such Bank certifying to the fact that interest payable to it hereunder (A) will not be described in Section 871(h)(3)(A) or
          Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Bank. Each of each Bank and the Administrative Agent required to deliver to the Company and the Administrative Agent a Form 1001, 4224 or W-8 pursuant to the preceding sentence further undertakes to deliver to the Company and the Administrative Agent (if appropriate) two further copies of Form 1001, 4224 or W-8, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Company and, in the case where a Form W-8 has been delivered, a further statement certifying to the fact set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by the Company, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Company or (iii) in the case of Form 1001, 4224 or W-8, on or before the date that any such form expires or becomes obsolete, and, in the case of Form 1001 or 4224, certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Bank advises the Company that it is unable lawfully to provide such forms and other certifications and notifies the Company to such effect. Unless the Company and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder to or for any Bank not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the relevant Tax Indemnifying Party or the Administrative Agent, as the case may be, shall withhold such taxes from such payments at the applicable statutory rate.

                    (g) This paragraph (g) shall apply to cases where the Tax Indemnifying Party is incorporated in or under the laws of Canada. Each Bank and the Administrative Agent that is not incorporated within or under the laws of Canada and that is claiming such additional amounts agrees that within a reasonable period of time following the request of the relevant Tax Indemnifying Party, it will, to the extent it is legally entitled to a reduction in the rate of or exemption from Canadian withholding taxes, deliver to the such Tax Indemnifying Party and the Administrative Agent (if appropriate) any form or document required under the laws, regulations, official interpretations or treaties enacted by, made or entered into with Canada properly completed and duly executed by such Bank or Administrative Agent establishing that any payments hereunder are exempt from Canadian withholding tax or subject to a reduced rate of Canadian withholding tax, as the case may be; provided that, in the sole determination of such Bank or the Administrative Agent, such form or document shall not be otherwise disadvantageous to such Bank or the Administrative Agent.

                    (h) Any Bank claiming any additional amounts payable pursuant to this subsection 3.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the relevant Tax Indemnifying Party or to change the jurisdiction of its applicable purchasing office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.


                                       ARTICLE IV

                                      Termination

                     4.1 Termination. This Agreement will terminate at such time after the expiration of the Commitment Period when the Net Investment has been reduced to zero and all other amounts owing to the Banks and the Administrative Agent hereunder shall have been paid in full; provided, however, that the indemnities of the Company, the Servicers and the Master Servicer to the Banks and the Administrative Agent set forth in this Agreement (including those set forth in Article III) shall survive such termination. Upon (i) the expiration of the Commitment Period and (ii) the reduction of the Net Investment to zero and the payment in full of all other amounts owing to the Banks and the Administrative Agent hereunder, the Administrative Agent shall, at the expense of the Company, execute such Uniform Commercial Code termination statements and such other documents, and take such other actions, as the Company may reasonably request to evidence the termination of the ownership interest of the Banks in the Receivables and the payment of all amounts owing pursuant to and in connection with this Agreement.


                                       ARTICLE V

                       Covenants, Representations and Warranties


                    5.1 Representations and Warranties of the Company Relating to the Company. The Company hereby represents and warrants to the Administrative Agent and the Banks, (x) as of the Effective Date, and (y) with respect to an Increase in Net Investment, as of the related Closing Date, unless, in either case, such representation or warranty expressly relates only to a prior date, that:

                    (a) Organization; Corporate Powers. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated,
          (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign corporation to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform each of the Transaction Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party.

                    (b) Authorization. The execution, delivery and performance of each of the Transaction Documents to which the Company is a party, the assignment and transfer of the Participating Interests hereunder and the consummation of the other transactions contemplated by any of the foregoing (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not
          (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of the Company, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Company is a party or by which the Company or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this subsection 5.1(b), individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any property or assets of the Company, except for Liens created by this Agreement.

                    (c) Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction Document if and when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d) Consents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required in order to make or consummate the Transactions have been obtained, given, filed or taken and are in full force and effect, other than any such consents, approvals, filings or other actions, the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                    (e) Litigation, etc. (i) There are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any property or rights of the Company as to which there is a reasonable possibility of an adverse determination and which (x) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (y) involve the Transaction Documents or
          (z) if adversely determined could materially adversely affect the Transactions.

                    (ii) The Company is not in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The assignment and transfer of the Participating Interests hereunder, the use of the proceeds thereof and the other Transactions will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject the Company to any civil or criminal penalty or fine.

                    (f) No Default, etc. (i) The Company is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                    (ii) No indenture, certificate of designation for preferred stock, agreement or other instrument to which the Company is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the consummation of any of the Transactions.


                    (iii) The Company is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect. After giving effect to the Transactions, no Termination Event or Potential Termination Event shall have occurred and be continuing.

                    (g) Ownership of Property; Liens. The Company has good and marketable title to, or valid leasehold interests in, or easements on or other limited property interests in, all its material properties and assets, except for minor defects in title and limitations on property interests that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by subsection 8.3.

                    (h) Investment Company Act; Other Regulations. (i) The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                    (ii) The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    (iii) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                    (iv) The assignment and transfer of the Participating Interests hereunder and the use of the proceeds thereof and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations G, T, U and X.

                    (i) Taxes. The Company has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments received by it, except taxes that are being contested in accordance with subsection 7.4. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                    (j) Ownership; Subsidiaries. All the issued and outstanding capital stock of the Company is owned, legally and beneficially, by C&A Products. The Company has no Subsidiaries.


                    (k) Accuracy and Completeness of Information. The information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Effective Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transactions or of the Company.

                    (l) Pro Forma Balance Sheet. The Company has heretofore furnished to the Administrative Agent and each of the Banks its pro forma balance sheet after giving effect to the transactions to take place on the Effective Date. Such balance sheet (i) was prepared in good faith on the basis of reasonable assumptions and (ii) discloses all material liabilities, direct or contingent, of the Company as of the date thereof.

                    (m) No Material Adverse Change. There has been no material adverse change in the business, properties, assets, operations or financial condition of the Company (after giving effect to the Transactions contemplated to occur on or prior to the Effective Date pursuant to the Transaction Documents) since the date of the pro forma balance sheet referred to in paragraph (l) above.

                    (n) Solvency. (i) The fair salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company. After giving effect to the Transactions to occur on the Effective Date or such Closing Date, as applicable, the fair salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company.

               (ii) The assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. After giving effect to the Transactions to occur on the Effective Date or such Closing Date, as applicable, the assets of the Company will not constitute unreasonably small capital for the Company to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Company taking into account the particular capital requirements of the business conducted by it and projected capital requirements and capital availability thereof.

               (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Company and of amounts to be payable on or in respect of debt of the Company.

                    (o) Employee Benefit Plans. The Company and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which the Company or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and, as of the Effective Date, the present value of all benefit liabilities under each Plan of the Company or any of its ERISA Affiliates (on a termination basis and based on those assumptions used to fund such
          Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $7,500,000 the value of the assets of such Plan. None of the Company or any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of the Company or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                    The representations and warranties set forth in this subsection 5.1 shall survive the initial transfer of a Participating Interest and any Increase in the Net Investment.
          Upon discovery by the Company, any Bank or the Administrative Agent of a breach of any of the foregoing representations and warranties, the Person discovering such breach shall give prompt written notice to such other Persons.

                    5.2 Representations and Warranties of the Company Relating to this Agreement and the Receivables. The Company hereby represents and warrants to the Administrative Agent and the Banks,
          (x) as of the Effective Date, and (y) with respect to an Increase in Net Investment, as of the related Closing Date, unless, in either case, such representation or warranty expressly relates only to a prior date, that:

                    (a) The document or computer file delivered pursuant to subsection 6.1(j) is an accurate and complete listing in all material respects of all the Receivables as of the date set forth therein and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of such date. As of such date, the aggregate amount of Eligible Receivables is as set forth on such document or file.


                    (b) The Company has not sold, assigned or transferred, or granted any existing Lien on, the Receivables or any of the other Pooled Property, or any interest therein, to any Person, except the Banks hereunder.

                    (c) Other than with respect to Receivables which the Company shall have stated in writing (in the Daily Report or otherwise) on the Closing Date therefor are not Eligible Receivables on such date, with respect to each Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Company in connection with the conveyance of such Receivable to the Banks have been duly obtained, effected or given and are in full force and effect.

                    (d) This Agreement effects a valid transfer and assignment to the Banks of an undivided, participating ownership interest in all right, title and interest of the Company in the Receivables, the Related Property and the proceeds thereof, including Recoveries relating thereto, or, if this Agreement does not effect a transfer and assignment of such an ownership interest, it effects a grant of a "security interest" (as defined in the Uniform Commercial Code as in effect in the State of New York) in such property to the Banks, which, in the case of existing Receivables, the Related Property and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. On or prior to the initial Closing Date, all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) have been made or performed in order to grant the Banks a first priority perfected ownership interest in respect of all Receivables and Related Property. On the Effective Date and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Banks shall have a first priority perfected ownership or security interest in such property.

                    (e) This Agreement effects a grant of a "security interest" (as defined in the Uniform Commercial Code as in effect in the State of New York) in all of the Equipment, the Transferred Agreement and the Accounts to the Banks, which, in the case of such property and the proceeds thereof existing as of the date hereof, is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such property hereafter created and the proceeds thereof upon such creation. On or prior to the initial Closing Date, all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) have been made or performed in order to grant the Banks a first priority perfected ownership interest in respect of all such property. On the Effective Date and, in the case of such property hereafter created and the proceeds thereof, upon the creation thereof, the Banks shall have a first priority perfected ownership or security interest in such property.

                    (f) The chief executive office of the Company is listed on Schedule 2, which office is the place where the Company is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code of the State in which such office is located, and the offices at which the Company keeps its records concerning the Receivables are also listed on said Schedule.

                    (g) No Termination Event or Potential Termination Event has occurred and is continuing.

                    (h) Each Receivable that is included by the Company in its determination of the aggregate Adjusted Principal Amount of all Eligible Receivables shall be a Receivable with respect to which all of the criteria contained in the definition of "Eligible Receivable" hereunder are satisfied.

                    The representations and warranties set forth in this subsection 5.2 shall survive the initial transfer of a Participating Interest and any Increase in Net Investment. Upon discovery by the Company, any Bank or the Administrative Agent or of a breach of any of the foregoing representations and warranties, the Person discovering such breach shall give prompt written notice to such other Persons.

                    5.3 Retransfer Obligation. (a) In the event of any breach of any of the representations or warranties of the Company contained in subsection 5.2(d), (e), (f) or (h), then upon the earlier to occur of the discovery of such event by the Company, or receipt by the Company of written notice of such event given by the Administrative Agent, the outstanding Principal Amount of Receivables shall be reduced by the Principal Amount of Receivables as to which such representations and warranties were breached; provided, however, that (i) prior to the Amortization Period, to the extent that such a reduction would cause the Invested Percentage to be more than the Maximum Invested Percentage, the Company agrees to acquire such Receivables and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below and (ii) during the Amortization Period, the Company agrees to acquire such Receivables and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below.

                    (b) If any breach of a representation or warranty which necessitates the Company's reacquisition of a Receivable pursuant to paragraph (a) above remains uncured on the date which is 30 days after discovery or notice of such breach, the Company shall acquire such Receivable and any Related Property with respect thereto by depositing into the relevant Concentration Account in immediately available funds on such 30th day (or, if such day is not a Business Day, on the next succeeding Business Day, an amount equal to (i) prior to an Amortization Period, the lesser of (A) the amount necessary to cause the Invested Percentage to equal the Maximum Invested Percentage and (B) the Principal Amount of such Receivable or (ii) during an Amortization Period, the Principal Amount of such Receivables (in either case, a "Retransfer Payment"). Upon deposit of the Retransfer Payment, the Banks shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Company, free and clear of any Lien created by the Banks but otherwise without recourse, representation or warranty, all the right, title and interest of the Banks in and to such Receivable, all Related Property with respect thereto, all monies due or to become due with respect thereto and all proceeds thereof; and such reacquired Receivable shall be treated by the Banks as collected in full as of the date on which it was transferred. The Administrative Agent shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Company to effect the conveyance of such Receivables pursuant to this subsection 5.3. The obligation to reacquire any Receivable shall constitute the sole remedy respecting any breach of the representations, warranties and covenants set forth in subsection 5.2(d), (e), (f) or (h) with respect to such Receivables available to Banks or the Administrative Agent on behalf of the Banks.

                     5.4 Obligations Unaffected. The obligations of the Company to the Administrative Agent and the Banks under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any transfer and assignment of a Receivable.


                                       ARTICLE VI

                  Conditions to Effectiveness/Transfers/Reinvestments

                     6.1 Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which each of the following conditions precedent are either (x) satisfied or (y) waived by the Required Banks:

                    (a) The Company, each Servicer and the Master Servicer shall have delivered to the Administrative Agent, with a copy for each Bank, (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State of the state of incorporation thereof, and such certificate or articles shall be in form and substance satisfactory to the Administrative Agent, and a certificate as to the good standing of such Person as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of such Person dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of such Person as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions in form and substance satisfactory to the Administrative Agent and duly adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party and the transactions contemplated thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith or therewith on behalf of such Person; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

                    (b)  There shall have been delivered to the
               Administrative Agent, with a copy for each Bank, the written opinions of (i) Cravath, Swaine & Moore, special counsel for the Company, the Servicers and the Master Servicer, in substantially the forms of Exhibits D-1 and D-2, (ii) Elizabeth R. Philipp, Esq., general counsel of Collins & Aikman Corporation, in substantially the form of Exhibit D-3,
               (iii) Stikeman, Elliott, special Canadian counsel, in substantially the form of Exhibit D-4, and (iv) each local state counsel listed on Schedule 6, in substantially the form of Exhibit D-5, in each case addressed to the Administrative Agent and the Banks, dated the Effective Date, and in form and substance satisfactory to the Administrative Agent, and such additional opinions, if any, as may be reasonably requested by the Administrative Agent.

                    (c) Appropriate financing statements relating to the Receivables shall have been executed and delivered and shall be in proper form for filing in each appropriate filing office in the jurisdiction in which the Company maintains its principal executive office.

                    (d) The Administrative Agent shall have received search reports satisfactory to the Administrative Agent dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Company as debtor and which are filed in the jurisdictions in which filings were made pursuant to paragraph (c) above, together with copies of such other financing statements or notices of assignment (none of which shall cover any Receivables unless a corresponding termination statement has been delivered to the Administrative Agent).



                    (e)  There shall have been delivered to the
               Administrative Agent search reports acceptable to the Administrative Agent dated a date reasonably near the Effective Date confirming the absence of any tax lien and judgment lien filings made against the Company or any of its assets in any filing office in any jurisdiction where filings were made pursuant to paragraph (c) above.

                    (f) The Administrative Agent shall have received a certificate from the Company, dated the Effective Date and signed by one of its Responsible Officers, in form and substance satisfactory to the Administrative Agent, confirming compliance with the conditions precedent set forth in subsection 6.2.

                    (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date.

                    (h) The Administrative Agent shall have received (i) a copy of the Receivables Sale Agreement, duly executed on behalf of C&A Products, each of the Sellers and the Company and (ii) the Subordination Agreement, duly executed on behalf of each of C&A Products, each of the Sellers and the Company.

                    (i) The initial funding under the Credit Agreement shall have occurred or shall occur simultaneously with the initial purchase under this Agreement.

                    (j) The Administrative Agent shall have received a microfiche or other tangible evidence, as certified by a Responsible Officer of the Company, acceptable to the Administrative Agent, showing as of a date acceptable to the Administrative Agent prior to the Effective Date the Obligors whose Receivables have been transferred to the Company and the balance of the Receivables with respect to each such Obligor as of such date.

                    (k) A Responsible Officer of the Company shall have certified that all conditions to the obligations of the Company and each of the Sellers under the Receivables Sale Agreement shall have been satisfied in all respects (or waived by the Required Banks).

                    (l) The Administrative Agent shall have received an agreed-upon procedures letter relating to historical financial information with respect to the Receivables from independent auditors satisfactory to the Administrative Agent.

                    (m) The Administrative Agent shall have received, as certified by a Responsible Officer of the Company, copies of
               (i) the written Policies, or, to the extent that the credit and collection policies of the Sellers are not in written form at the Effective Date, a written description of the historical credit and collection practices of the Sellers and proposed practices for the Company, in each case in form and substance acceptable to the Administrative Agent and (ii) the Company Policies.

                    (n) The Administrative Agent shall have received licenses or contingent licenses, or the Administrative Agent shall otherwise be satisfied with its ability, to use any computer programs, material tapes, disks, cassettes and data necessary or advisable to permit the collection of the Receivables by a Servicer without the participation of any Seller or the Company.

                    (o) The Administrative Agent shall have reviewed the computer programs, material, data and back-up plans of the Sellers required for the collection of Receivables and shall be satisfied that the foregoing, including the procedures of the Sellers for the preparation, storage and retrieval thereof, are sufficient to permit (i) the Company or the Administrative Agent to collect the Receivables with or without the participation of the Sellers or any servicer and
               (ii) a third-party servicer to collect the Receivables with or without the participation of the Sellers or the Company.

                    (p) The composition of the Company's Board of Directors (including the independent director) shall be reasonably acceptable to the Administrative Agent.

                    (q) The Administrative Agent shall have received the pro forma opening balance sheet for the Company referred to in subsection 5.1(l).

                    (r) The Administrative Agent shall have received a certificate dated the Effective Date and signed by a Responsible Officer of the Company, substantially in the form of Exhibit G, to the effect that the Company will be solvent after giving effect to the transactions occurring on the Effective Date.

                    6.2 Condition to each Increase in Net Investment. The obligations of the Banks to increase the Net Investment on any Closing Date is subject to the conditions that:

                    (a) no Termination Event or Potential Termination Event shall have occurred and then be continuing, and no such Termination Event or Potential Termination Event shall occur as a result of the proposed Increase in Net Investment on such Closing Date;

                    (b) the representations and warranties of the Company set forth in Article V shall be true and correct in all material respects on and as of such Closing Date;

                    (c) the representations and warranties of the Servicers and the Master Servicer set forth in Article XII shall be true and correct in all material respects on and as of such Closing Date; and

                    (d) the Administrative Agent shall have timely received all notices, statements and certificates relating to such Closing Date required by subsections 2.3 and 12.5.

          Each Increase in Net Investment on any Closing Date shall constitute a representation and warranty by the Company that the conditions to the transfer thereof on such Closing Date, as the case may be, have been satisfied.


                                      ARTICLE VII

                                 Affirmative Covenants

                    The Company hereby agrees that, unless and until this Agreement is terminated pursuant to subsection 4.1, the Company shall:

                    7.1  Financial Statements.  Furnish to each Bank:

                    (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the balance sheet of the Company as at the end of such year and the related statements of income and retained earnings and cash flows for such year, setting forth in each case (beginning with the financial statements delivered for the 1995 fiscal year) in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent; and

                    (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited balance sheet of the Company as at the end of such quarter and the related unaudited statements of income and retained earnings and cash flows of the Company for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, with respect to any such financial statements covering any fiscal quarter commencing after the first anniversary of the Effective Date, in comparative form the figures for the corresponding quarter and portion of the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                    7.2  Certificates; Other Information.  Furnish to each
          Bank:

                    (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Termination Event or Potential Termination Event, except as specified in such certificate;

                    (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) or (b), a certificate of a Responsible Officer of the Company stating that, to the best of such Responsible Officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Termination Event or Potential Termination Event, except as specified in such certificate; and

                    (c) promptly, such additional financial and other information as any Bank may from time to time reasonably request by written notice to the Company (through the Administrative Agent).

                    7.3 Existence; Businesses and Properties; Insurance; Receivables. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

                    (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times.

                    (c) Keep its insurable properties insured (including through self-insurance) at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses; and maintain such other insurance as may be required by law.

                    (d) Defend the right, title and interest of the Banks in, to and under the Receivables and the other Pooled Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Company, the Sellers, the Master Servicer or the Servicers.

                    (e) Duly fulfill all material obligations on its part to be fulfilled under or in connection with each Receivable and do nothing that could reasonably be expected to impair the rights of the Banks in any Receivable.

                    7.4 Taxes. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves as required by GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that the Company has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

                    7.5 Inspection of Property; Books and Records; Discussions. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent (or, during the continuance of any Termination Event, any Bank) to visit and inspect the financial records and the properties of the Company at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent (or, during the continuance of any Termination Event, any Bank) to discuss the affairs, finances and condition of the Company with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                    7.6 Notices. Promptly give notice to the Administrative Agent and each Bank of:

                    (a) the occurrence of any Termination Event, Potential Termination Event, Servicer Default or Servicer Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                    (b) any Lien not permitted by subsection 8.3 on any Receivable or any other Pooled Property other than the conveyances and Liens hereunder and under the Receivables Sale Agreement;

                    (c) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                    (d) any development known to a Responsible Officer of the Company that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

                    7.7 ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Administrative Agent and each Bank (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company or any ERISA Affiliate of any of them knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company or any of its ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC,
          (ii) promptly after any Responsible Officer of the Company learns of receipt thereof, a copy of any notice the Company or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or
          (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer of the Company setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly after any Responsible Officer of the Company learns thereof and in any event within 30 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or such ERISA Affiliate concerning
          (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.


                    7.8 Use of Proceeds. The Company shall use the proceeds of the initial transfer and assignment of the Participating Interest only to acquire all the Receivables owned by the Sellers on the date of such transfer and assignment and to pay fees and expenses pursuant to the Transaction Documents. The Company shall use the proceeds of any Increases in Net Investment (a) to acquire Receivables from the Sellers pursuant to the Receivables Sale Agreement in an amount not to exceed the aggregate amount specified in the applicable Daily Report, (b) to pay operating expenses of the Company, (c) to make payments on account of the Subordinated Notes in the aggregate amount specified in the applicable Daily Report, and (d) to make payments on account of Restricted Payments in the aggregate amount specified in the applicable Daily Report.

                    7.9 Separate Corporate Existence. The Company shall take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken in order to (a) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Company and (b) comply with those procedures described in such provisions which are applicable to the Company.

                    7.10 Facility Rating. Promptly upon request of the Administrative Agent, at the expense of the Company, cause the receivables purchase facility created by this Agreement to be rated by S&P or another nationally recognized rating agency designated by the Administrative Agent.

                    7.11 Lockbox Agreements. Within 60 days after the Effective Date, deliver to the Administrative Agent one or more confirmations that the Lockbox Accounts, in the name of the Company, have been established in accordance with the terms of this Agreement and deliver to the Administrative Agent an executed Lockbox Agreement from each of the Lockbox Banks.

                    7.12 Eligible Letters of Credit. (a) Submit to the relevant issuing bank all documentation necessary to effect a drawing under any Eligible Letter of Credit immediately upon the occurrence of any event entitling the Company to receive any payment thereunder and (b) cause such payment to be deposited directly into the U.S. Concentration Account.

                    7.13 Company Policies. Amend, supplement or otherwise modify in any material respect (or permit to be amended, supplemented or otherwise modified in any material respect) the Company Policies or vary (or permit to be varied) the implementation of the Company Policies other than (a) with the consent of the Required Banks and (b) changes that are required by applicable law; provided, that material changes to the Company Policies shall include, without limitation, changes to the timing of Charge-Offs of Receivables.


                                      ARTICLE VIII

                                   Negative Covenants

                    The Company hereby agrees that, unless and until this Agreement is terminated pursuant to subsection 4.1, the Company shall not directly or indirectly:

                    8.1 Accounting of Transfers. Prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions contemplated hereby) in any manner other than as sales of participating interests in the Purchased Receivables by the Company to the Banks or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) (other than capital contributions and loans from Affiliates contemplated hereby) in any manner other than as assignments and transfers of participating interests in the Purchased Receivables by the Company to the Banks, provided however that this subsection
          8.1 shall not apply for any tax or tax accounting purposes.

                    8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness evidenced by the Subordinated Notes; (b) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents; and (c) Indebtedness for services supplied or furnished to the Company in an amount not to exceed $50,000 at any time outstanding.

                    8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (a) Liens created pursuant to this Agreement and (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP.

                    8.4 Limitation on Guarantees. Create, incur, assume or suffer to exist any obligation constituting a Guarantee.

                    8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, other than the assignments and transfers to the Banks contemplated hereby.

                    8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, other than (a) the assignments and transfers contemplated hereby and (b) sales or other dispositions of property with an aggregate book value not exceeding $10,000 in any period of twelve consecutive fiscal months.

                    8.7 Limitation on Dividends and Payments on Subordinated Notes. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), or make, directly or indirectly, payments in any form in respect of the Subordinated Notes except that, so long as no Termination Event or Potential Termination Event shall have occurred and be continuing or would result therefrom, the Company may (a) make payments on the Subordinated Notes and (b) make Restricted Payments, each pursuant to subsection 2.7.

                    8.8 Business of the Company. Engage at any time in any business or business activity other than the acquisition of Receivables pursuant to the Receivables Sale Agreement, the assignments and transfers hereunder and the other transactions contemplated by the Transaction Documents, and any activity incidental to the foregoing and necessary or convenient to accomplish the foregoing, or enter into or be a party to any agreement or instrument other than in connection with the foregoing, except those agreements or instruments set forth on
          Schedule 5.

                    8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for the Receivables and the other Pooled Property.

                    8.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Company of real or personal property which has been or is to be sold or transferred by the Company to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company.

                    8.11 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except (a) as expressly contemplated by the Transaction Documents; (b) as disclosed on Schedule 4; or (c) with the unanimous approval or ratification of the Board of Directors of the Company upon fair and reasonable terms no less favorable to the Company than it could reasonably expect to obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                    8.12 Capital Stock. Issue any Capital Stock to any Person or permit any of its Capital Stock to be transferred to any Person, except pursuant to the Pledge Agreement.

                    8.13 Amendments. Amend (or permit to be amended) its Certificate of Incorporation.

                    8.14 Receivables Sale Agreement, etc. Amend, supplement or otherwise modify (or permit to be amended, supplemented or otherwise modified) the Receivables Sale Agreement or any of the other Transaction Documents or give any consent or waiver to any Seller thereunder, provided that, with respect to any Lockbox Agreement, the Company shall be permitted to amend, supplement or otherwise modify any such Lockbox Agreement so long as (a) such amendment, supplement or modification could not be reasonably expected to have a Material Adverse Effect and (b) the Administrative Agent shall have received a substantially final draft of such amendment, supplement or modification at least five Business Days prior to the effective date thereof.

                    8.15 Policies. Amend, supplement or otherwise modify in any material respect (or permit to be amended, supplemented or otherwise modified in any material respect) the Policies or the Company Policies or vary the implementation of the Policies or the Company Policies other than (a) with the consent of the Required Banks and (b) changes that are required by applicable law; provided, that material changes to the Policies and the Company Policies shall include, without limitation, changes to the timing of Charge-Offs of Receivables and changes to the creditworthiness criteria used in determining whether to extend credit to a Person and in determining the amount of such credit to extend.

                    8.16 No Powers of Attorney. Grant any powers of attorney to any Person for any purposes except (a) for the purpose of permitting any Person to perform any ministerial functions on behalf of the Company that are not prohibited by or inconsistent with the terms of the Transaction Documents; (b) to the Administrative Agent in connection herewith; or (c) as expressly permitted by the Transaction Documents.

                    8.17 Receivables Not To Be Evidenced by Promissory Notes. Take any action to cause any Receivable to be evidenced by any "instrument" (as defined in the Uniform Commercial Code (or any similar law) as in effect in any state in which the Company's or any Seller's chief executive offices or books and records relating to such Receivable are located) other than as expressly contemplated by the Policies.

                    8.18 Ownership of Assets and Property. Own or lease any material tangible assets other than as expressly contemplated pursuant to the terms of this Agreement and the other Transaction Documents, or own or lease any facilities or incur, create, assume or permit to exist any lease obligations other than arms' length lease obligations to Affiliates or third parties in respect of office space, equipment and computer time.

                    8.19 Rescission or Cancellation. Rescind or cancel any Receivable or modify or extend any term or provision of any thereof without the prior written consent of the Required Banks, except (a) in the ordinary course of its business and consistent with the Policies and the Company Policies or (b) as required by any Requirement of Law, provided that the Company may cause Receivables to become Charge-Offs and may allow Sellers to make Adjustments in accordance with subsection 2.5 of the Receivables Sale Agreement.

                    8.20 Ineligible Receivables. Without the prior written approval of the Required Banks, take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided for in this Agreement.

                    8.21 Offices. (a) Move outside the state where such office is now located the location of its chief executive office or of any of the offices where it keeps its records with respect to the Receivables without (i) 30 days' prior written notice to the Administrative Agent and (ii) taking all actions reasonably requested by the Administrative Agent (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) in order to continue the Banks' first priority perfected ownership interest in all Receivables now owned or hereafter created or (b) fail to give the Administrative Agent prompt notice of a change within the state where such office is now located of the location of its chief executive office or any office where it keeps its records with respect to the Receivables.

                    8.22 Addition of Sellers. Agree to the addition of any Subsidiary as an additional Seller pursuant to subsection 9.14 of the Receivables Sale Agreement unless (a) the Required Banks have approved such addition in writing and (b) such Subsidiary shall have been simultaneously added as a Servicer party hereto pursuant to subsection 12.9 hereof.

                    8.23 Optional Termination of Seller. Designate any Seller as a Seller to be terminated as a Seller pursuant to subsection 9.15(b) of the Receivables Sale Agreement unless (a) the Required Banks have approved such designation in writing and (b) if such Seller is a Servicer hereunder, such Seller shall have been terminated as a Servicer pursuant to subsection 12.10 hereof.

                    8.24 Operating Expenses. Incur or otherwise become liable for operating expenses other than expenses for office space, equipment, personnel, office supplies, computer time, services of third party professionals and other reasonable overhead expenses.

                                       ARTICLE IX

                                 Events of Termination

                    If any of the following events (herein called
          "Termination Events") shall have occurred and be continuing:

                    (a) the Company shall fail to deliver any Daily Report or any Settlement Statement conforming in all material respects to the requirements of subsection 12.5 and such failure shall continue for two consecutive Business Days after the Administrative Agent shall have delivered notice thereof to the Company, provided that if a Force Majeure Delay shall have occurred with respect to any Servicer or the Master Servicer, as the case may be, (i) in the case of such an event with respect to a Servicer, the failure of any Daily Report or Settlement Statement to contain information with respect to the Receivables serviced by such Servicer or (ii) in the case of such an event with respect to the Master Servicer, the failure of the Company to deliver any Daily Report or Settlement Statement, shall not, in either case, constitute a Termination Event unless such failure continues for longer than the lesser of (x) ten consecutive Business Days and (y) the length of such Force Majeure Delay (or, if greater, two Business Days) after the Administrative Agent shall have delivered notice of such failure to the Company;

                    (b) the Company shall fail to pay, or the Banks or the Administrative Agent shall not be paid, any amount (i) required to be paid hereunder in respect of reduction of the Net Investment when due or (ii) required to be paid in respect of Purchase Discount Amounts, any other amounts payable to the Banks or Administrative Agent or any payment reflected in any Daily Report or Settlement Statement as being required to be made by the Company, in any case, with respect to this clause
               (ii), within five Business Days after the date when due;

                    (c) default shall be made in the due observance or performance by the Company of any covenant, condition or agreement contained in subsection 7.3(a), 7.6(a) or 7.8 or in
               Article VIII;

                    (d) the Company shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a), (b) or (c) of this Article
               IX), provided that no such failure shall constitute a Termination Event under this paragraph (d) unless such failure shall continue unremedied for a period of 30 consecutive days in the case of subsection 7.3(b) or 7.3(c) and 15 consecutive days in the case of all others, in each case after notice thereof from the Administrative Agent or the Required Banks to the Company;

                    (e) any representation, warranty, certification or statement made or deemed made by the Company in this Agreement or in any Settlement Statement or other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; provided that a Termination Event shall not be deemed to have occurred under this paragraph (e) based upon a breach of a representation or warranty contained in subsection 5.2(d), (e), (f) or (h) if the Company shall have complied with the provisions of subsection 5.3(b) in respect thereof;

                    (f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its property or assets or (C) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

                    (g) Holdings or any Restricted Subsidiary or any Significant Subsidiary (as each such term is defined in the Credit Agreement as in effect on the Effective Date) shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $7,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness having an aggregate principal amount in excess of $7,500,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

                    (h) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment
               (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Company or any of its ERISA Affiliates to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to
               Section 7.7(b)(iii), the Administrative Agent shall have notified the Company in writing that (x) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (y) as a result thereof a Termination Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or (ii) (x) the Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (y) the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (z) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $7,500,000 or requires payments exceeding $7,500,000 in any year; or (iii) the Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding
               $7,500,000;

                    (i)  there shall have occurred a Change in Control;

                    (j) (i) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Company and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce any such judgment or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by insurance) shall be rendered against Holdings or any Restricted Subsidiary or any Significant Subsidiary (as each such term is defined in the Credit Agreement as in effect on the Effective
               Date) or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

                    (k) any material provision of the Transaction Documents shall not be in full force and effect, enforceable in accordance with its terms, or the Company, a Seller, a Servicer or the Master Servicer, or any Affiliate of any of the foregoing, shall so assert in writing;

                    (l) the Participating Interest shall for any reason cease to be a valid and perfected first priority undivided participating interest in the Receivables;

                    (m) the Company shall have become an "investment company" under the Investment Company Act of 1940;

                    (n) a Purchase Termination Event shall have occurred and be continuing under the Receivables Sale Agreement;

                    (o) the Company shall fail to pay the Purchase Price for any newly created Receivable when due pursuant to subsection
               2.3 of the Receivables Sale Agreement (including, without limitation, by application of any restrictions in such subsection); provided that no such failure shall constitute a Termination Event under this paragraph (o) unless such failure shall continue for five consecutive Business Days;

                    (p) a Servicer Event of Default shall have occurred and be continuing;

                    (q) at the end of any fiscal month, the Loss to Liquidation Ratio exceeds 5%;

                    (r) the ratio (expressed as a percentage) of (i) the aggregate Adjusted Principal Amount of all Receivables that are more than 60 days past due at the end of any fiscal month (and are not Defaulted Receivables) to (ii) the aggregate Adjusted Principal Amount of all Receivables (which are not Defaulted Receivables) at the end of such fiscal month exceeds 10%;


                    (s) at the end of any fiscal month, Days Sales Outstanding with respect to such fiscal month exceeds 75 days; or

                    (t) the Net Investment exceeds the Maximum Transfer Amount on the second Business Day following any Settlement Date, after giving effect to the calculation of the Required Reserve Percentage on such Settlement Date, and after application of Collections and all other payments and amounts to reduce the Net Investment to and including such second Business Day (except to the extent Excess Application Amounts in respect of such excess are being held in a cash collateral account pursuant to subsection 2.12(c));

          then, (x) if such event is (I) a Termination Event described in paragraph (f) above or (II) a Termination Event described in paragraph (n) above resulting from a Purchase Termination Event described in paragraph (f) of Article VII of the Receivables Sale Agreement, automatically the Commitment Period shall thereupon terminate without notice of any kind, which is hereby waived by the Company and (y) if such event is any other Termination Event, so long as such Termination Event shall be continuing, with the consent of the Required Banks the Administrative Agent may, or upon the request of the Required Banks the Administrative Agent shall, by notice to the Company terminate the Commitment Period.


                                       ARTICLE X

                                The Administrative Agent

                    10.1 Appointment. Each Bank hereby irrevocably designates and appoints the Administrative Agent as the agent of such Bank under this Agreement and each Bank irrevocably authorizes the Administrative Agent, as the agent for such Bank, to take such action
          on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, including, but not limited to, the signing by the Administrative Agent, as agent for the Banks, of any financing
          statements related to the Receivables.   Notwithstanding any
          provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, the Company, any Servicer or the Master Servicer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.
          Each Bank acknowledges and consents to Chemical Bank's acting as administrative agent for the lenders under the Credit Agreement and the documents delivered pursuant thereto.

                    10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                    10.3   Exculpatory Provisions.  Neither the
          Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the transactions contemplated hereby or thereby (except for its or such Person's own gross negligence or willful misconduct), (ii) responsible in any manner to any party hereto for any recitals, statements, representations or warranties made by the Company, any Servicer, the Master Servicer or any of the Banks or any officer thereof contained in this Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or the transactions contemplated hereby or thereby or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or (iii) for any failure of the Company, any Servicer, the Master Servicer, or any of the Banks to perform their respective obligations hereunder.
          The Administrative Agent shall not be under any obligation to any party hereto to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records of the Company, any Servicer, the Master Servicer or any of the Banks.

                    10.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Banks and counsel to the Company, any Servicer or the Master Servicer), independent accountants and other experts selected by the Administrative Agent, as the case may be. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Banks entitled to give such a request hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.



                    10.5 Notice of Default or Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Termination Event hereunder unless the Administrative Agent has received notice from a Bank, the Company, any Servicer or the Master Servicer referring to this Agreement, describing such default or Termination Event and stating that such notice is a "notice of default" or a "notice of Termination Event", as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give promptly notice thereof to the Banks and to the Company. The Administrative Agent shall take such action with respect to such default or Termination Event as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Termination Event as it shall deem advisable in the best interests of the Banks.

                    10.6 Non-Reliance on the Administrative Agent and Other Banks. Each Bank hereby expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, any Servicer or the Master Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank hereby represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property and financial and other condition and creditworthiness of the Company, the Servicers and the Master Servicer and made its own decision to acquire a Participating Interest hereunder and enter into this Agreement. Each Bank hereby also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property and financial and other condition and creditworthiness of the Company, the Servicers and the Master Servicer. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company, any Servicer or the Master Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.



                    10.7 Indemnification. Each Bank hereby agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection 10.7, from and against any and all Indemnified Liabilities which may at any time (including without limitation at any time following the termination of the commitment of the Banks to increase their Participating Interest hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Bank shall be liable for the payment of any portion of such Indemnified Liabilities resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the termination of the commitments of the Banks to acquire a Participating Interest hereunder, the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

                    10.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Servicers, the Master Servicer or any of their affiliates as though the Administrative Agent were not the Administrative Agent. With respect to any Participating Interests purchased or maintained by it under this Agreement, the Administrative Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" shall include the Administrative Agent in its individual capacity.

                    10.9 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor, with the consent of the Company (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, with the consent of the Company (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article X and of subsection 11.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                       ARTICLE XI

                                     Miscellaneous

                    11.1 Further Assurances. Each of the Company, the Servicers and the Master Servicer agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Administrative Agent at the request of any Bank more fully to effect the purposes of this Agreement and the assignments and transfers of the Participating Interest hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code, or any similar law, of any applicable jurisdiction.

                    11.2 Payments. Each payment to be made by any of the Banks, the Company, any of the Servicers or the Master Servicer hereunder shall be made on the required payment date in Dollars and in immediately available funds at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017 or to such other office as may be specified by the Administrative Agent in a notice to the Company, the Servicers, the Master Servicer and the Banks.

                    11.3 Costs and Expenses. (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Transaction Documents, or by the Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Transaction Documents or in connection with the purchases made hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Bank elects to use internal counsel in lieu of outside counsel) for the Administrative Agent or any Bank (but no more than one such counsel for any Bank).

                    (b) The Company agrees to indemnify the Administrative Agent, each Bank and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the initial transfer and assignment of the Participating Interest and of any Increases in Net Investment,
          (iii) any and all Canadian withholding taxes which may be imposed in respect of the Receivables or in connection with the Transactions (without duplication of any amounts in respect of such taxes payable pursuant to subsection 3.3 or 3.5), or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, any Bank and its directors, officers, employees and agents as a single Indemnitee) or (ii) arise from (x) any Receivable which becomes a Charge-Off as a result of non-payment by the Obligor with respect thereto, (y) any action taken, or omitted to be taken, by any Servicer which is not an Affiliate of C&A Products, or (z) any action taken by the Banks in collecting from an Obligor.

                    (c) The Company shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Company's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Company shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Company and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Company shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Company shall authorize such Indemnitee to employ separate counsel at the Company's expense. The Company will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Company's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

                    (d) Notwithstanding anything to the contrary in this subsection 11.3, this subsection 11.3 (other than clause (iii) of paragraph (b) thereof) shall not apply to taxes, it being understood that the Company's only obligations with respect to taxes shall arise under subsections 3.3 and 3.5 and under said clause (iii).

                    (e) The provisions of this subsection 11.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of all or any portion of the Net Investment, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any Bank. All amounts due under this subsection 11.3 shall be payable on written demand therefor.

                    11.4 Successors and Assigns; Participations; Acquiring Banks. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Master Servicer, the Servicers, the Administrative Agent and their respective successors and assigns, except that the Company, the Servicers and the Master Servicer may not assign or transfer any of its or their rights or obligations under this Agreement without the prior written consent of each Bank.

                    (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") a participation in the Participating Interest of such Bank, any Commitment of such Bank or any other interests of such Bank hereunder. In the event of any such sale by a Bank of a participation to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and the Company, the Master Servicer, the Servicers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company, the Servicers, and the Master Servicer agree that if amounts outstanding under this Agreement are due or unpaid, each Participant shall be deemed to have the right of setoff in respect of its participation in amounts owing under this Agreement to the same extent and subject to the same terms and conditions as if the amount of its participation were owing directly to it as a Bank under this Agreement, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 11.12. The Company also agrees that each Participant shall be entitled to the benefits of subsections 3.2, 3.3 and 3.5 with respect to its Participating Interest; provided that, in the case of subsection 3.5, such Participant shall have complied with the requirements of said subsection and provided further that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank will disclose the identity of its participants to the Company and Administrative Agent if requested by the Company or the Administrative Agent.

                    (c) Each Bank agrees that any agreement between such Bank and any Participant in respect of any participation shall not restrict such Bank's right to agree to any amendment, supplement or modification to this Agreement or any of the Transaction Documents except (i) to extend the Scheduled Termination Date, or increase the amount of such Bank's Commitment, or change the definition of "Maximum Invested Percentage" so as to permit the Maximum Invested Percentage to exceed 83%, or reduce the rate or extend the time of payment of any Purchase Discount Amount or Commitment Fee, in each case to the extent such Participant is directly affected thereby and (ii) to release any substantial portion of the Pooled Property (other than pursuant to subsection 5.3 or 12.7).

                    (d) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell (x) to any Bank or any Lender (as defined in the Credit Agreement) or any affiliate thereof, and (y) with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to one or more additional financial institutions ("Acquiring Banks") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit A, executed by such Acquiring Bank and such transferor Bank (and, in the case of a Acquiring Bank that is not then a Bank or a Lender (as defined in the Credit Agreement) or an affiliate thereof, by the Administrative Agent and the Company) and delivered to the

          Administrative Agent for its acceptance and recording in the register, provided that the Commitment transferred pursuant to any such sale to a Acquiring Bank shall be in an amount not less than the lesser of $5,000,000 and the amount of such transferor Bank's Commitment, unless (i) otherwise agreed by the Company or (ii) the assignment is to any Bank or any Lender (as defined in the Credit Agreement) or any affiliate thereof. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Acquiring Bank thereunder shall be a party hereto, shall be subject to the requirements of subsections 3.5(f) and (g) and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder with a Commitment Percentage as set forth therein, and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto).

                    (e) The Administrative Agent shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Participating Interests owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Servicers, the Master Servicer, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Participating Interests recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Servicers, the Master Servicer or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                    (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and a Acquiring Bank (and, in the case of a Acquiring Bank that is not then a Bank or an affiliate thereof, by the Administrative Agent and the Company) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

                    (g) Subject to subsection 11.16, the Master Servicer, each Servicer and the Company authorize each Bank to disclose to any Participant or Acquiring Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning such Servicer, the Master Servicer, the Company or any of its or their Affiliates which has been delivered to such Bank by or on behalf of such Servicer, the Master Servicer, the Company or such Affiliate in connection with such Bank's credit evaluation of such Servicer, the Master Servicer or the Company.

                    11.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    11.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    11.7 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 11.7. The Required Banks may, or, with the written consent of the Required Banks, the Administrative Agent may, from time to time, (a) enter into with the Company, the Master Servicer and the Servicers written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks, the Company, the Servicers or the Master Servicer hereunder or (b) waive, on such terms and conditions as the Required Banks or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any default or Termination Event and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) extend the Scheduled Termination Date; or reduce the rate or extend the time of payment of any Purchase Discount Amount or Commitment Fee; or extend the time of payment of any mandatory reduction of the Net Investment; or modify subsection 2.12 so that the fact that the Net Investment exceeds the Maximum Transfer Amount does not necessitate a mandatory reduction in the Net Investment; or change the definition of "Maximum Invested Percentage" so as to permit the Maximum Invested Percentage to exceed 83%; or increase the amount of any Bank's Commitment; or amend, modify or waive any provision of this subsection 11.7; or reduce the percentage specified in the definition of Required Banks; or consent to the assignment or transfer by the Company, any Servicer or the Master Servicer of any of their respective rights and obligations under this Agreement (except in accordance with Article XII); or release any substantial portion of the Pooled Property (other than pursuant to subsection
          5.3 or 12.7); in each case without the written consent of each Bank directly affected thereby or (ii) amend, modify or waive any provision of Article X without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Servicers, the Master Servicer, the Banks, the Administrative Agent and all future holders of a Participating Interest. In the case of any waiver, the Company, the Servicers, the Master Servicer, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder, any default or Termination Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default or Termination Event, or impair any right consequent thereon.

                    11.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    11.9 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, as set forth under their signatures on the signature pages hereof (in the case of the Master Servicer and the Servicers) and as set forth on Schedule 1 hereto (in the case of the Banks), or to such other address as may be hereafter notified by the respective parties hereto:

              The Company:                Carcorp, Inc.
                                          5025 S. Eastern Avenue

                                          Suite 16, Number 205
                                          Las Vegas, Nevada  89119
                                          Attention:
                                          Telecopy No.:

              The Administrative Agent:   Chemical Bank Agency Services
                                          140 East 45th Street
                                          New York, New York  10017
                                          Attention:  James Morgan
                                          Telecopy:  212-622-0002

               with a copy to:            Chemical Bank
                                          270 Park Avenue
                                          New York, New York  10017
                                          Attention:  Suzanne Kjorlien
                                          Telecopy:  212-972-0009

          provided that any notice, request or demand to or upon the Administrative Agent or the Banks pursuant to subsections 2.3, 2.7, 2.8, 2.10, 2.11 and 2.12 shall not be effective until received.

                    11.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                    11.11  Construction of Agreement as Security Agreement.
          (a) It is the intent of the parties that the transactions contemplated herein constitute assignments and transfers of the Receivables and the Related Property with respect thereto to the Banks. If, however, such transactions are deemed to be loans, the Company hereby grants to the Administrative Agent, for the benefit of the Banks, a first priority security interest in all of the Company's right, title and interest in and to (i) the Receivables and the Related Property now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, (ii) the Receivables Sale Agreement and
          (iii) all "proceeds" of any of the foregoing, including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing or any proceeds thereof, to secure all the Company's obligations hereunder.

                    (b) Each Servicer hereby grants to the Administrative Agent on behalf of the Banks a first priority security interest in all of the Servicer's right, title and interest in, to and under its records relating to the Receivables and Related Property serviced by it to secure all of the Company's obligations hereunder.

                    (c) This Agreement shall constitute a security agreement under applicable law.

                    11.12 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Participating Interest of the Net Investment, or any Purchase Discount Amount in respect thereof, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Article IX, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Participating Interest of the Net Investment, or any Purchase Discount Amount in respect thereof, such benefitted Bank shall acquire for cash from the other Banks such portion of each such other Bank's Participating Interest of the Net Investment, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such acquisition shall be rescinded, and the transfer price and benefits returned, to the extent of such recovery, but without interest.

                    (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount, other than amounts in respect of the principal amount of the Net Investment and the Purchase Discount Amounts with respect thereto, becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                    11.13  Jurisdiction; Consent to Service of Process.
          (a) Each of the Company, the Master Servicer and each Servicer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York
          State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against the Company, the Master Servicer or any Servicer or their properties in the courts of any jurisdiction.

                    (b) Each of the Company, the Master Servicer and each Servicer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                    (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    11.14 Acknowledgements. Each of the Company, the Master Servicer and each Servicer hereby acknowledges that:

                    (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

                    (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Company, the Master Servicer or any Servicer arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Administrative Agent and the Banks, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of purchaser/creditor and seller/debtor; and

                    (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Company, the Master Servicer or any Servicer and the Banks.

                    11.15 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Transaction Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Transaction
          Documents, as applicable, by, among other things, the mutual waivers and certifications in this subsection 11.15.

                    11.16 Confidentiality. Each of the Banks and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Company, the Master Servicer or any Servicer furnished to it by or on behalf of the Company, the Master Servicer or any Servicer (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this subsection 11.16 or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to the Company, the Master Servicer or such Servicer, as the case may
          be) and shall not reveal the same other than (i) to its directors, officers, employees and advisors with a need to know and (ii) as contemplated by subsection 11.4(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded,
          (b) as part of normal reporting or review procedures to Governmental Authorities or its parent companies, Affiliates or auditors and (c) in order to enforce its rights under any Transaction Document in a legal proceeding.

                    11.17 No Bankruptcy Petition. Each Servicer, the Master Servicer, each Bank and the Administrative Agent covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to subsection 4.1, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                    11.18 Tax Treatment. (a) The execution and delivery of this Agreement shall constitute an acknowledgement by the Banks, the Administrative Agent, the Company, the Master Servicer and each Servicer that they do not intend to establish (for Federal tax purposes) an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

                    (b) It is the intent of the Company and the Banks that, for federal, state and local income and franchise tax purposes, the Participating Interest will be indebtedness of the Company secured by the Pooled Property. The Company and the Banks agree to treat the Company as the owner of the Pooled Property and the Participating Interest as indebtedness of the Company secured by the Pooled Property and the Purchase Discount Amount as interest for federal, state and local income and franchise tax purposes (including for reporting purposes), except as otherwise required by law or any tax authorities. This subsection 11.18 shall survive the termination of this Agreement and shall be binding on all Transferees.

                    11.19 No Action by Banks. Each of the Banks and the Administrative Agent hereby agrees that, until the occurrence of a Purchase Termination Event, an Incipient Purchase Termination Event or a Servicer Event of Default, the Banks will not exercise, or otherwise direct the Administrative Agent to exercise on their behalf, the rights of the Company pursuant to subsection 5.15(d) of the Receivables Sale Agreement.

                                     ARTICLE XII

                                      Servicing

                    12.1 Servicing. (a) Appointment of Servicers. The Banks and the Company hereby appoint (i) the Servicers as their agents to service and administer the Receivables originated by such Persons in their capacities as Sellers and (ii) C&A Products as their agent to coordinate the servicing of the Receivables by the Servicers. Each of the Servicers and the Master Servicer hereby consents to such appointment and agrees to service and administer the Receivables in accordance with the terms and conditions contained herein. The Company hereby appoints the Master Servicer, and the Master Servicer hereby consents to such appointment, to take any actions on behalf of the Company which by the terms hereof have been delegated to the Master Servicer and any further actions incidental thereto. The Company and the Master Servicer may agree, in accordance with subsection 8.11, that the Master Servicer may perform on behalf of the Company certain of the Company's obligations under the Transaction Documents. Prior to the occurrence of a Complete Servicing Transfer, on each Settlement Date, the Servicers and the Master Servicer shall receive the Monthly Servicing Fee for performing their functions as Servicers and Master Servicer hereunder as provided in subsection 2.7.

                    (b) Collection Procedures. (i) Each Collection shall be deposited into a Lockbox Account and shall be transferred from such Lockbox Account (either directly or through an intermediate Lockbox Account (an "Intermediate Lockbox Account") at the same Lockbox Bank) to the relevant Concentration Account at least as often as once each day that is a business day for the applicable Lockbox Bank and for Chemical, such transfer from such Lockbox Account and from any such Intermediate Lockbox Account, in each case, to be commenced in any event by 1:00 p.m. (New York City time) on the business day following such day of deposit; provided that Collections may, at the option of the applicable Obligor, be deposited directly into the relevant Concentration Account by wire transfer from an account of such Obligor to the Concentration Account or by means of transfer through the Automated Clearing House System. Each of the Company, the Master Servicer and each Servicer acknowledges and agrees that it shall not have any right to withdraw any funds or any remittance advisements or payment invoices on deposit in any Concentration Account or any Lockbox Account except as otherwise expressly provided in this Agreement or in the Lockbox Agreements; provided however that until the date which is 60 days after the Effective Date (at which time a Lockbox Account in the name of the Company shall have been established, as required hereunder), the Servicers set forth on Schedule 3 which do not have, as of the Effective Date, a Lockbox Account in place, shall be allowed to continue to receive and deposit Collections in the same manner in which such Servicer receives and deposits Collections as of the Effective Date.

                    (ii) All Collections otherwise received by any Servicer, the Master Servicer or the Company shall be deposited by it either to a Lockbox Account or through the Automated Clearing House System into the relevant Concentration Account as soon as possible after receipt thereof, such transfer to commence in no event later than the Business Day after such receipt.

                    (iii) Each of the Company, the Master Servicer and each Servicer represents, warrants, covenants and agrees that all Collections shall be collected, processed and deposited pursuant to, and in accordance with, the terms of this Agreement.

                    (iv) The Company represents, warrants, covenants and agrees that it shall not make or maintain any deposits in any bank account, deposit account or trust account with any financial institution other than the Lockbox Accounts and the Concentration Accounts as provided for by this Agreement and other than one operating account funded solely with amounts disbursed as operating expenses pursuant to subsection 2.7. The Company shall provide the Administrative Agent with the account number and location of such account, and any other information as the Administrative Agent may reasonably request with respect thereto. The Company represents, warrants, covenants and agrees that it shall have no bank accounts, deposit accounts or trust accounts other than the Lockbox Accounts and the Concentration Accounts and such operating account. The Company represents, warrants, covenants and agrees that no new bank accounts or deposit accounts will be established unless and until the Company has received the prior written consent of the Administrative Agent.

                    (v) Each of the Company, the Master Servicer and each Servicer represents, warrants, covenants and agrees that no location other than the Lockbox Accounts, and, with respect to wire transfers, the Concentration Accounts, has been established for the deposit of Collections; provided however that until the date which is 60 days after the Effective Date (at which time a Lockbox Account in the name of the Company shall have been established, as required hereunder), the Servicers set forth on
          Schedule 3 which do not have, as of the Effective Date, a Lockbox Account in place, shall be allowed to continue to receive and deposit Collections in the same manner in which such Servicer receives and deposits Collections as of the Effective Date. Each of the Company, the Master Servicer and each Servicer represents, warrants, covenants and agrees that no new location for the deposit of Collections will be established unless and until the Company has received the prior written consent of the Administrative Agent.

                    (vi) The Company agrees to pay all fees for the services of the Lockbox Banks.

                    (vii) Notwithstanding anything to the contrary in this Agreement, all Receivables Proceeds shall be deposited (directly or through a Lockbox Account in the case of Collections) into the U.S. Concentration Account; except that Receivables Proceeds in respect of any Receivable as to which the Obligor and/or the Seller is organized or located in Canada may instead be deposited (directly or through a Lockbox Account in the case of Collections) into the Canada/Canadian Dollar Concentration Account (in the case of Receivables denominated in Canadian Dollars) or the Canada/U.S. Dollar Concentration Account (in the case of Receivables denominated in U.S. Dollars).

                    (c) Lockbox Accounts. Within 60 days after the Effective Date, the Company shall deliver to the Administrative Agent fully executed letter agreements in substantially the form of Exhibit B (the "Lockbox Agreements") from each Lockbox Bank,
          (x) with such changes as to which the Administrative Agent reasonably consents or (y) in such form as the

          Lockbox Bank party thereto requires in the ordinary course of its business for transactions of a type similar to those contemplated by this Agreement.

                    (i) The Company shall instruct, or cause the Servicers to instruct, each Lockbox Bank to transfer at least as often as once each day that is a business day for such Lockbox Bank and for Chemical and in any event by 1:00 p.m. (New York City time) on the business day following each such day of deposit, via the Automated Clearing House System, all available funds on deposit in any Lockbox Account on such day to the relevant Concentration Account (either directly or through an Intermediate Lockbox Account) along with (unless otherwise provided in the related Lockbox Agreement) any remittance advisements or payment invoices on deposit therein.

                    (ii) In the event the Company (with the consent of the Administrative Agent) or any Servicer or any Lockbox Bank shall, after the date hereof, terminate the Lockbox Agreement with respect to the maintenance of any Lockbox Account with any Lockbox Bank for any reason, or, in the event (A) a Termination Event or Potential Termination Event shall occur and be continuing or (B) there has been a failure by any Lockbox Bank to perform any of its material obligations under the applicable Lockbox Agreement and such failure could have a Material Adverse Effect on the Banks' interest in any Receivables or the Administrative Agent's or the Banks' rights, or ability to exercise any remedies, under this Agreement, if the Administrative Agent shall demand such termination, the Company agrees to notify, or cause the responsible Servicer to notify (and, if the Company or such Servicer fails to so notify, the Company irrevocably grants the Administrative Agent the authority to notify) all Obligors that were depositing Collections into such terminated Lockbox Account or Lockbox Bank to make all future deposits to another Lockbox Bank with which the Company has a Lockbox Agreement that has not been terminated by the Company, by such Lockbox Bank or by demand from the Administrative Agent; provided, however, that, if the Administrative Agent shall demand termination of any Lockbox Accounts of the Company with all Lockbox Banks, the Company agrees to notify, or cause the responsible Servicer to notify (and, if the Company or such Servicer fails to so notify, the Company irrevocably grants the Administrative Agent the authority to notify) all Obligors to make all future payments directly to the relevant Concentration Account or any other account designated by the Administrative Agent.

                    (iii) The Company represents, warrants, covenants and agrees that (x) upon execution of a Lockbox Agreement with respect thereto the Administrative Agent will be authorized to receive mail delivered to any Lockbox Bank with respect to any Lockbox Account and (y) within 60 days after the Effective Date, a form of standing delivery order shall have been filed by the Company with the United States Postal Service authorizing the Administrative Agent to receive mail delivered to Lockbox Banks with respect to any Lockbox Account.

                    (iv) The Administrative Agent shall have sole and exclusive dominion over and control of each Lockbox Account and the Company and the Servicer shall not have any dominion over or control of any Lockbox Account, other than the right to authorize transfers to the Concentration Accounts (and to any Intermediate Lockbox Account) as set forth herein and pursuant to the terms hereof.

                    (v) Each of the Company, the Master Servicer and each Servicer agrees that the Administrative Agent shall have the unconditional right at any time, whether or not a Termination Event or Potential Termination Event has occurred, (i) to instruct any Lockbox Bank to transfer, via the Automated Clearing House System, all available funds on deposit in any Lockbox Account to the relevant Concentration Account or (ii) to instruct any Lockbox Bank to thereafter transfer automatically at least as often as once each day that is a business day for such Lockbox Bank and for Chemical and in any event at the opening of business on the business day following each such day of deposit, via the Automated Clearing House System, all available funds on deposit in any Lockbox Account to the relevant Concentration Account along with any remittance advisements or payment invoices on deposit therein. Any such instructions may be revoked only upon the written direction of the Administrative Agent.

                    (d) The Administrative Agent shall treat all collections received by it or deposited in any Concentration Account as "Collections" for purposes of this Agreement as of the Business Day Received (as defined in the immediately succeeding sentence). As used herein, the term "Business Day Received" shall mean (i) if funds are otherwise deposited in the Concentration Account by 1:00 p.m. (New York City time), such day of deposit and (ii) if funds are deposited in the Concentration Account after 1:00 p.m. (New York City time), the Business Day next following such day of deposit.

                     12.2 Collections by the Servicers. (a) Each Servicer will, at its cost and expense and as agent for the Banks and the Company, use its best efforts to collect, consistent with its past practices, as and when the same becomes due, the amount owing on each Receivable for which it is the Servicer. No Servicer will make any material changes that deviate from the Policies or the Company Policies in its administrative, servicing and collection systems without the prior written approval of the Required Banks. In the event of default under any Receivable, the responsible Servicer shall have the power and authority, on behalf of the Banks and the Company, to take such action in respect of such Receivable as such Servicer may reasonably deem advisable. In the enforcement or collection of any Receivable, each Servicer shall be entitled to sue thereon in (i) its own name, (ii) if, but only if, the Administrative Agent consents in writing, as agent of the Banks, or (iii) if, but only if, the Company consents in writing, as agent for the Company. In no event shall any Servicer or the Master Servicer be entitled to take any action which would make the Administrative Agent or any of the Banks or the Company a party to any litigation without the express prior written consent of the Administrative Agent or each such Bank or the Company, as the case may be.



                    (b) The Master Servicer and the Servicers which are Affiliates of the Company, jointly and severally, agree to defend and indemnify the Banks and the Administrative Agent against all reasonable costs, expenses, claims and liabilities in respect of any action taken by the Master Servicer or any Servicer which is an Affiliate of the Company arising out of its collection or servicing efforts and relative to any Receivable or relative to any failure of compliance of any Receivable with the provisions of any law or regulation, whether Federal, state, local or foreign, applicable thereto (including, without limitation, any usury law). Each Master Servicer or Servicer which is not an Affiliate of the Company agrees to defend and indemnify the Banks and the Administrative Agent and the Company and the Sellers against all reasonable costs, expenses, claims and liabilities in respect of any action taken by such Servicer or such Master
          Servicer, as the case may be, relative to any Receivable, or arising out of any failure of compliance of any Receivable with the provisions of any law or regulation, whether Federal, state, local or foreign, applicable thereto (including, without
          limitation, any usury law).   The Administrative Agent and the
          Banks shall have no obligation to, and unless and until the occurrence of an event described in clause (i) or (ii) of the second sentence of subsection 12.2(d) neither the Administrative Agent nor the Banks shall, take any action or commence any legal proceedings to realize upon any Receivable (including, without limitation, any Defaulted Receivable) or to enforce any of their rights or remedies with respect thereto. Notwithstanding anything to the contrary contained in this subsection 12.2(b), neither the Master Servicer nor any Servicer shall be obligated to indemnify or otherwise hold any Person harmless with respect to any losses arising from the nonpayment of any Receivable by or on behalf of the related Obligor.

                    (c) The Servicers, the Master Servicer and the Company each hereby irrevocably grant to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Master Servicer, such Servicer or the Company or in its own name at any time after the occurrence of a Complete Servicing Transfer all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or owned by the Master Servicer, such Servicer or the Company or transmitted to or received by the Administrative Agent as payment on account or otherwise in respect of any Receivable.

                    (d) Upon the occurrence and during the continuance of any Servicer Event of Default, the Administrative Agent shall, at the request of the Required Banks, by giving two Business Days' notice in writing to the Master Servicer (a "Transfer Notice"), terminate any or all Servicer or Master Servicer administrative, servicing and collection functions provided for herein as to any or all of the Servicers and the Master Servicer (the termination of all such functions with respect to all Servicers and the Master Servicer being referred to as a "Complete Servicing Transfer" and any other such termination being referred to as a "Partial Servicing Transfer"). Upon the occurrence of either a Partial Servicing Transfer or a Complete Servicing Transfer, without limitation, (i) a designee of the Required Banks (for purposes of paragraphs (d) through (e) of this subsection 12.2, the term "Substitute Servicer" means such designee, as appropriate) shall administer the administrative, servicing and collection functions of each terminated Servicer (each, a "Transferring Servicer") (in the case of a Partial Servicing Transfer) or all Servicers and the Master Servicer (in the case of a Complete Servicing Transfer) in any manner it deems fit (which may include notifying any Obligor of the assignment to the Banks of the interest in the affected Receivables and/or directing any Obligor to make all payments in respect of the affected Receivables in the name of the Substitute Servicer), provided that the Substitute Servicer shall furnish or cause to be furnished to the Company such information as such Company needs to perform its obligations under this Agreement, and the Company may, without independent investigation, rely on such information for all purposes of this Agreement and (ii) the Company, each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) shall, at its own expense, (x) if so requested by the Substitute Servicer, endorse each instrument, if any, evidencing any Receivable to the Substitute Servicer in such manner as the Substitute Servicer shall reasonably direct and (y) perform, or cause to be performed by any Person involved in administrative, servicing or collection functions on behalf of or under the direction of each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) or the Company, any and all acts, any and all documents as, in each case, may be reasonably requested by the Substitute Servicer in order to effect the purposes of this Agreement and the transfer and assignment of the Participating Interest and to perfect and protect the ownership interest of the Banks in the Receivables and the Related Property. Each Servicer agrees to serve as a Substitute Servicer if so designated by the Required Banks at any time and from time to time. Upon the occurrence of a Partial Servicing Transfer or a Complete Servicing Transfer, each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) shall promptly transfer its electronic records relating to its Receivables to the Substitute Servicer in such electronic form as the Substitute Servicer may reasonably request and shall promptly transfer to the Substitute Servicer all other records, correspondence and documents necessary for the continued servicing of such Receivables in the manner and at such times as the Substitute Servicer shall reasonably request; provided that to the extent that such Transferring Servicer or such Servicer and the Master Servicer, as the case may be, is required to have, as a result of a continuing relationship with the related Obligors, access to any such records in respect of its Receivables, the Substitute Servicer shall allow such Transferring Servicer or such Servicer and the Master Servicer, as the case may be, to have reasonable access to such records upon reasonable advance notice and so long as such access shall not disrupt or otherwise interfere with the Substitute Servicer's use of such records in performing its duties hereunder.

                    (e) Each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) and the Company shall each execute and deliver such additional documents and shall take such further action as the Substitute Servicer may reasonably request to effect or evidence the transfer of servicing and shall execute and deliver to the Substitute Servicer such powers-of-attorney (in addition to the power of attorney provided for in subsection 12.2(c)) as may be necessary or appropriate to enable the Substitute Servicer, on behalf of the Banks, to endorse for payment any check, draft or other instrument delivered in payment of any amount under or in respect of an affected Receivable. If, at any time when the provisions of subsection 12.1(c) shall have become operative, any Servicer, the Master Servicer or the Company receives any cash or checks, drafts or other instruments for the payment of money on account or otherwise in respect of the Purchased Receivables, such Servicer, the Master Servicer or the Company shall segregate such cash and other items, hold such cash and other items in trust for the benefit of the Banks and cause such cash and other items (properly endorsed, where required, so that such items may be collected by the Substitute Servicer) to be transmitted or delivered to the Substitute Servicer for deposit in the relevant Concentration Account within one Business Day after the date any such cash or other item shall have been identified and segregated by such Servicer, the Master Servicer or the Company as being on account of a Purchased Receivable.

                    12.3 Maintenance of Records. Each Servicer and the Master Servicer will hold in trust for the Banks at the office of such Servicer or Master Servicer set forth in Schedule 2 such books of account and other records as it currently maintains for its own purposes in the ordinary course of its business, provided that, as of the date which is three months following the Effective Date, such books of account and other records shall be in a form reasonably satisfactory to the Administrative Agent to determine at any time the status of the Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof). The Administrative Agent may at any time and from time to time upon reasonable prior notice during the regular business hours of any Servicer or the Master Servicer inspect, audit, check and make abstracts from the books, accounts, records, or other papers of such Servicer or the Master Servicer pertaining to the Receivables. From time to time upon the written request of the Administrative Agent, which request shall be promptly made upon a request therefor to the Administrative Agent by any Bank, each Servicer or the Master Servicer, at its own expense, will as promptly as is practicable deliver to the Administrative Agent a schedule of the Receivables indicating as to each Receivables information as to the Obligor thereon, the unpaid balance thereof, the amount and delinquency of any Receivable that is past due and such other information as the Administrative Agent may reasonably request. Upon the written request of the Administrative Agent, which request may only be made at any time after a Partial Servicing Transfer or a Complete Servicing Transfer, each terminated Servicer and the Master Servicer, at its own expense, will deliver to the Administrative Agent, or to any agent selected by the Administrative Agent, any records pertaining thereto and evidence thereof as the Administrative Agent may deem necessary to enable it to enforce the Banks' rights thereunder; provided that to the extent that such terminated Servicer or the Master Servicer is required to have, as a result of a continuing relationship with the related Obligors, access to any such records in respect of its Receivables, the Administrative Agent (or the agent selected by it) shall allow such terminated Servicer or the Master Servicer to have reasonable access to such records upon reasonable advance notice and so long as such access shall not disrupt or otherwise interfere with the Administrative Agent's (or its agent's) use of such records in performing its duties hereunder. Upon the expiration of the Commitment Period, the reduction of the Net Investment to zero and the payment in full of all amounts owing to the Banks and the Administrative Agent hereunder, the Administrative Agent will promptly return to the Servicers and the Master Servicer any such records delivered to the Administrative Agent or its agent.

                    12.4 Rebates, Adjustments, Returns and Reductions; Modifications. From time to time a Servicer may make Adjustments to Receivables in accordance with subsection 12.6(p). If the Master Servicer or any Servicer makes any Adjustment, then, in any such case, the amount of Receivables will be automatically reduced by the principal amount of such Adjustment. Any Adjustment shall be made on the Business Day on which such adjustment obligation arises or is identified. In addition, if, after giving effect to any such Adjustment, the Invested Percentage would exceed the Maximum Invested Percentage, the Company shall pay to the Administrative Agent, for the account of the Banks, an amount equal to the lesser of (i) the dollar amount of such Adjustment and (ii) the amount necessary to cause the Invested Percentage to equal the Maximum Invested Percentage (the amount of each such payment is referred to herein as an "Adjustment Payment"). Such Adjustment Payment shall be treated as a Collection and shall be distributed in accordance with the applicable provisions of subsection 2.7.

                    12.5  Daily Reports; Settlement Statements.  (a)  (i)
          On each Business Day the Master Servicer will prepare a written report (the "Daily Report") in the form of Exhibit H, with such changes as may be agreed upon by the Administrative Agent and the Master Servicer, setting forth for the second preceding Business Day (the "Reporting Day") total Collections, the estimated amount of Receivables and Eligible Receivables created, and such other information as the Administrative Agent may request. The Master Servicer shall complete such Daily Report and deliver it to the Administrative Agent prior to 12:00 Noon (New York City time) on the second Business Day following the Reporting Day. Each Daily Report shall be transmitted by telecopy to the Administrative
          Agent at the telecopy number specified in subsection 11.9.

                    (ii) On each Business Day, each Servicer shall provide the Master Servicer with a written report (a "Seller Daily Report") with respect to the Receivables serviced by such Servicer, in a form to be agreed upon by such Servicer and the Master Servicer, which report shall contain such information as the Master Servicer shall need or otherwise request in order to complete the Daily Report.

                    (b) (i) Not later than two Business Days prior to each Settlement Date until the Participating Interest of the Banks in the Receivables has been reduced to zero and the Commitments of the Banks hereunder have been terminated, the Master Servicer shall submit to the Administrative Agent a statement (hereinafter, a "Settlement Statement"), substantially in the form attached hereto as Exhibit E or such other form as may be acceptable to the Administrative Agent. Promptly upon receipt thereof, the Administrative Agent shall forward a copy of each Settlement Statement to each Bank.

                    (ii) Not later than three Business Days prior to each Settlement Date, each Servicer shall provide the Master Servicer with a written report (a "Seller Settlement Statement") with respect to the Receivables serviced by such Servicer, in a form to be agreed upon by such Servicer and the Master Servicer, which report shall contain such information as the Master Servicer shall need or otherwise request in order to complete the Settlement Statement.

                    (c) (i) Within 45 days after the end of each fiscal quarter of C&A Products, the Master Servicer will deliver to the Administrative Agent and each Bank a certificate of a Responsible Officer of the Master Servicer stating that (a) a review of the activities of the Master Servicer and each Servicer and its performance hereunder during such fiscal quarter was made under the supervision of such Responsible Officer, (b) to the best knowledge of such Responsible Officer, based on such review, the Master Servicer and each Servicer has accurately and correctly performed its obligations hereunder in all material respects throughout such quarter, or, if there has been a material default in the performance of any such obligation, specifying the nature and status of each such default and (c) to the best knowledge of such Responsible Officer, based on such review, each Daily Report and Settlement Statement was accurate and correct in all material respects, except as specified in such certificate.

                    (ii) In connection with the annual audit of the Master Servicer referred to in subsection 12.6(s)(i) and at the Administrative Agent's prior request therefor, within 90 days after the end of each fiscal year of C&A Products, the Master Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Master

          Servicer, the Servicers and the Company) to deliver to the Administrative Agent and each Bank a report of examination to the effect that such firm has examined the activities of the Master Servicer and each Servicer with respect to the Receivables and its performance hereunder during such fiscal year and that such examination included tests relating to Receivables serviced and such other auditing procedures as such firm considered necessary under the circumstances and, except as described in such report, disclosed no material exceptions or errors in the records relating to the Receivables serviced and its material performance hereunder that, in such firm's opinion, are required to be reported by such firm.

                    12.6 Representations, Warranties and Covenants of the Servicers. Each Servicer and the Master Servicer hereby makes the following representations, warranties and covenants to the Banks and the Administrative Agent:

                    (a) Organization; Corporate Powers. Such Person (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform this Agreement.

                    (b) Authorization. The execution, delivery and performance by such Person of this Agreement and the consummation of the other Transactions (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of such Person, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this subsection 12.6(b), individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any property or assets of the such Person.

                    (c) Enforceability. This Agreement has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d) Litigation, etc. (i) There are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of such Person, threatened against or affecting such Person or any property or rights of such Person as to which there is a reasonable possibility of an adverse determination and which (x) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (y) involve the Transaction Documents or
               (z) if adversely determined could materially adversely affect the Transactions.

                    (ii) Such Person is not in default with respect to any
               law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The Transactions will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject such Person to any civil or criminal penalty or fine.

                    (e) Taxes. Such Person and each of its Subsidiaries has filed or caused to be filed all Federal, and material state, local and foreign, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and such Person or such Subsidiary, as the case may be, shall set aside on its books adequate reserves as required by GAAP with respect thereto. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.



                    (f) Consents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required in order to make or consummate the Transactions have been obtained, given, filed or taken and are in full force and effect, other than any such consents, approvals, filings or other actions, the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                    (g)  Compliance with Requirements of Law.  Such Person
               (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the servicing and collection of the Receivables, (ii) will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and (iii) will comply in all respects with all Requirements of Law in connection with servicing the Receivables, except, in each case, where such conduct could not have a Material Adverse Effect.

                    (h) Agreement to Cooperate. The Master Servicer shall from time to time and at any time provide, and shall cause its Subsidiaries to provide, information with respect to the business, operations, properties and financial matters of the Master Servicer and such Subsidiaries to the Company, its officers, employees, agents and professional advisers in connection with the replacement or refinancing, in whole or in part, of this Agreement and the other Transaction Documents with a new receivables financing facility in which ownership interests in, or notes, commercial paper, certificates or other debt instruments secured by, the Receivables shall be sold in one or more public offerings, private placements or otherwise (such facility, the "Replacement Facility"), and the Master Servicer shall otherwise cooperate with, and cause its Subsidiaries to cooperate with, the Company and such officers, employees, agents and professional advisers in the negotiation, development, preparation and execution of, such Replacement Facility.

                    (i) Protection of Banks' Rights. Such Person shall take no action, nor omit to take any action, which act or omission would substantially impair the rights of Banks in the Receivables, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Policies and the Company Policies or except as otherwise expressly permitted by this Agreement; provided, that such Person shall have no obligation to the Banks or the Administrative Agent under this paragraph (i) in respect of Receivables which become Charge-Offs as a result of non-payment by the Obligor with respect thereto.

                    (j) Security Interest. Except for the conveyance hereunder and under the Receivables Sale Agreement, such Person will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or other Pooled Property transferred and assigned to the Banks, whether now existing or hereafter created, or any interest therein, and such Person shall defend the right, title and interest of the Banks in, to and under any Receivable or other Pooled Property transferred and assigned to the Banks, whether now existing or hereafter created, against all claims of third parties claiming through or under such Person, the Master Servicer or any Seller.

                    (k) Location of Offices. The chief executive office of each Servicer and the Master Servicer is listed on
               Schedule 2, which office is the place where such Person is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code of the State of New York, and the offices of each Servicer and the Master Servicer where such Servicer and the Master Servicer keeps its records concerning the Receivables are also listed in said Schedule. Such Person (i) will not move outside the State listed on
               Schedule 2 under the heading "Chief Executive Office" the location of its chief executive office or outside of the State listed on Schedule 2 under the heading "Offices Where Records Kept" the location of any of the offices where it keeps its records with respect to the Receivables without 30 days' prior written notice to the Administrative Agent and
               (ii) will promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) in order to continue the first priority perfected ownership interest of the Banks in all Receivables and other Pooled Property now owned or hereafter created. Such Person will give the Administrative Agent prompt notice of a change within the State listed on
               Schedule 2 of the location
               of its chief executive office or of a change within the State listed on Schedule 2 of the location of any office where it keeps its records with respect to the Receivables and the other Pooled Property.

                    (l) No Adverse Change. There has not been since the date of this Agreement any material adverse change in the ability of such Person to perform its obligations under
               Article XII of this Agreement.

                    (m)  Lockboxes and other Payment Methods.  Listed on
               Schedule 3 is each Lockbox Account to which, as of the initial Closing Date, the Obligors have been directed to remit payments on account of the Receivables, except to the extent that any of the Servicers, in the normal course of their business and consistent with past practices, have directed such Obligors to remit payments by (i) delivering cash, a check or other instrument to or in care of the Person delivering goods to such Obligor, (ii) a wire transfer of such funds directly to the relevant Concentration Account or (iii) delivering a check to the business offices, agents or officers of such Servicer. Neither the Master Servicer nor any Servicer shall (i) add or terminate any bank as a bank at which a Lockbox Account is maintained, (ii) add or terminate any such Lockbox Account at any such bank or (iii) make any change in its instructions to any Obligor regarding payments to be made to any such bank or Lockbox Account; provided, that a Servicer may at any time change its instructions to Obligors so as to require such Obligors to make payments to a different Lockbox Account, so long as such Servicer has previously delivered to the Administrative Agent an executed Lockbox Agreement in form and substance reasonably satisfactory to the Administrative Agent regarding such Lockbox Account.

                    (n) Reports. The information with respect to the Receivables serviced by such Person contained in each Settlement Statement will be true and correct in all material respects as of the date of such Settlement Statement.

                    (o) Instruments. Such Person will not take any action to cause any Receivable to be evidenced by any instrument (other than an instrument which constitutes chattel paper) (as each such term is defined in the Uniform Commercial Code as in effect in the State of New York) except in connection with the enforcement or collection of a Receivable.

                    (p) Extension of Receivables; Amendment of Policies. Extend, make any Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (i) in accordance with the terms of the Policies and the Company Policies, (ii) as required by any Requirement of Law, (iii) in the case of Adjustments, upon making an Adjustment Payment pursuant to subsection 12.4 or (iv) with the consent of the Required Banks, provided the Servicers may cause Receivables to become Charge-Offs. Neither the Servicers nor the Master Servicer shall amend or otherwise modify or waive any term or condition of the Policies or the Company Policies except in accordance with subsection 5.8 of the Receivables Sale Agreement.

                    (q) Ineligible Receivables. Without the prior written approval of the Required Banks, such Person shall not take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as expressly permitted in this Agreement.

                    (r) Notices. Such Person will give written notice to the Administrative Agent and each Bank promptly upon obtaining knowledge of (i) the occurrence of any Termination Event, Potential Termination Event, Servicer Default or Servicer Event of Default (which notice shall specify what, if any, action will be taken with respect thereto) and (ii) a breach of any of the representations and warranties of the Company set forth in Article V.

                    (s) Financial Statements. The Master Servicer shall furnish to each Bank:

                         (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Master Servicer, a copy of the consolidated balance sheet of the Master Servicer and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and retained earnings and cash flows for such year, setting forth the comparative amounts for the previous year and certified without a "going concern" or like qualification or exception, or scope limitation, by Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent;

                         (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Master Servicer, the unaudited consolidated balance sheet of the Master Servicer and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, shareholders' equity and retained earnings and cash flows of the Master Servicer and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth the comparative amounts for the corresponding quarter and portion of the previous year, certified by a Responsible Officer of the Master Servicer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                         (iii) as soon as available, but in any event not later than 45 days after the end of each month in each fiscal year of the Master Servicer, the unaudited consolidated balance sheet of the Master Servicer and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income, shareholders' equity and retained earnings and cash flows of the Master Servicer and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth the comparative amounts for the corresponding month of the previous year, certified by a Responsible Officer of the Master Servicer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

               all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) except that the monthly financial statements provided pursuant to clause (iii) shall only be consistent with GAAP in all material respects and that the monthly financial statements provided pursuant to clause (iii) shall not be required to include footnotes.

                    (t) Certificates; Other Information. The Master Servicer shall furnish to each Bank:

                         (i)  concurrently with the delivery of the
                    financial statements referred to in clause (s)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Servicer Default or Servicer Event of Default, except as specified in such certificate;

                         (ii)  concurrently with the delivery of the
                    financial statements referred to in clause (s)(i) and
                    (ii), a certificate of a Responsible Officer of the Master Servicer stating that, to the best of such Responsible Officer's knowledge, each Transaction Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Servicer Default or Servicer Event of Default except as specified in such certificate.

                    (u) Separate Corporate Existence of the Company. The Master Servicer shall cause the Company to comply with the provisions of subsection 7.9. Neither the Master Servicer nor any Servicer shall take any action, or omit to take any action, which is inconsistent with the provisions thereof. The Master Servicer shall not assign, pledge, transfer or otherwise dispose of the Capital Stock of the Company other than pursuant to the terms of the Pledge Agreement.

          Each of the Master Servicer and each Servicer agrees and acknowledges that each of the representations and warranties contained in this subsection 12.6 shall be deemed to have been made by the Master Servicer or such Servicer, as the case may be,
          (x) as of the Effective Date, and (y) with respect to an Increase in Net Investment, as of the related Closing Date, unless, in either case, such representation or warranty expressly relates only to a prior date.



                    12.7 Acquisition Obligation. (a) In the event of any breach of any of the representations, warranties or covenants of the Master Servicer or any Servicer which is an Affiliate of the Company contained in subsection 12.6(g), (i), (j), (k), (p) or
          (q), then upon the earlier to occur of the discovery of such event by a Responsible Officer of such Person, or receipt by such Person of written notice of such event given by the Administrative Agent, the outstanding Principal Amount of Receivables shall be reduced by the Principal Amount of such Receivables in respect of which such representation or warranty was incorrect or such covenant was breached; provided, however, that (i) prior to the Amortization Period, to the extent that such a reduction would cause the Invested Percentage to be more than the Maximum Invested Percentage, the Master Servicer and the Servicers which are Affiliates of the Company, jointly and severally, agree to acquire such Receivable and any Related
          Property with respect thereto on the terms and conditions set forth in paragraph (b) below and (ii) during the Amortization Period, the Master Servicer and the Servicers which are Affiliates of the Company, jointly and severally, agree
          (regardless of which such Servicer or Master Servicer shall have been responsible for such breach) to acquire such Receivable and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below. In the event of any breach of any of the representations, warranties or covenants of the Master Servicer or any Servicer which is not an Affiliate of the Company contained in subsection 12.6(g), (i), (j), (k), (p) or (q), then upon the earlier to occur of the discovery of such event by such Person, or receipt by such Person of written notice of such event given by the Administrative Agent, the outstanding Principal Amount of Receivables shall be reduced by the Principal Amount of such Receivables in respect of which such representation or warranty was incorrect or such covenant was breached upon the deposit by the Master Servicer or such Servicer (which deposit the Master Servicer or such Servicer hereby agrees to make) into the relevant Concentration Account in immediately available funds an amount equal to the Principal Amount of such Receivable (together with payments pursuant to paragraph (b), "Servicer Transfer Payments").

                    (b) If any breach of a representation, warranty or covenant by a Servicer or the Master Servicer which is an Affiliate of the Company which necessitates the acquisition of a Receivable by the Master Servicer and the Servicers pursuant to paragraph (a) remains uncured on the day which is 30 days after discovery or notice of such breach, the Master Servicer and such Servicers shall acquire such Receivable and any Related Property with respect thereto by depositing into the relevant Concentration Account in immediately available funds on such 30th day (or, if such day is not a Business Day, the immediately succeeding Business Day, an amount equal to (i) prior to an Amortization Period, the lesser of (A) the amount necessary to cause the Invested Percentage to equal the Maximum Invested Percentage and (B) the Principal Amount of such Receivable or
          (ii) during an Amortization Period, the Principal Amount of such Receivable (also, a "Servicer Transfer Payment"). Upon deposit of the Servicer Transfer Payment, the Banks shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to such Person, free and clear of any Lien created by the Banks but otherwise without recourse, representation or warranty, all the right, title and interest of the Banks in and to such Receivable, and all Related Property with respect thereto; and such retransferred Receivable shall be treated by the Banks as collected in full as of the date on which it was transferred. The Administrative Agent shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Master Servicer to effect the conveyance of such Receivables pursuant to this subsection 12.7. The obligation to acquire any Receivable shall constitute the sole remedy respecting any breach of the representations, warranties and covenants set forth in subsection 12.6(g), (i), (j), (k), (p) or (q) with respect to such Receivables available to Banks or the Administrative Agent on behalf of the Banks.

                    12.8 Obligations Unaffected. The obligations of the Master Servicer, each Servicer and the Company to the Administrative Agent and the Banks under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any transfer and assignment of a Receivable.

                    12.9 Addition of Servicers. Subject to the terms and conditions hereof, from time to time one or more Subsidiaries of C&A Products which the Required Banks have approved as additional Sellers pursuant to subsection 8.22 shall become additional Servicers parties hereto upon (a) execution by each such Subsidiary of an Additional Servicer Supplement and (b) satisfaction of all conditions precedent set forth in subsection
          3.4 of the Receivables Sale Agreement to such Subsidiary becoming an additional Seller.

                    12.10 Optional Termination of Servicers. Any Servicer which is terminated as a Seller pursuant to subsection 9.15 of the Receivables Sale Agreement shall be released as a Servicer party hereto and shall cease to be a party hereto on the date it ceases to be a party to the Receivables Sale Agreement.

                    12.11 Interest on Overdue Payments. If any amount payable by the Servicers or the Master Servicer to the Banks or the Administrative Agent hereunder, whether on account of fees or expenses or on account of amounts collected by the Servicers or the Master Servicer or amounts payable pursuant to subsection
          12.4 or 12.7, or otherwise, is not paid by such Servicer or the Master Servicer, as the case may be, on the relevant Settlement Date or other relevant date, such amount shall be payable together with interest for each day from such Settlement Date or other relevant date, as the case may be, until such amount is paid in full at a rate per annum equal to ABR plus the Applicable ABR Margin plus 2%.



                    12.12 Servicer Events of Defaults. If any of the following events (herein called "Servicer Events Of Default") shall have occurred and be continuing:

                    (a) any Servicer or the Master Servicer, as the case may be, (1) shall fail to deliver any Daily Report or any Settlement Statement conforming in all material respects to the requirements of subsection 12.5 and such failure shall continue unremedied for two consecutive Business Days after the Administrative Agent shall have delivered notice thereof to such Servicer or the Master Servicer, as the case may be, provided that if a Force Majeure Delay shall have occurred with respect to any Servicer or the Master Servicer, as the case may be, (i) in the case of such an event with respect to a Servicer, the failure of any Daily Report or Settlement Statement to contain information with respect to the Receivables serviced by such Servicer or (ii) in the case of such an event with respect to the Master Servicer, the failure of the Master Servicer to deliver any Daily Report or Settlement Statement, shall not constitute, in either case, a Servicer Event of Default unless such failure continues for longer than the lesser of (x) ten consecutive Business Days and (y) the length of such Force Majeure Delay (or, if greater, two Business Days) after the Administrative Agent shall have delivered notice of such failure to the Company, or (2) shall fail to make any payment reflected in such Daily Report or Settlement Statement as being required to be made by it thereunder on the date such report or statement is delivered;

                    (b) any Servicer or the Master Servicer, as the case may be, shall fail to pay any amount required to be paid by it hereunder (other than those specified in paragraph (a) of this subsection 12.12) within five Business Days after the date when due;

                    (c) any Servicer or the Master Servicer, as the case may be, shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in subsections (a) and (b) of this subsection 12.12), provided that, except in the case of any failure to observe or perform any covenant contained in subsection 12.6(r)(i), no such failure shall constitute a Servicer Event of Default under this paragraph (c) unless such failure shall continue unremedied for a period of 30 consecutive days after notice thereof from the Administrative Agent, the Required Banks or the Company; provided that a Servicer Event of Default shall not be deemed to have occurred under this paragraph (c) based upon a breach of a representation, warranty or covenant contained in subsection 12.6(g), (i), (j), (k), (p) or (q) if the Servicers and Master Servicer shall have complied with the provisions of subsection 12.7 with respect thereto;




                    (d) any representation, warranty, certification or statement made or deemed made by any Servicer or the Master Servicer, as the case may be, in this Agreement or in any Settlement Statement or other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; provided that a Servicer Event of Default shall not be deemed to have occurred under this paragraph (d) based upon a breach of a representation, warranty or covenant contained in subsection 12.6(g), (i), (j), (k), (p) or (q) if the Servicers and Master Servicer shall have complied with the provisions of subsection 12.7 with respect thereto;

                    (e) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of any Servicer or the Master Servicer, as the case may be, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the any Servicer or the Master Servicer, as the case may be, or for a substantial part of its property or assets or (C) the winding-up or liquidation of the any Servicer or the Master Servicer, as the case may be; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) any Servicer or the Master Servicer, as the case may be, shall
               (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above,
               (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Servicer or the Master Servicer, as the case may be, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                    (f) a Purchase Termination Event shall have occurred and be continuing under the Receivables Sale Agreement;

          then, in any such event, so long as such Servicer Event of Default shall be continuing, with the consent of the Required Banks the Administrative Agent or the Company may, or upon the request of the Required Banks the Administrative Agent or the Company shall, terminate the rights of any or all of the Servicers and the Master Servicer in accordance with subsection 12.2(d) by notice to each such Servicer and/or the Master Servicer, as the case may be.

                    12.13 Audit. Upon the earlier of (a) the date which is 270 days after the Effective Date and (b) the date on which C&A Products shall have determined not to pursue the replacement or refinancing, in whole, of this Agreement and the other Transaction Documents with a Replacement Facility, the Administrative Agent, at the expense of C&A Products, may select and engage a third party to audit the Receivables and all computer programs, material and data of the Sellers required for the collection of Receivables by the Company. C&A Products hereby agrees to give the Administrative Agent prompt written notice of any determination referred to in clause (b) of the preceding sentence.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                   CARCORP, INC.


                                   By: Mark O. Remissong
                                      Title:  Senior Vice President



                                   COLLINS & AIKMAN PRODUCTS CO.,
                                     as Master Servicer


                                   By: Mark O. Remissong
                                      Title:  Senior Vice President

                                   Address for Notices:
                                   701 McCullough Drive
                                   Charlotte, North Carolina  28262
                                   Attention:  Chief Financial Officer
                                   Telecopy:  704-548-2330



                                   CHEMICAL BANK, as Administrative Agent
                                   and as a          Bank


                                   By: Suzanne Kjorlien

                                      Title: Vice President

                                   The Servicers:


                                   COLLINS & AIKMAN PRODUCTS CO., as
                                   Servicer for itself and for Ack-Ti-
                                   Lining, Inc. and The Akro Corporation

                                   By: Mark O. Remissong
                                      Title: Senior Vice President


                                   DURA ACQUISITION CORP.

                                   By: Mark O. Remissong
                                      Title: Senior Vice President


                                   IMPERIAL WALLCOVERINGS, INC.

                                   By: Mark O. Remissong
                                      Title: Senior Vice President


                                   IMPERIAL WALLCOVERINGS (CANADA), INC.

                                   By: Mark O. Remissong

                                      Title: Senior Vice President


                                   WCA CANADA, INC.

                                   By: Mark O. Remissong

                                      Title: Senior Vice President

                                   Address for Notices for all Servicers:
                                   c/o Collins & Aikman Products Co.
                                   701 McCullough Drive
                                   Charlotte, North Carolina  28262
                                   Attention:  Chief Financial Officer
                                   Telecopy:  704-548-2330

                                      SCHEDULE 1

                      NAMES, ADDRESSES AND COMMITMENTS OF BANKS



                                                               Commitment

          CHEMICAL BANK . . . . . . . . . . . . . . . . . . .  $150,000,000
          270 Park Avenue
          New York, New York 10017
          Attention:
          Telecopy No.:

                                                              SCHEDULE 2



                                   State of
                                   Incorporat
       Seller                      ion          Location of Chief Executive Office      Office Where Records are Kept


       Carcorp, Inc.               Delaware     5025 S. Eastern Avenue, Suite 16, No.   5025 S. Eastern Avenue, Suite 16, No.
                                                25, Las Vegas, NV       89119           25, Las Vegas, NV        89119

       Collins & Aikman Products   Delaware     701 McCullough Drive, Charlotte, NC     701 McCullough Drive, Charlotte, NC
       Co.                                      28262                                   28262

       Dura Acquisition Corp.      Delaware     1365 East Beecher Street, Adrian, MI    1365 East Beecher Street, Adrian, MI
                                                49221                                   49221

       Imperial Wallcoverings,     Delaware     23645 Mercantile Road, Beachwood, OH    23645 Mercantile Road, Beachwood, OH
       Inc.                                     44122                                   44122

       Imperial Wallcoverings      Ontario      1051 Rue Galt Est, Sherbrooke, Quebec,  1051 Rue Galt Est, Sherbrooke, Quebec,
       (Canada), Inc.                           Canada  J1G 1Y7                         Canada, J1G 1Y7

       WCA Canada, Inc.            Ontario      150 Collins Street, Farnham, Quebec,    150 Collins Street, Farnham, Quebec,
                                                Canada, J2N 2R6                         Canada, J2N 2R6


                                              SCHEDULE 3

                                               LOCKBOXES



                                                                 Account No.
                  Seller                       Bank              (including
                                                                 Lockbox No.)

          Collins & Aikman Products
          Co.

          Dura Acquisition Corp.

          Imperial Wallcoverings,
          Inc.

          Imperial Wallcoverings
          (Canada), Inc.

          WCA Canada, Inc.

                                SCHEDULE 4

                       TRANSACTIONS WITH AFFILIATES



1. The Company may become a party to a Tax Sharing Agreement among Collins & Aikman Corporation, a Delaware corporation ("Parent"), C&A Products and other subsidiaries of Parent and C&A Products.

2. The Company may, from time to time, make payments to C&A Products in the form of intercompany loans to the extent, if any, that the payment of the amounts so loaned would be permitted as Restricted Payments if paid to C&A Products in the form of a dividend or other distribution with respect to the Capital Stock of the Company.

                            SCHEDULE 5

                     CONTRACTUAL OBLIGATIONS



See the agreements set forth as part of Schedule 4.

                                 SCHEDULE 6

                                LOCAL COUNSEL


  State                               Counsel

Michigan                            Honigman Miller Schwartz and Cohn

Nevada                              Lionel, Sawyer & Collins

North Carolina                      Fennesbresque, Clark, Swindell & Hay

Ohio                                Baker & Hostetler

                                                           EXHIBIT A TO THE
                                             RECEIVABLES TRANSFER AGREEMENT






                         [FORM OF ASSIGNMENT AND ACCEPTANCE]


               Reference is made to the Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (as amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among Carcorp, Inc., a Delaware corporation (the "Company"), COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A Products"), as master servicer (in such capacity, the "Master Servicer"), C&A Products and certain subsidiaries of C&A Products in their capacities as servicers of receivables (in such capacities, the "Servicers"), the several financial institutions from time to time parties thereto (the "Banks") and Chemical Bank, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Receivables Transfer Agreement and used herein shall have the meanings given to them in the Receivables Transfer Agreement.


                                    (the "Transferor Bank") and
                  (the "Acquiring Bank") agree as follows:

               1. The Transferor Bank hereby irrevocably sells and assigns to the Acquiring Bank without recourse to the Transferor Bank, and the Acquiring Bank hereby irrevocably purchases and assumes from the Transferor Bank without recourse to the Transferor Bank, as of the Transfer Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Transferor Bank's rights and obligations under the Receivables Transfer Agreement with respect to the Participating Interests under the Receivables Transfer Agreement as are set forth on SCHEDULE 1 hereto, in a principal amount for such Assigned Interest as set forth on SCHEDULE 1 hereto.

               2. The Transferor Bank (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Receivables Transfer Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Transfer Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, C&A Products, any of the Sellers or any of the Obligors under the Receivables or the performance or observance by the Company, C&A Products, such Sellers or such Obligors of any of their respective obligations under the Receivables Transfer

          Agreement, the Receivables or any
          other instrument or document furnished pursuant thereto.

               3. The Acquiring Bank (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Receivables Transfer Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, copies of the other Transaction Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Transferor Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Transfer Agreement or any other instrument or document furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Receivables Transfer Agreement, the other Transaction Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and
          (e) agrees that it will be bound by the provisions of the Receivables Transfer Agreement and will perform in accordance with its terms all the obligations which by the terms of the Receivables Transfer Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 3.5 of the Receivables Transfer Agreement.

               4.  The effective date of this Assignment and Acceptance
          shall be               , 19   (the "Transfer Date").  Following
          the execution of this Assignment and Acceptance by the parties hereto (including, if the Acquiring Bank is not then a Bank or a Lender (as defined in the Credit Agreement) or an affiliate thereof, by the Company), it will be delivered, together with the payment to the Administrative Agent of a registration and processing fee of $3,500, to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 11.4(e) of the Receivables Transfer Agreement, effective as of the Transfer Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

               5. Upon such acceptance and recording, from and after the Transfer Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, Commitment Fees and other amounts) to the Acquiring Bank whether such amounts have accrued prior to the Transfer Date or accrue subsequent to the Transfer Date. The Transferor Bank and the Acquiring Bank shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

               6. From and after the Transfer Date, (a) the Acquiring Bank shall be a party to the Receivables Transfer Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof and (b) the Transferor Bank shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Receivables Transfer Agreement.

               7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
          Schedule 1 hereto.

                                      SCHEDULE 1
                             TO ASSIGNMENT AND ACCEPTANCE
                   RELATING TO THE RECEIVABLES TRANSFER AGREEMENT,
                           DATED AS OF JULY 13, 1994, AMONG
                                    CARCORP, INC.,
                            COLLINS & AIKMAN PRODUCTS CO.,
                CERTAIN SUBSIDIARIES OF COLLINS & AIKMAN PRODUCTS CO.,
                             THE BANKS NAMED THEREIN AND
                 CHEMICAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS

          Name of Transferor Bank:

          Name of Acquiring Bank:

          Transfer Date of Assignment:
              Commitment         Principal        Commitment Percentage
               Assigned       Amount Assigned           Assigned

             $____________     $_____________          __._________%


           [Name of Acquiring Bank]        [Name of Transferor Bank]



           By:______________________       By:_______________________
              Title:                          Title:

           Address for Notices:
           [Address]
           Attention:
           Telephone:
           Telecopier:



           [Consented To:]

           CHEMICAL BANK, as               CARCORP, INC.
             Administrative Agent


           By:_____________________        By:_______________________
              Title:                          Title:



          Accepted for Recordation in the Register:

          CHEMICAL BANK, as
            Administrative Agent


          By:_____________________
             Title:

                                                           EXHIBIT B TO THE
                                             RECEIVABLES TRANSFER AGREEMENT



                             [FORM OF LOCKBOX AGREEMENT]


                                                          ________ __, 1994


          [Name and address of Lockbox Bank]
          ________________________
          ________________________

          Attention: _________________

          Dear Sirs:

                    Carcorp, Inc., a Delaware corporation (the "Company"), has agreed to purchase certain receivables (the "Receivables") from a number of sellers (the "Sellers") pursuant to the Receivables Sale Agreement, dated as of July 13, 1994, among the Sellers, Collins & Aikman Products Co., as master servicer of the receivables (in such capacity, the "Master Servicer") and the Company. The Company has in turn sold the Receivables to the several financial institutions (the "Banks") from time to time parties to the Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (as amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among the Company, the Master Servicer, certain of the Sellers, as servicer in respect of its related receivables (each, in such capacity, a "Servicer"), the Banks and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Annex X to the Receivables Transfer Agreement.

                    Pursuant to the terms of the Receivables Transfer Agreement and except as otherwise provided therein, (i) each of the Servicers has agreed to instruct all Obligors under the Receivables to make all payments in respect of the Receivables to a blocked deposit account (each, a "Lockbox Account") designated by such Servicer to such Obligor and (ii) the Company has agreed to grant a security interest in its right, title and interest in each Lockbox Account and all funds and other evidences of payment held therein to the Banks. Furthermore, the Company, the Servicers, the Master Servicer and the Administrative Agent have agreed, pursuant to the Receivables Transfer Agreement, to enter into an agreement with each bank maintaining a Lockbox Account and hereby request that [Name of Lockbox Bank] (the "Lockbox Bank") act as, and the Lockbox Bank hereby agrees to act as, a lockbox deposit bank for the Company with respect to the Lockbox Account. This Letter Agreement defines certain rights and obligations with respect to the appointment of the Lockbox Bank.

                    Accordingly, the Company, the Master Servicer, on behalf of itself and the Servicers, the Servicer party hereto, the Administrative Agent and the Lockbox Bank agree as follows:

                    Reference is made to the Lockbox Account (Account No. ______), including box number ______ thereunder, maintained with you by the related Servicer. The related Servicer hereby transfers the Lockbox Account to the Company and hereafter the Lockbox Account shall be maintained by the Lockbox Bank for the benefit of the Company and the Administrative Agent, as set forth herein. All funds and other evidences of payment received by the Lockbox Bank in its capacity as Lockbox Bank in respect of the Receivables shall be deposited in the Lockbox Account. Such payments shall not be commingled with other funds. All funds and other evidences of payment at any time on deposit in the Lockbox Account shall be held by the Lockbox Bank for application strictly in accordance with the terms of this Letter Agreement. The Lockbox Bank agrees to give the Administrative Agent prompt notice if the Lockbox Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

                    The Administrative Agent shall have the sole and exclusive dominion over and control of the Lockbox Account and all Collections and other property from time to time deposited therein, and shall have the sole right of withdrawal from the Lockbox Account. Each of the Company and the Master Servicer acknowledges and agrees that neither it nor any Servicer shall have any dominion over or control of the Lockbox Account or any Collections or other property from time to time deposited therein including any right to withdraw or utilize any funds or other evidences of payment on deposit in the Lockbox Account, other than the right to authorize transfers to the Concentration Account (as defined below) as set forth herein and pursuant to the terms of the Receivables Transfer Agreement. The Company or the Administrative Agent shall initiate and the Lockbox Bank shall permit, at least as often as once each day that is a business day for the Lockbox Bank and for Chemical Bank (in such capacity, the "Concentration Bank" or the "Collection Bank", as the context requires), and in any event by 1:00 p.m., New York time, on the Business Day following each such day, the transfer, by means of the Automated Clearing House System, of all available funds on deposit in the Lockbox Account, including all funds transferred from Obligors on or before the end of such day, along with, subject to the next succeeding sentence, all remittance advisements and payment invoices on deposit therein, to the deposit account (Account No. _________), maintained in the name of the Administrative Agent at the Concentration Bank (the "Concentration Account"). The Lockbox Bank acknowledges that, until it receives instructions from the Administrative Agent to the contrary, the Lockbox Bank shall return to the Company, upon the Company's reasonable request therefor, any remittance advisements and payment invoices deposited into the Lockbox Account.

                    As soon as practicable following (and in any event not later than the day following) receipt of written notice from the Administrative Agent and thereafter, the Lockbox Bank shall transfer automatically at least as often as once each day that is a business day for the Lockbox Bank and for the Concentration Bank, as the case may be, and in any event at the open of business on the Business Day following each such day of deposit, by means of the Automated Clearing House System, all available funds on deposit in the Lockbox Account to the Concentration Account, as provided in such notice, along with any remittance advisements and payment invoices on deposit therein. Any such instructions may be revoked only upon written notice from the Administrative Agent.

                    Deposited checks with respect to the Lockbox Account returned to the Lockbox Bank for any reason will be charged against the Lockbox Account. Nothing contained in the previous sentence shall be construed to prejudice other rights of the Lockbox Bank, which rights include the right of recourse against the Company for any overdrafts in the Lockbox Account.

                    The Administrative Agent is authorized to receive mail delivered to the Lockbox Bank with respect to the Lockbox Account and the Company has filed a form of standing delivery order with the United States Postal Service authorizing the Administrative Agent to receive mail delivered to the Lockbox Bank with respect to the Lockbox Account.

                    The Lockbox Bank shall also furnish the Administrative Agent with statements, in the form and manner typical for the Lockbox Bank, of amounts of deposits in, and amounts transferred to the Concentration Account from, the Lockbox Account pursuant to any reasonable request of the Administrative Agent but in any event not less frequently than monthly and such other information relating to the Lockbox Account at such times as shall be reasonably requested by the Administrative Agent.

                    For purposes of this Letter Agreement, any officer of the Administrative Agent shall be authorized to act, and to give instructions and notice, on behalf of the Administrative Agent hereunder.

                    The fees for the services of the Lockbox Bank shall be mutually agreed upon between the Company and the Lockbox Bank and paid by the Company. Such fees shall not be paid by means of the withdrawal of funds from the Lockbox Account. Neither the Administrative Agent nor any Bank shall have any responsibility or liability for the payment of any such fee.

                    The Lockbox Bank may perform any of its duties hereunder by or through its officers, employees or agents and shall be entitled to rely upon the advice of counsel as to its duties. The Lockbox Bank shall not be liable to the Administrative Agent, the Master Servicer, any Servicer or the

          Company for any action taken or omitted to be taken by it in good faith, nor shall the Lockbox Bank be responsible to the Administrative Agent, the Master Servicer, any Servicer or the Company for the consequences of any oversight or error of judgment or be answerable to the Administrative Agent for the same unless the same shall happen through the Lockbox Bank's gross negligence or willful misconduct.

                     The Lockbox Bank may resign at any time as Lockbox Bank hereunder by delivery to the Administrative Agent and the Company of written notice of resignation not less than 10 days prior to the effective date of such resignation. The Company may, with the written consent of the Administrative Agent, and, if the Company shall refuse any demand by the Administrative Agent to do so in the event (i) a Termination Event shall occur and be continuing or (ii) there has been a failure by the Lockbox Bank to perform any of its material obligations hereunder and such failure could materially adversely affect the Banks' interest in any Receivable or the Administrative Agent's rights, or ability to exercise any remedies, under this Letter Agreement or the Receivables Transfer Agreement, the Administrative Agent may close the Lockbox Account at any time by delivery of notice to the Lockbox Bank and the Company at the addresses appearing below. This Letter Agreement shall terminate upon receipt of such notice of closing, or delivery of such notice of resignation, except that the Lockbox Bank shall immediately transfer to the Concentration Account, or any other account designated by the Administrative Agent all available funds or, subject to the Company's reasonable request to retain such items, any remittances advises or payment invoices, if any, then on deposit in, or otherwise to the credit of, the Lockbox Account and deliver any available funds or such remittance advises or payment invoices relating to the Receivables received by the Lockbox Bank after such notice directly to the Concentration Account or any other account designated by the Administrative Agent.

                    Each of the Company, the Master Servicer and the Servicers acknowledges that the Lockbox Bank shall incur no liability to the Company, the Master Servicer or such Servicer as a result of any action taken pursuant to an instruction given by or on behalf of the Administrative Agent.

                    All notices and communications hereunder shall be in writing (except where telephonic instructions or notices are authorized herein) and shall be deemed to have been received and shall be effective on the day on which delivered (including delivery by telex) (i) in the case of the Administrative Agent, to it at 270 Park Avenue (___ Floor), New York, New York 10017,
          Attention: ______________ (Telecopy No. (212) ___-____), (ii) in
          the case of the Lockbox Bank, to it at _______________, ________________, Attention: __________ (Telecopy No. (___) ___-
          ____), (iii) in the case of the Company, to it at
          __________________, _________________, Attention: __________

          (Telecopy No. (___) ___-___), (iv) in the case of the Master Servicer, c/o Collins & Aikman Products Co., _____________,
          Attention: ___________ (Telecopy No. (___) ___-____), and (v) in
          the case of the Servicer party hereto, to it at _______________, ________________, Attention: __________ (Telecopy No. (___) ___-
          ____).

                    The Lockbox Bank shall not assign or transfer any of its rights or obligations hereunder (other than to the Administrative Agent) without the prior written consent of the Administrative Agent. This Letter Agreement may be amended only by a written instrument executed by the Company, the Master Servicer, the Servicer party hereto, the Administrative Agent and the Lockbox Bank, acting by their representative officers thereunto duly authorized. Except with respect to rights of setoff available to the Lockbox Bank in the event that it is also a Bank under the Receivables Transfer Agreement, the Lockbox Bank hereby unconditionally and irrevocably waives (so long as the Receivables Transfer Agreement is in effect) any rights of setoff or banker's lien against, or to otherwise deduct from, any funds or other evidences of payment held in any Lockbox Account for any indebtedness or other claim owed by the Company, the Master Servicer or any Servicer to the Lockbox Bank.

                    THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR RECEIVABLE MAY BE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                    This Letter Agreement (i) shall inure to the benefit of, and be binding upon, the Company, the Servicers, the Master Servicer, the Administrative Agent, the Lockbox Bank and their respective successors and assigns and (ii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused is Letter Agreement to be executed by their duly authorized officers as of the date first above written.


                                        Very truly yours,

                                        CARCORP, INC.

                                        By:__________________________
                                           Title:

                                        COLLINS & AIKMAN PRODUCTS CO., as
                                         Master Servicer and on behalf of
                                         the Servicers

                                        By:__________________________
                                           Title:

                                        [Servicer]

                                        By:__________________________
                                           Title:

          Agreed to and accepted:

          [NAME OF LOCKBOX BANK],
           as Lockbox Bank

          By:________________________
             Title:

          CHEMICAL BANK,
           as Administrative Agent

          By:__________________________
             Title:

                                                           EXHIBIT C TO THE
                                             RECEIVABLES TRANSFER AGREEMENT

                          [FORM OF SUBORDINATION AGREEMENT]

                    SUBORDINATION AGREEMENT, dated as of July 13, 1994, among CARCORP, INC., a Delaware corporation (the "Company"), COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A Products"), and the subsidiaries of the C&A Products from time to time parties hereto (together with C&A Products, collectively, the "Sellers") and CHEMICAL BANK, a New York banking corporation, as administrative agent under the Receivables Transfer Agreement referred to below (in such capacity, the "Administrative Agent").


                                 W I T N E S S E T H:


                    WHEREAS, the Banks (as defined below) have agreed to make purchases from the Company of undivided interests in the Receivables (as defined below) on the terms and subject to the conditions set forth in the Receivables Transfer Agreement; and

                    WHEREAS, the obligations of the Banks to make purchases under the Receivables Transfer Agreement are conditioned on, among other things, the execution and delivery by the Company and the Sellers of an agreement in the form hereof.

                    NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                              DEFINITIONS; CONSTRUCTION

                    1.1. Definitions; Construction. (a) Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (as amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among the Company, the C&A Products, as master servicer (in such capacity, the "Master Servicer"), certain Sellers in their capacities as servicers (in such capacities, the "Servicers"), the several financial institutions from time to time parties thereto (the "Banks") and the Administrative Agent. Unless otherwise defined herein or in the Receivables Transfer Agreement, terms used in Article 9 of the Uniform Commercial Code of the State of New York are used herein as defined therein. For all purposes of this Agreement, the following terms shall have the following meanings:

                    "Agreement" shall mean this Subordination Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

                    "Senior Obligations" shall mean the obligations (other than obligations of the Company to any Seller or to any Affiliate of the Company or any Seller) of the Company now or hereafter existing, and all Banks' rights to receive payment, under the Receivables Transfer Agreement, whether for the payment of principal, Purchase Discount Amount, Commitment Fees, other fees, expenses or otherwise and any Monthly Servicing Fee.

                    "Senior Parties" shall mean the Administrative Agent, the Banks, the Master Servicer in its capacity as such and the Servicers in their capacities as such.

                    "Subordinated Debt" shall mean any obligations payable from time to time by the Company to any of the Sellers under the Subordinated Notes (and any extensions, renewals, refinancing, refundings and replacements of all or any part of such obligations).

                    "Subordinated Parties" shall mean the Sellers, as holders of the Subordinated Notes.

                    (b)  The definitions referred to or set forth in this
          Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.


                                      ARTICLE II

                                    SUBORDINATION

                    2.1. Subordination. (a) In consideration for the entry by the Banks into the Receivables Transfer Agreement and the other agreements to be delivered in connection therewith, each of the Subordinated Parties hereby agrees that all rights of such Subordinated Party to payments of principal and interest and any other amounts in respect of the Subordinated Debt are hereby expressly subordinated, to the extent and in the manner set forth in this Article II, to the prior payment in full in cash of all Senior Obligations in accordance with the terms thereof.

                    (b) Except as set forth in subsection 2.7 of the Receivables Transfer Agreement, no payment (whether directly or indirectly, by exercise of any right of set-off or otherwise) in respect of the Subordinated Debt, whether as principal, interest or otherwise, shall be made by the Company or received or accepted, directly or indirectly, by or on behalf of any

          Subordinated Party or any of its Affiliates unless and until all amounts (including Purchase Discount Amount accruing after the commencement of any proceeding under any bankruptcy, insolvency, receivership or similar law, regardless of whether a claim therefor is allowable as a claim in such proceeding), however denominated, payable to the Senior Parties in respect of the Senior Obligations have been paid in full in cash and received by the Senior Parties in cash.

                    2.2. Dissolution or Insolvency. Upon any distribution of all or any of the assets of the Company or upon any dissolution, winding up, total or partial liquidation, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, or otherwise:

                    (a) the Senior Parties shall first be entitled to receive payment in full in cash of the Senior Obligations in accordance with the terms of the Senior Obligations (whenever arising) before any Subordinated Party shall be entitled to receive any payment on account of any Subordinated Debt, whether of principal, interest or otherwise; and

                    (b) any payment or distribution of any kind (including cash, property, securities and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Debt) in respect of the Subordinated Debt that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt, directly or indirectly, by set-off or in any other manner, including from or by way of collateral, shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent on behalf of the Banks for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment of the Senior Obligations until the Senior Obligations shall have been paid in full in cash.

                    2.3. Certain Termination Events. In the event of any Termination Event under paragraph (f) of Article IX of the Receivables Transfer Agreement arising in respect of the Company:

                    (a) the Administrative Agent, on behalf of the Banks, is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution of any kind (including cash, property or securities) made in respect of the Subordinated Debt and in connection with any Termination Event referred to in this subsection 2.3, and give acquittance therefor and to file claims and proofs of claim and take such other action (including enforcing any security interest or other lien securing payment of the Subordinated Debt) as the Administrative Agent, on behalf of the Banks, may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of holders of Senior Obligations hereunder, provided that in the event the Administrative Agent, on behalf of the Banks, takes such action, it shall apply all proceeds first to the payment of costs under this Agreement, then to the payment of the Senior Obligations and any surplus proceeds remaining thereafter to be paid over to whomsoever may be lawfully entitled thereto; and

                    (b) each Subordinated Party shall duly and promptly take such action as the Administrative Agent, on behalf of the Banks, may request (i) to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to the Administrative Agent, on behalf of the Banks, such powers of attorney, assignments, or other instruments as the Administrative Agent, on behalf of the Banks, may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt for account of the Administrative Agent, on behalf of the Banks.

                    2.4. Certain Payments Held in Trust. All payments or distributions upon or with respect to the Subordinated Debt that are received by any Subordinated Party or any of its Affiliates, directly or indirectly, by set-off or in any other manner, including, without limitation, from or by way of collateral, contrary to the provisions of this Agreement, the Receivables Transfer Agreement or any Subordinated Note shall be received in trust for the benefit of the Banks, shall be segregated from other funds and property held by such Subordinated Party or such Affiliate and shall be forthwith paid over to the Administrative Agent on behalf of the Banks in the form received (with any necessary endorsement or assignment) to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for the payment of, the Senior Obligations until the Senior Obligations shall have been paid in full in cash. In the event that any Subordinated Party or its Affiliate fails to make any endorsement or assignment required hereby, the Administrative Agent, on behalf of the Banks, is hereby irrevocably authorized to make such endorsement or assignment as attorney-in-fact for such Subordinated Party or such Affiliate.

                    2.5. Subrogation. Each Subordinated Party agrees that no payment or distribution to the Administrative Agent or the Banks pursuant to the provisions of this Agreement shall entitle any Subordinated Party to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been paid in full in cash. Each Subordinated Party agrees that the subordination provisions contained herein shall not be affected by any action, or failure to act, by any holder of Senior Obligations which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of any Subordinated Party.

                    2.6. Waiver of Notices, Etc. Each Subordinated Party and the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and the Subordinated Debt and any requirement that the Administrative Agent or any Bank protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Pooled Property.

                    2.7. No Security. (a) Without the prior written consent of the Required Banks, the Company will not give to any Person, and neither any of the Subordinated Parties nor any of their Affiliates will receive or accept, any security of any nature whatsoever in respect of the Subordinated Debt on any property or assets, whether now existing or hereafter acquired, of the Company.

                    (b) Each Subordinated Party agrees and confirms that the Subordinated Debt held by it represents solely the right to receive certain amounts from funds available under the Receivables Transfer Agreement and only to the extent, in the manner and at the times set forth in the Receivables Transfer Agreement and that the Subordinated Debt held by it does not represent a security or other interest in the Receivables or their proceeds.

                    2.8.  Subordination Legend; Further Assurances.
          The Subordinated Parties will cause each instrument evidencing the Subordinated Debt held by it to be endorsed with the following legend:

                         "The indebtedness evidenced by this instrument is
                    subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement, dated as of July 13, 1994, among the maker hereof, the payee named herein and certain other parties."

          Each of the Subordinated Parties will further mark its books of account, in such a manner as shall be effective to give proper notice of the effect of this Agreement and will cause all Subordinated Debt held by it to be evidenced by all appropriate instrument or instruments endorsed with the above legend. Each of the Subordinated Parties will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Administrative Agent, on behalf of the Banks, may, at any time, request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent, on behalf of the Banks, to exercise and enforce its rights and remedies hereunder.

                    2.9. Representations and Warranties. Each Seller hereby represents and warrants that this Agreement constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).


                                     ARTICLE III

                    OTHER MATTERS REGARDING THE SUBORDINATED DEBT

                    3.1. No Waiver. No right of the Senior Parties to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Senior Parties, the Company or any Subordinated Party, or by any noncompliance by the Company or any Subordinated Party with the terms, provisions and covenants herein, and the Senior Parties are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with the Company, all without notice to or consent of any Subordinated Party or any of its Affiliates hereunder and without affecting the liabilities and obligations of the parties hereto.

                    3.2. Payment on Subordinated Debt and Remedies. Each of the Subordinated Parties agrees that, except upon request of the Administrative Agent, it will not ask, demand, accelerate, sue or take or receive from the Company, directly or indirectly (including from or by way of collateral), any payment of or security for all or any part of the Subordinated Debt or exercise any remedies or take any action or proceeding to enforce the same until the Senior Obligations have been paid in full in cash, and each Subordinated Party further agrees not to institute or join with any other creditors of the Company in instituting any petition commencing any bankruptcy, insolvency, reorganization, arrangement, receivership or similar proceeding or any assignment for the benefit of creditors against or in respect of the Company or any other marshalling of the assets and liabilities of the Company.

                    3.3. No Transfer of or Change in Subordinated Debt. Each Subordinated Party agrees that it will (a) not sell, assign, transfer, hypothecate or otherwise dispose of all or any part of the Subordinated Debt to any Person, including any of such Subordinated Party's Affiliates, (b) permit the terms of any of the Subordinated Debt to be changed in any manner or (c) subordinate any Subordinated Debt for the benefit of any other Person, in each case without the prior written consent of the Administrative Agent.

                    3.4. Obligations Hereunder Not Affected. All rights and interests of the Senior Parties hereunder, and all agreements and obligations of the Subordinated Parties and the Company hereunder, shall remain in full force and effect irrespective of:

                    (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the Receivables Transfer Agreement or any other Transaction Document; or

                    (b) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any Transaction Document, in respect of all or any of the Senior Obligations.

                    This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof is rescinded or must otherwise be returned by any Senior Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                    Each Subordinated Party hereby authorizes the Senior Parties, without notice or demand hereunder and without affecting or impairing any of the obligations of any Subordinated Party hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Senior Obligations or any part thereof or any security therefor; (b) take or hold security for the payment of the Senior Obligations and exchange, enforce, foreclose upon, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof as the Senior Parties, in their sole discretion, may determine; (d) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (e) exercise or refrain from exercising any rights against any Subordinated Party, the Company or any other Person and otherwise deal freely with the Company.

                    3.5. Reaffirmation of Representations and Warranties. Each Subordinated Party party to the Receivables Sale Agreement or the Receivables Transfer Agreement, as the case may be, reaffirms and repeats its respective representations and warranties contained in such Agreements and agrees that the Banks and the Administrative Agent may rely on such representations and warranties as though set forth herein in full.


                                      ARTICLE IV

                                    MISCELLANEOUS

                    4.1. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to the addresses in accordance with subsection 11.9 of the Receivables Transfer Agreement.

                    4.2.  Survival of Agreement.  All covenants,
          agreements, representations and warranties made by the Company and each Subordinated Party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Administrative Agent and the holders of the Senior Obligations and shall survive the execution and delivery of the Transaction Documents, regardless of any investigation made by the Administrative Agent or the holders of the Senior Obligations or on their behalf, and shall continue in full force and effect as long as any Senior Obligation is outstanding and unpaid and so long as the Commitments have not been terminated.

                    4.3. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent and each Subordinated Party and thereafter shall be binding upon and inure to the benefit of the Company, each Subordinated Party, the Administrative Agent and the Banks and their respective successors and assigns, except that neither the Company nor any Subordinated Party shall have the right to assign or delegate its rights or duties hereunder.

                    4.4. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    4.5. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    4.6. Waivers; Amendment. Neither this Agreement nor any terms hereof may be waived, amended, supplemented or modified except pursuant to an agreement or agreements in writing entered into by the Company, each affected Subordinated Party and the Administrative Agent. Each Senior Party shall be bound by any waiver, amendment, supplement or modification authorized by this Section.

                    4.7. WAIVER OF JURY TRIAL. THE COMPANY, THE SELLERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND
          UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                    4.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    4.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                    4.10. Addition of Sellers. Subject to the terms and conditions of the Receivables Sale Agreement, from time to time one or more Subsidiaries of the C&A Products may become additional Sellers parties to the Receivables Sale Agreement. Upon any such Subsidiary becoming an additional Seller under the Receivables Sale Agreement, such Subsidiary shall automatically be deemed for all purposes hereunder to be a Seller under this Agreement, commencing on the related Seller Addition Date.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                        CARCORP, INC.


                                        By:___________________________
                                           Title:

                                        CHEMICAL BANK, as Administrative
                                          Agent


                                        By:___________________________
                                           Title:


                                        The Sellers:

                                        COLLINS & AIKMAN PRODUCTS CO.


                                        By:___________________________
                                           Title:

                                        ACK-TI-LINING, INC.


                                        By:_________________________
                                           Title:

                                        WCA CANADA, INC.


                                        By:_________________________
                                           Title:

                                        IMPERIAL WALLCOVERINGS (CANADA),
                                          INC.


                                        By:_________________________
                                           Title:

                                        IMPERIAL WALLCOVERINGS, INC.


                                        By:_________________________
                                           Title:


                                        THE AKRO CORPORATION


                                        By:_________________________
                                           Title:

                                        DURA ACQUISITION CORP.


                                        By:_________________________
                                           Title:

                                                           EXHIBIT E TO THE
                                             RECEIVABLES TRANSFER AGREEMENT




                                   COLLINS & AIKMAN
                            as Master Servicer for Carcorp
                              Monthly Settlement Report


          For Fiscal Period:

          Beginning

          Ending


          I. CALCULATION OF RECEIVABLES BALANCE
          A. Beginning Gross Receivables Balance
          B. Receivables Created During Fiscal Month
          C. Less: Cash Collections Occurring During Fiscal Month
               Cash Discounts
               Returns
               Other Credits
          D. Less: Total Dilutive Credits
               Writeoffs
               Recoveries
          E. Less: Writeoffs Net of Recoveries
          F. Ending Gross Receivables Balances for Fiscal Month

          II.  CALCULATION OF ELIGIBLITY PERCENTAGE

          A. Gross Receivables Balance on Eligibility Determination Date

          B. Less Amounts in Gross Receivables Which:

          C.   the Entity does not have lawful/absolute title; subject to a lien by another

          D. the Buyer does not have a legal, valid, binding 1st priority security interest

          E. the Entity does not have a full right to assign and grant a lien to Buyers

          F. are not payable in US Dollars or are not enforceable obligations of the debtor
               Less: receivables denominated in Canadian dollars

          G. are subject to any bona fide dispute, claim, setoff or counterclaim by debtor

          H. are not evidenced by an invoice but by an instrument or chattel paper

          I.  are not bona fide accounts:

              (i) accounts from goods shipped on consignment

              (ii) accounts of services not performed or completed

          J.  The Receivables Debtor is any of the following:

               (i) incorporated outside the US
                Less: Canadian accounts which are otherwise eligible accounts of Japanese Receivables Debtors accounts incorporated outside the U.S. but supported by an LOC
               (ii.) any direct or indirect subsidiary of Holdings
               (iii) a domestic or foreign government or agency
               Less: receivables of the United States Gov't or agencies thereof
               (iv) is subject to bankruptcy or reorganization

          K. Invoices outstanding 90 days past original invoice date (120 days for Imperial)

          L. payment in respect of receivable has been returned for insufficient funds

          M. are placed with attorneys for collection

          N. is a consumer credit card receivable w/o all consumer protection laws

          O. is a consumer credit card receivable with two or more missed payments

          P.  is an account specified by the Administrative Agent

          Q. Sum of Ineligible Receivables Specified Above

          R. Eligible Receivables

          Less: Receivables supported by an LOC in excess of 15% of Adjusted Principal

          Amount of Eligible Receivables


          Less:   United States government or  agency Receivables in excess
          of   3% of the Adjusted Principal Amount of Eligible Receivables

          Less: Receivables denominated in Canadian dollars in excess of 10% of Adjusted Principal Amount of Eligible Receivables

          Less: Balances in excess of obligor percentage (zero until 270 days after closing)

          S.  Remaining Eligible Receivables

          T.  Eligiblity Percentage [ (R) / (S) ]

               III.  CALCULATION OF MAXIMUM INVESTED PERCENTAGE

          Loss Reserve Ratio

          A. Aggregate Adjusted Principal Amount of Receivables which were 90-119 days past due as of the last day of such fiscal month

          B. Aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the fifth month prior to such fiscal month

          C. Default Ratio (A/B)

          D. The highest three month rolling average of the Default Ratio that occurred during the last twelve fiscal months

          E. Factor

          F.  The   Aggregate  Adjusted  Principal  Amount  of  Receivables
          generated during the last 3.5 fiscal months

          G.  The   outstanding  Adjusted  Principal   Amount  of  Eligible
          Receivables as of the last day of such fiscal month.

          H. Loss Reserve Ratio (D*(F/G)*E)


          Yield Reserve Ratio

          I. Discount Rate = (Weighted Average Purchase Discount Amount Rate in effect at the end of the last fiscal month + accrued fees (other than the servicing fee) for such fiscal month / average daily Net Investment during such fiscal month)

          J. Days Sales Outstanding = 91 * (Amount of receivables at the end of the last fiscal month - aggregate bad debt reserve at the end of such fiscal month) / aggregate net sales for last 3 fiscal months

          K.  Factor

          L. Yield Reserve Ratio  (I*J*K)/360

          Servicing Reserve Percentage

          M. Servicing Reserve Percentage

          Dilution Reserve Percentage

          N.  Factor

          O.  Aggregate Dilutive Credits for last 12 fiscal months

          P. Aggregate Adjusted Principal Amount of Receivables generated during last fiscal 12 months

          Q.  Average Dilution Ratio (O / P)

          R.  The Peak Dilution Ratio during the last 12 fiscal months

          S. The aggregate Adjusted Principal Amount of Receivables generated in last fiscal month divided by the aggregate Adjusted Amount of Eligible Receivables for such fiscal month

          T.  Dilution Reserve Ratio ((N*Q)+(R-Q)*(R/Q)))*S

          Required Reserve Percentage:

          Sum of:
          Loss Reserve Ratio
          Yield Reserve Ratio
          Servicing Reserve Ratio
          Dilution Reserve Ratio

          V.  Total Required Reserve Percentage

          Maximum Invested Percentage

          W.     100%  minus  greater  of  17%  and  the  Required  Reserve
          Percentage


          IV. MONTHLY AGINGS SUMMARY

          Total
          Outstanding         1 - 29    30 - 59   60 - 89   90-119    120 +
          Balance of          Days      Days      Days      Days      Days
          Receivables         Current   Past Due  Past Due  Past Due  Past
          $
          %

          V.  CONCENTRATIONS - TOP 5 OBLIGORS

                                                            Excess
                              % of           Applicable     over
                              Eligible       Obligor        Obligor
                    Balance   Receivables    Percentage     Percentage

          1.
          2.
          3.
          4.
          5.

                              FINANCIAL COVENANTS

                                                       ACTUAL    COVENANT


          VI.  LOSS TO LIQUIDATION RATIO

          A. Writeoffs net of Recoveries during the last 12 fiscal months


          B. Four times the aggregate amount of Collections during the last 3 fiscal months

          C. Loss to Liquidation Ratio  (A / B)


          VII. DAYS SALES OUTSTANDING

          A.  DSO


          VIII.  % OF RECEIVABLES > 60 DAYS PAST DUE

          A. All Receivables more than 60 days past due at the end of last fiscal month

          B.  Gross  Receivables balance at the end of such fiscal month

          C.  (A / B)

                                EXHIBIT C TO THE RECEIVABLES SALE AGREEMENT
                            EXHIBIT F TO THE RECEIVABLES TRANSFER AGREEMENT


                   [FORM OF ADDITIONAL SELLER/SERVICER SUPPLEMENT]


                    SUPPLEMENT, dated _________________, to (i) the Receivables Sale Agreement, dated as of July 13, 1994 (as amended, the "Receivables Sale Agreement"), among Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), and each of the subsidiaries of C&A Products from time to time parties thereto (the "Sellers"), C&A Products, as master servicer (in such capacity, the "Master Servicer"), and Carcorp, Inc., a Delaware corporation (the "Company"), (ii) the Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (as amended, the "Receivables Transfer Agreement"), among the Company, the Master Servicer, certain of the Sellers, in their capacities as servicers of the Receivables (in such capacities, the "Servicers"), the several financial institutions from time to time parties thereto (the "Banks") and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and (iii) the Subordination Agreement, dated as of July 13, 1994 (as amended, the "Subordination Agreement"), among the Company, the Sellers from time to time parties thereto and the Administrative Agent.


                                W I T N E S S E T H :


                     WHEREAS, the Receivables Sale Agreement provides that any Subsidiary of C&A Products, although not originally a Seller thereunder, may become a Seller under the Receivables Sale Agreement, with (i) the consent of the Company and the Required Banks and (ii) the satisfaction of each of the conditions precedent set forth in subsection 3.4 of the Receivables Sale Agreement (one of which is the delivery to the Company of a supplement in substantially the form of this Supplement);

                     WHEREAS, the Receivables Transfer Agreement provides that any Subsidiary of C&A Products, although not originally a Servicer thereunder, may become a Servicer under the Receivables Transfer Agreement, with (i) the consent of the Company and the Required Banks to such Subsidiary becoming a Seller under the Receivables Sale Agreement, (ii) the delivery to the Company of a supplement in substantially the form of this Supplement and (iii) the satisfaction of each of the conditions precedent set forth in subsection 3.4 of the Receivables Sale Agreement;

                    WHEREAS, the Subordination Agreement provides that any Subsidiary of C&A Group, although not originally a Seller thereunder, shall become a Seller under the Subordination Agreement immediately upon such Subsidiary becoming a Seller under the Receivables Sale Agreement; and

                    WHEREAS, the undersigned was not an original Seller under the Receivables Sale Agreement and the Subordination Agreement or an original Servicer under the Receivables Transfer Agreement but now desires to become a Seller and a Servicer, respectively, thereunder.

                    NOW, THEREFORE, the undersigned hereby agrees as follows:

                    1. The undersigned agrees to be bound by all of the provisions of each of the Receivables Sale Agreement, the Subordination Agreement and the Receivables Transfer Agreement applicable to a Seller and a Servicer, respectively, thereunder and agrees that it shall, on the date this Supplement is accepted by the Company and the Required Banks, become (a) in the case of the Receivables Sale Agreement and the Subordination Agreement, a Seller and
               (b) in the case of the Receivables Transfer Agreement, a Servicer, for all purposes of the Receivables Sale Agreement, the Subordination Agreement and the Receivables Transfer Agreement, respectively, to the same extent as if originally a party thereto.

                    2. Terms defined in Annex X to the Receivables Transfer Agreement shall have their defined meanings when used herein.

                    IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                        [Insert name of Seller/Servicer]


                                        By________________________________
                                          Title:

          Accepted as of the date first
          above written:

          CARCORP, INC.


          By:
             Title:

          [Required Banks]


          By:
             Title:

                                                              EXHIBIT G TO THE
                                                RECEIVABLES TRANSFER AGREEMENT

                            [FORM OF CLOSING CERTIFICATE]

                              [NAME OF CERTIFYING PARTY]
                               (a Delaware corporation)

                    Pursuant to subsection[s] 6.1(a)[, (f), (k), (m) and
          (r)]* of the Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (the "Receivables Transfer Agreement"; capitalized terms defined therein shall be used herein as therein defined), among Carcorp, Inc., a Delaware corporation (the "Company"), Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), as master servicer (in such capacity, the "Master Servicer"), C&A Products and each of the subsidiaries of C&A Products from time to time parties thereto, in their capacities as servicers (in such capacities, the "Servicers"), the several financial institutions from time to time parties thereto (the "Banks"), and Chemical Bank, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), the undersigned ___________ of __________________ (the "Certifying Party") hereby certifies as follows:

                    [1.  As of the date hereof, each of the conditions
               precedent set forth in subsection 6.2 of the Receivables Transfer Agreement has been satisfied;

                    2. As of the date hereof, all conditions to the obligations of the Company and each of the Sellers under the Receivables Sale Agreement have either been (i) satisfied or
               (ii) waived by the Required Banks;

                    3. As of the date hereof (and after giving effect to all of the transactions occurring on the Effective Date), the Company is not "insolvent" under Section 101(32) of the U.S. Bankruptcy Code (11 U.S.C. Section 101(32));

                    4. Attached hereto as Exhibit A is a true, correct and complete copy of (a) the written Policies, or, to the extent that the credit and collection policies of the Sellers are not in written form at the date hereof, a written description of the historical credit and collection practices of the Sellers and proposed practices for the Company and (b) the Company Policies;]*

                    5. As of the date hereof, the representations and warranties of the Certifying Party set forth in ___________** of the Receivables Transfer Agreement are true and correct in all material respects on and as of such date;



          */   Insert bracketed language only in certificate of Company.

          **/  Insert "Article V" in the case of the Company or subsection
               12.6 in the case of the other Certifying Parties.

                    6.  ___________ is and at all times since ___ __, 199
               has been, the duly elected and qualified [Secretary] of the Certifying Party and the signature set forth for such officer below is such officer's true and genuine signature;

          and the undersigned [Secretary] of the Certifying Party certifies as follows:

                    7. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Party after the date hereof;

                    8. The Certifying Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                    9. Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Party on __________ ___, 1994 authorizing (i) the execution, delivery and performance of the Transaction Documents and the other documents executed and delivered pursuant thereto to which it is a party and
               (ii) the transactions contemplated by such Transaction Documents and such other documents; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying Party now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-Laws of the Certifying Party as in effect at all times since
               ____ __, 199   to and including the date hereof; and
               attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of the Certifying Party as
               in effect at all times since ____ __, 199   to and including
               the date hereof, and such By-laws and Certificate have not been amended, repealed, modified or restated;

                    10. The following persons are now duly elected and qualified officers of the Certifying Party holding the offices indicated next to their respective names below, and such officers have held such offices with the Certifying Party at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Party each of the Transaction Documents and the other documents executed and delivered pursuant thereto to which it is a party:

                Name                    Office                 Signature











                    IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.






          By:                                     By:

             Title:                                   Title:


          Date:     July __, 1994

                                                           EXHIBIT H TO THE
                                             RECEIVABLES TRANSFER AGREEMENT



                                    CARCORP, INC.
                                 Receivables Facility
                                   Daily Report


          Today's Date
          Date of Processing


          Daily Servicer Input

          Gross Receivables Balance - Previous Date
               Plus Can. dollar New Sales

               Plus U.S. dollar New Sales

               Less Can. dollar Collections

               Less U.S. dollar Collections

               Foreign Exchange Gain/(Loss)

               Less Other Adjustments

               Gross Receivables Balance - Today


          Calculation of Maximum Transfer

               Eligibility Percentage

               Eligible Receivables

               Required Reserve Percentage

               Required Reserves

               Maximum Transfer


          Total in Cash Collateral Accounts

               Beginning Balance

               Plus New Earnings

               Plus New Deposits

               Less Contribution to Sources

               Ending Balance

          Calculation of Net Investment

               Net Investment - Previous

               New Transfers Allowed / (Repmts. Req.'d)

               Cash Received from New Transfers

               Cash Repayments

               Libor Tranche Maturities

               ABR Balance

               Cash Collateral Account

               Net Investment - Today

               Less Cash Collateral Balance

               Aggregate Net Investment

               Excess/(Shortfall) Maximum Transfer vs. Net Investment

               Flow of Funds

               SOURCES

                    Cash Collections Balance Available

                    Cash Collateral Balance Available

                    New Transfers

                    Capital Contribution

                    Total Sources

               USES

               Purchase Discount Payment

               Bank Fee Payment

               Net Investment Repayment

               Operating Expense Payment

               Servicer Fee Payment

               Recvbls Purchase / Sub Note Repay / Dividends

               Total Uses

                                                              EXHIBIT I TO THE
                                                RECEIVABLES TRANSFER AGREEMENT




                                   CARCORP, INC.







                            RECEIVABLES SALE AGREEMENT








                            Dated as of July 13, 1994

                                   TABLE OF CONTENTS


                                                                           Page



                                       ARTICLE I

                                      DEFINITIONS

             1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . .  1
             1.2  Other Definitional Provisions . . . . . . . . . . . . . .  1

                                       ARTICLE II

                            PURCHASE AND SALE OF RECEIVABLES

             2.1  Purchase and Sale of Receivables  . . . . . . . . . . . .  2
             2.2  Purchase Price  . . . . . . . . . . . . . . . . . . . . .  3
             2.3  Payment of Purchase Price . . . . . . . . . . . . . . . .  3
             2.4  No Repurchase . . . . . . . . . . . . . . . . . . . . . .  5
             2.5  Rebates, Adjustments, Returns and Reductions;
                    Modifications . . . . . . . . . . . . . . . . . . . . .  5
             2.6  Limited Repurchase Obligation . . . . . . . . . . . . . .  5
             2.7  Obligations Unaffected  . . . . . . . . . . . . . . . . .  6
             2.8  Certain Charges . . . . . . . . . . . . . . . . . . . . .  6
             2.9  Certain Allocations . . . . . . . . . . . . . . . . . . .  6


                                      ARTICLE III

                            CONDITIONS TO PURCHASE AND SALE

             3.1  Conditions Precedent to the Company's Initial Purchase of
                    Receivables . . . . . . . . . . . . . . . . . . . . . .  6
             3.2  Conditions Precedent to All the Company's Purchases of
                    Receivables . . . . . . . . . . . . . . . . . . . . . .  7
             3.3  Conditions Precedent to Sellers' Obligations  . . . . . .  8
             3.4  Conditions Precedent to the Addition of a Seller  . . . .  9


                                       ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

             4.1  Representations and Warranties of the Sellers Relating to
                    the Sellers . . . . . . . . . . . . . . . . . . . . . .  10
                    (a)  Organization, Corporate Powers . . . . . . . . . .  10

                                                                          Page

                    (b)  Authorization  . . . . . . . . . . . . . . . . . .  10
                    (c)  Enforceability . . . . . . . . . . . . . . . . . .  11
                    (d)  Capitalization . . . . . . . . . . . . . . . . . .  11
                    (e)  Litigation; Compliance with Laws . . . . . . . . .  11
                    (f)  Agreements . . . . . . . . . . . . . . . . . . . .  11
                      (g)  Tax Returns  . . . . . . . . . . . . . . . . . .  12
                    (h)  No Material Misstatements  . . . . . . . . . . . .  12
                    (i)  Employee Benefit Plans . . . . . . . . . . . . . .  13
                    (j)  Solvency . . . . . . . . . . . . . . . . . . . . .  13
              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    (l)  Indebtedness to Company. . . . . . . . . . . . . .  13
                    (m)  Lockboxes. . . . . . . . . . . . . . . . . . . . .  13
                    (n)  Filings  . . . . . . . . . . . . . . . . . . . . .  14
                    (o)  Receivables Documents  . . . . . . . . . . . . . .  14
             4.2  Representations and Warranties of the Sellers Relating to
                    the Agreement and the Receivables . . . . . . . . . . .  14


                                       ARTICLE V

                                 AFFIRMATIVE COVENANTS

             5.1  Certificates; Other Information . . . . . . . . . . . . .  16
             5.2  Compliance with Laws, etc.  . . . . . . . . . . . . . . .  16
             5.3  Preservation of Corporate Existence . . . . . . . . . . .  16
             5.4  Visitation Rights . . . . . . . . . . . . . . . . . . . .  16
             5.5  Keeping of Records and Books of Account . . . . . . . . .  17
             5.6  Location of Records . . . . . . . . . . . . . . . . . . .  17
             5.7  Computer Files  . . . . . . . . . . . . . . . . . . . . .  17
             5.8  Policies  . . . . . . . . . . . . . . . . . . . . . . . .  17
             5.9  Taxes; ERISA  . . . . . . . . . . . . . . . . . . . . . .  17
             5.10  Collections  . . . . . . . . . . . . . . . . . . . . . .  18
             5.11  Lockbox Agreements; Lockbox Accounts . . . . . . . . . .  18
             5.12  Furnishing Copies, etc . . . . . . . . . . . . . . . . .  19
             5.13  Obligations with Respect to Obligors and Receivables . .  19
             5.14  Responsibilities of the Sellers  . . . . . . . . . . . .  19
             5.15  Further Action . . . . . . . . . . . . . . . . . . . . .  20


                    5.16  Certain Procedures
             6.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             6.2  Extension or Amendment of Receivables . . . . . . . . . .  22
             6.3  Change in Payment Instructions to Obligors  . . . . . . .  22
             6.4  Change in Name  . . . . . . . . . . . . . . . . . . . . .  22

             6.5  Modification of Ledger  . . . . . . . . . . . . . . . . .  22
             6.6  Business of the Sellers . . . . . . . . . . . . . . . . .  23
             6.7  Accounting of Purchases . . . . . . . . . . . . . . . . .  23
             6.8  Chattel Paper . . . . . . . . . . . . . . . . . . . . . .  23
             6.9  Ineligible Receivables  . . . . . . . . . . . . . . . . .  23


                                      ARTICLE VII

                              PURCHASE TERMINATION EVENTS   . . . . . . . .  23



                                      ARTICLE VIII

                                 THE SUBORDINATED NOTES

             8.1  Subordinated Notes  . . . . . . . . . . . . . . . . . . .  25
             8.2  Restrictions on Transfer of Subordinated Notes  . . . . .  25
                                       ARTICLE IX

                                     MISCELLANEOUS

             9.1  Further Assurances  . . . . . . . . . . . . . . . . . . .  26
             9.2  Payments  . . . . . . . . . . . . . . . . . . . . . . . .  26
             9.3  Costs and Expenses  . . . . . . . . . . . . . . . . . . .  26
             9.4  Successors and Assigns  . . . . . . . . . . . . . . . . .  27
             9.5  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .  27
             9.6  No Waiver; Cumulative Remedies  . . . . . . . . . . . . .  28
             9.7  Amendments and Waivers  . . . . . . . . . . . . . . . . .  28
             9.8  Severability  . . . . . . . . . . . . . . . . . . . . . .  28
             9.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  28
             9.10  Counterparts . . . . . . . . . . . . . . . . . . . . . .  28
             9.11  Construction of Agreement as Security Agreement  . . . .  29
             9.12  Waivers of Jury Trial  . . . . . . . . . . . . . . . . .  29
             9.13  Jurisdiction; Consent to Service of Process  . . . . . .  29
             9.14  Addition of Sellers  . . . . . . . . . . . . . . . . . .  30
             9.15  Optional Termination of Seller . . . . . . . . . . . . .  30
             9.16  No Bankruptcy Petition . . . . . . . . . . . . . . . . .  31
             9.17  Termination  . . . . . . . . . . . . . . . . . . . . . .  31
             9.18  Confidentiality  . . . . . . . . . . . . . . . . . . . .  31


        ANNEX X     Definitions

                                                                          Page

        SCHEDULES

              1     Locations of Chief Executive Offices; Locations of
                      Books and Records
              2     Lockboxes
              3     Discounted Percentage
              4     Tax Matters


        EXHIBITS

             A      Form of U.S. Dollar Subordinated Note
             BB     Form of Canadian Dollar Subordinated Note
             CC     Form of Additional Seller Supplement

                    RECEIVABLES SALE AGREEMENT, dated as of July 13, 1994, among Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), Ack-Ti-Lining, Inc., WCA Canada, Inc., Imperial Wallcoverings (Canada), Inc., Imperial Wallcoverings, Inc., The Akro Corporation, Dura Acquisition Corp. and each of the other subsidiaries of C&A Products from time to time parties hereto (each of the foregoing, a "Seller"), C&A Products, as Master Servicer (in such capacity, the "Master Servicer"), and Carcorp, Inc., a Delaware corporation (the "Company").


                                W I T N E S S E T H :


                    WHEREAS, in the ordinary course of business, each Seller generates accounts receivable; and

                    WHEREAS, each Seller desires to sell to the Company, and the Company is willing to purchase from such Seller, all of such Seller's right, title and interest in, to and under the Receivables (as defined herein) now existing or hereafter created and the rights of such Seller in, to and under all Related Property (as so defined) related thereto;

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Annex X hereto unless otherwise defined herein.

                    1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Sellers and the Company, unless otherwise defined herein, shall have the respective meanings given to them under generally accepted accounting principles.

                    (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                      ARTICLE II

                           PURCHASE AND SALE OF RECEIVABLES

                    2.1 Purchase and Sale of Receivables. (a) By execution of this Agreement, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, on the Effective Date, all Receivables owned by the Sellers at the close of business on the Effective Date and all Related Property in respect of such Receivables. Subject to Article VII, as of each Payment Date, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, all of its right, title and interest in, to and under all Receivables owned by the Sellers at the close of business on such Payment Date and not theretofore conveyed to the Company and all Related Property in respect of such Receivables. The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Company or any other Person of any obligation of the Sellers in connection with the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligor.

                    (b) On the Effective Date and on the date of creation of each newly created Receivable, all of the applicable Seller's right, title and interest in and to (i) in the case of the Effective Date, all existing Receivables and Related Property in respect of such Receivables and (ii) in the case of each such date of creation, all such newly created Receivables and all Related Property in respect of such Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to the Company pursuant to paragraph (a) above without any further action by such Seller or any other Person. If any Seller shall not have received payment from the Company of the Purchase Price for any newly created Receivable on the Payment Date therefor in accordance with the terms of subsection 2.3(c), such newly created Receivable and the Related Property with respect thereto shall, upon receipt of notice from the applicable Seller of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by the Company to such Seller without any further action by the Company or any other Person.

                    (c) In connection with the foregoing conveyances, each Seller agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable), and any other similar instruments, with respect to the Receivables and Related Property now existing and hereafter acquired by the Company from the Sellers meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the purchases of the Receivables and Related Property by the Company from the Sellers, and to deliver evidence of such filings to the Company on or prior to the Effective Date. The parties hereto intend that the transfer of Receivables effected by this Agreement be sales.

                    (d) In connection with the foregoing conveyances, each Seller agrees at its own expense, as agent of the Company, that it will (i) indicate or cause to be indicated on the computer files and other listings relating to the Receivables that all Receivables and Related Property have been sold to the Company and that the Company has sold an interest therein and has granted a security interest in the Company's retained interest therein and (ii) deliver or cause to be delivered to the Company computer files, microfiche lists or typed or printed lists containing true and complete lists of all such Receivables, identified by Obligor and by the Receivables balance as of June 15, 1994.

                    2.2 Purchase Price. The amount payable by the Company to a Seller (the "Purchase Price") for newly created Receivables and Related Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Daily Report and (b) the Discounted Percentage with respect to such Seller. To the extent the Purchase Price of any Receivable is denominated in Canadian Dollars, the Dollar equivalent of such Purchase Price shall be equal to the Canadian Exchange Percentage thereof.

                    2.3 Payment of Purchase Price. (a) Upon fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and the Related Property shall be paid or provided for in the manner provided below on each day for which a Daily Report is prepared and delivered to the Company (each such day, a "Payment Date"). Each Seller hereby appoints the Master Servicer as its agent to receive payment of the Purchase Price for Receivables sold by it to the Company and hereby authorizes the Company to make all payments due to such Seller directly to, or as directed by, the Master Servicer. The Master Servicer hereby accepts and agrees to such appointment.

                    (b) The Purchase Price for Receivables and the Related Property with respect thereto purchased by the Company on the Effective Date from each Seller shall be paid by the Company as follows:

                    (i) in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Company to other Persons; and

                   (ii) in cash from the proceeds of capital contributed by C&A Products to the Company in respect of its equity interest in the Company.


                    (c) The Purchase Price for Receivables and the Related Property with respect thereto purchased by the Company on any Payment Date after the Effective Date shall be paid by the Company on such Payment Date as follows:

                    (i) by netting the amount of any Seller Adjustment Payments or Seller Repurchase Payments pursuant to subsection 2.5 or 2.6 against such Purchase Price;

                   (ii) to the extent available for such purpose, in cash from Collections; it being understood that Canadian Dollar cash Collections shall be applied solely to the Purchase Price of Canadian Dollar denominated Receivables;

                  (iii) to the extent available for such purpose, in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Company to other Persons;

                   (iv) at the option of the Company, by means of an addition to the principal amount of the Canadian Dollar Subordinated Note or U.S. Dollar Subordinated Note, as appropriate in accordance with this subsection, in an aggregate amount equal to the remaining portion of the Purchase Price; provided, however, that the Company may pay by means of additions to the principal amount of either Subordinated Note only if, at the time of such payment and after giving effect thereto, the fair market value of its assets, including any beneficial interests or indebtedness of a trust and all Receivables and Related Property it owns, after giving effect for this purpose to any Adjustments with respect to the Purchased Receivables or any participation interest therein sold to the Banks under the Receivables Transfer Agreement, is greater than the amount of its liabilities including its liabilities on the Subordinated Notes and in respect of the Purchase Discount Amounts and all fees payable under the Receivables Transfer Agreement. Any such addition to the principal amount of the Subordinated Notes shall be allocated among the Sellers by the Master Servicer provided, however, that additions to the principal amount of the Canadian Dollar Subordinated Note may only be made to evidence the purchase price of Receivables denominated in Canadian Dollars and additions to the U.S. Dollar Subordinated Note may only be made to evidence the purchase price of Receivables denominated in Dollars. The Master Servicer may evidence such payments by means of additions to the principal amount of the appropriate Subordinated Note by recording the date and amount thereof on the books and records of the Master Servicer or the Sellers or on the grid attached to such Subordinated Note; provided that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights; and


                    (v) in cash from the proceeds of capital contributed by C&A Products to the Company in respect of its equity interest in the Company.

                    (d) The Master Servicer may allocate among the Sellers the payment of the Purchase Price for Receivables and any amounts netted therefrom pursuant to subsection 2.3(c)(i). The Company shall be entitled to pay all amounts in respect of the Purchase Price of Receivables to an account of the Master Servicer without regard to whether or how such payments are allocated by the Master Servicer to the Sellers. All payments under this Agreement (i) to the extent such payments are made in Canadian Dollars, shall be made on the date specified therefor in Canadian Dollars in same day funds or by check, as the Master Servicer shall elect, (ii) in all other cases, shall be made on the date specified therefor in Dollars in same day funds or by check, as the Master Servicer shall elect, (iii) in all cases, shall be made not later than 3:00 p.m (New York City time) and (iv) shall be made (x) if to any Seller, to the bank account for such Seller designated in writing by the Master Servicer to the Company and
          (y) if to the Master Servicer, to the bank account designated in writing by the Master Servicer to the Company.

                    (e) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the ABR plus the Applicable ABR Margin plus 2%, payable on demand.

                    2.4 No Repurchase. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables or Related Property or to rescind or otherwise retroactively effect any purchase of any Purchased Receivables or Related Property after the Payment Date relating thereto.

                    2.5 Rebates, Adjustments, Returns and Reductions; Modifications. From time to time a Seller may make Adjustments to Receivables in accordance with this subsection 2.5 and subsection 6.2. The Sellers, jointly and severally, agree to pay to the Company, on the Payment Date immediately succeeding the date of the grant of any Adjustment (regardless of which Seller shall have granted such Adjustment), the amount of any such Adjustment (a "Seller Adjustment Payment"); provided, that, prior to any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(c)(i). An "Adjustment" shall mean any rebate, discount, refund or adjustment (including, without limitation, as a result of the application of any special or other discounts or any reconciliations) of any Receivable, the amount owing for any returns (including, without limitation, as a result of the return of any stale goods) or cancellations and the amount of any other reduction of any payment under any Receivable in each case granted or made by the applicable Seller to the related Obligor, provided, that, an "Adjustment" does not include any Charge-Off. The amount of any Adjustment shall be set forth on the first Daily Report prepared after the date of the grant thereof.

                    2.6 Limited Repurchase Obligation. In the event that any of the representations or warranties contained in subsection
          4.2 in respect of any Receivable shall be or have been incorrect in any material respect as of the date made or deemed made, or any Eligible Receivable shall become subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or any Seller shall breach any covenant contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9 with respect to any Receivable (each of the foregoing events or circumstances, a "Repurchase Event"), such Receivable shall cease to be an Eligible Receivable on the date on which such Repurchase Event occurs. In addition, if any Repurchase Event shall occur with respect to any Receivable, then the Sellers, jointly and severally, agree to pay to the Company an amount (the "Repurchase Amount") equal to the Purchase Price of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such Repurchase Event, such payment to occur on the 30th day after the day such Repurchase Event becomes known (or should have become known with due diligence) to any Seller (except that if such 30th day is not a Business Day, such payment shall be made on the Business Day immediately succeeding such 30th day) unless such Repurchase Event shall have been cured on or before such 30th day; provided, that, prior to the occurrence of any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(c)(i). Any payment by any Seller pursuant to this subsection 2.6 is referred to as a "Seller Repurchase Payment". If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable), any Seller shall so reacquire any such Receivable, then the Company shall have no further remedy against the Sellers in respect of the Repurchase Event with respect to such reacquired Receivable. Upon a Seller Repurchase Payment, the Company shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Company in, to and under such Receivable and the Related Property with respect thereto. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by such Seller to effect the conveyance of such Receivable pursuant to this section 2.6.


                    2.7 Obligations Unaffected. The obligations of the Sellers to the Company under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

                    2.8 Certain Charges. Each of the Sellers and the Company agrees that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination, and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

                    2.9 Certain Allocations. Each of the Sellers hereby agrees that, following the occurrence of an Early Termination in respect of any Seller, all Collections and other proceeds received in respect of Receivables generated by such Seller shall be applied first, to pay the outstanding Principal Amount of Purchased Receivables (as of the date of such Early Termination) of the Obligor to whom such Collections are attributable until such Purchased Receivables are paid in full and, second, to such Seller to pay Receivables of such Obligor not sold to the Company; provided, however, that notwithstanding the foregoing, if any such Seller can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor.


                                     ARTICLE III

                           CONDITIONS TO PURCHASE AND SALE

                    3.1 Conditions Precedent to the Company's Initial Purchase of Receivables. The obligation of the Company to purchase the Receivables and the Related Property hereunder on the Effective Date from any Seller is subject to the conditions precedent, which may be waived by the Company, that (a) each of the Sale Documents shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Effective Date:

                    (i) the Company shall have received copies of duly adopted resolutions of the Board of Directors of each Seller as in effect on the Effective Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                   (ii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of each Seller, dated the Effective Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign this Agreement and any instruments or documents in connection with this Agreement;

                  (iii) each Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law) and delivered evidence of such filings to the Company on or prior to the Effective Date; and all other action necessary or desirable, in the reasonable judgment of the Company, to perfect the Company's ownership of the Receivables shall have been duly taken;

                   (iv) each Seller shall have delivered to the Company a microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date no later than five Business Days preceding the Effective Date, the Obligors whose Receivables are to be transferred to the Company on the Effective Date and the balance of the Receivables with respect to each such Obligor as of such preceding date; and

                    (v) the Company shall have received reports of UCC-1 and other searches of the Sellers with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of an interest in the Purchased Receivables and except for Liens as to which the Company has received Uniform Commercial Code termination statements to be filed on or prior to the Effective Date.

                    3.2 Conditions Precedent to All the Company's Purchases of Receivables. The obligation of the Company to pay a Seller for any Receivable and the Related Property with respect thereto on each Payment Date (including the Effective Date) shall be subject to the further conditions precedent, which may be waived by the Company, that on such Payment Date:

                    (a) the following statements shall be true (and the acceptance by such Seller of the Purchase Price for any Receivables on any Payment Date shall constitute a representation and warranty by such Seller that on such Payment Date such statements are true):

                         (i) the representations and warranties of such Seller contained in subsections 4.1 and 4.2 shall be true and correct in all material respects on and as of such Payment Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date; and

                        (ii) no Purchase Termination Event or Incipient Purchase Termination Event shall have occurred and be continuing; and

                       (iii) there has been no material adverse change since the date of this Agreement in the collectibility of the Receivables (other than due to a change in the creditworthiness of the Obligors);

                    (b) the Company shall be satisfied that such Seller's systems, procedures and record-keeping relating to the Purchased Receivables are in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement (it being understood and agreed that as of the date hereof, the Sellers' systems, procedures and record-keeping relating to the Receivables are in all material respects sufficient and satisfactory);

                    (c) the Company shall have received payment in full of all amounts for which payment is due from such Seller pursuant to subsection 2.5, 2.6 or 9.3;

                    (d) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

                    (e) such Seller shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

          provided, however, that the failure of any Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under subsection 2.1(b).

                    3.3  Conditions Precedent to Sellers' Obligations.
          (a) The obligations of each Seller on the Effective Date shall be subject to the conditions precedent that such Seller shall have received on or before the Effective Date the following, each dated the Effective Date and in form and substance satisfactory to such Seller:

                    (i) a copy of duly adopted resolutions of the Board of Directors of the Company authorizing this Agreement, the documents to be delivered by the Company hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company; and

                   (ii) a duly executed certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                    (b) The obligations of each Seller on each Payment Date shall be subject to the condition precedent that no Termination Event set forth in paragraph (f) of Article IX of the Receivables Transfer Agreement shall have occurred and be continuing.

                    3.4 Conditions Precedent to the Addition of a Seller. No Subsidiary of C&A Products approved by the Company as an additional Seller pursuant to subsection 9.14 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

                    (i) the Company shall have received an Additional Seller Supplement substantially in the form of Exhibit C hereto, duly executed and delivered by such Seller;

                   (ii) the Company shall have received copies of duly adopted resolutions of the Board of Directors of such Seller as in effect on the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                  (iii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller dated the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement;

                   (iv) a Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Company;

                    (v) such Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law) and delivered evidence of such filings to the Company on or prior to the date hereof; and all other action necessary or desirable, in the opinion of the Company, to perfect the Company's ownership of the Receivables shall have been duly taken;

                   (vi) such Seller shall have delivered to the Company a microfiche, a typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date acceptable to the Company prior to the related Seller Addition Date the Obligors whose Receivables are to be transferred to the Company and the balance of the Receivables with respect to each such Obligor as of such date; and

                  (vii) the Company shall have received reports of UCC-1 and other searches of such Seller with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of an interest in the Purchased Receivables and except for Liens as to which the Company has received Uniform Commercial Code termination statements to be filed on or prior to the related Seller Addition Date.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                    4.1 Representations and Warranties of the Sellers Relating to the Sellers. Each Seller hereby represents and warrants to the Company on the Effective Date and on each Payment Date that:

                    (a) Organization, Corporate Powers. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign corporation to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform this Agreement and each of the other Sale Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party. It does not have any assets or business, nor is it a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed or referred to in the registration statement of which the Preliminary Prospectus is a part or as contemplated hereby and thereby.

                    (b) Authorization. The execution, delivery and performance by it of this Agreement and each of the other Sale Documents to which it is a party, the sale of Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (collectively, the "Sale Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of such Seller, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller is a party or by which it or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this subsection, individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any of its property or assets, except for Liens created under this Agreement and Liens created in connection with the sale by the Company of an interest in the Receivables.

                    (c) Enforceability. Each of this Agreement and each of the other Sale Documents to which it is a party has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d) Capitalization. All of its Capital Stock is owned directly or indirectly by C&A Products.

                    (e) Litigation; Compliance with Laws. (1) Except as described in the registration statement of which the Preliminary Prospectus is a part, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of such Seller, threatened against or affecting such Seller or any of its property or rights as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Transaction Documents or
               (iii) if adversely determined, could materially adversely affect the Sale Transactions.

                    (2) It is not in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The sales hereunder and the use of the proceeds thereof will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject such Seller to any civil or criminal penalty or fine. No Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing.

                    (f) Agreements. (1) It is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                    (2) It is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect.

                    (g) Tax Returns. It has filed or caused to be filed all Federal, and all material state, local and foreign, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books and taxes, assessments, charges, levies or claims in respect of property taxes for property that it has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. It has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 29, 1994, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of such Seller have been examined by relevant Federal tax authorities for all periods through January 26, 1985, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 4, as of the Effective Date, with respect to such Seller, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                    (h) No Material Misstatements. The information, reports, financial statements, exhibits and schedules furnished by or on behalf of such Seller to the Company in connection with the negotiation of any Sale Document or included therein or delivered pursuant thereto did not contain and will not contain as of the Effective Date any material misstatement of fact and did not omit and will not omit to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Sale Transactions or such Seller.

                    (i) Employee Benefit Plans. Each of such Seller and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which such Seller or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and, as of the Effective Date, the present value of all benefit liabilities under each Plan of such Seller or any of its ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $7,500,000 the value of the assets of such Plan. None of such Seller or any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of such Seller or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been termi-nated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorgan-ization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                    (j) Solvency. The fair salable value of the assets of such Seller exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Seller. The assets of such Seller do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Such Seller does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Recapitalization Transactions but assuming that the Overallotment Option is not exercised).

                    (k) Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller or any of its Subsidiaries is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the sale of Receivables or the granting of Liens thereon.

                    (l) Indebtedness to Company. Immediately prior to consummation of the transactions contemplated hereby on the Effective Date, it had no outstanding Indebtedness to the Company.

                    (m) Lockboxes. Set forth in Schedule 2 is a complete and accurate description as of the Effective Date of each Lockbox Account currently maintained by such Seller. Each of the Lockbox Agreements, once entered into, shall be the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (n) Filings. Upon the making of the filings and the performance of the acts described in the legal opinions delivered pursuant to subsections 6.1(b)(iii) and (iv) of the Receivables Transfer Agreement (which shall be made or performed no later than five Business Days after the Effective Date), all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) shall have been made or performed in order to grant the Company a first priority perfected ownership interest in respect of all Receivables.

                    (o) Receivables Documents. Upon the delivery, if any, by such Seller to the Company of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.15(d)(5), the Company shall have been furnished with all materials and data necessary to permit immediate collection of the Purchased Receivables without the participation of any Seller in such collection.

                    4.2 Representations and Warranties of the Sellers Relating to the Agreement and the Receivables. Each Seller hereby represents and warrants to the Company on the Effective Date and on each Payment Date that with respect to the Receivables being paid for as of such date:

                    (a) Receivables Description. The microfiche, printed or typed list or computer file delivered pursuant to subsection 3.1(b)(iv) is an accurate and complete listing in all material respects of all its Receivables as of June 15, 1994 and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of such date.

                    (b) Eligible Receivable. Each Receivable sold by it hereunder and included as an Eligible Receivable in the calculation of Applicable Eligible Receivables Percentage will be, on and as of the date of such inclusion, an Eligible Receivable. The aggregate outstanding Principal Amount of Receivables sold by it on any Payment Date is correctly set forth on the Seller Daily Report with respect to such Seller and with respect to such Payment Date. The aggregate outstanding Adjusted Principal Amount of Receivables denominated in Canadian Dollars and sold by it on any Payment Date is correctly set forth on the Seller Daily Report with respect to such Seller and with respect to such Payment Date.

                    (c) Title; No Liens. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, such Seller is the sole legal and beneficial owner of its Receivables, and upon the sale of each Receivable of such Seller, the Company will become the sole legal and beneficial owner of such Receivable, free and clear of any Liens (except for Liens granted by such Seller in favor of the Company and the interest in such Purchased Receivables sold and the security interest therein granted by the Company to other Persons and except for Liens which are released on or prior to the Effective Date), and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Receivable, Related Property or Collections with respect thereto will at such time be on file against such Seller in any filing or recording office except such as have been filed in favor of the Company in accordance with this Agreement.

                    (d) Governmental Consents. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Company in connection with the conveyance of each Receivable pursuant to the Receivables Transfer Agreement have been duly obtained, effected or given and are in full force and effect.

                    (e) Compliance With Laws. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, all laws, statutes, rules and regulations (including, without limitation, usury laws), applicable at the related Payment Date to any of the Receivables have been duly complied with by such Seller except to the extent any failure to so comply could not affect the validity or collectibility of such Receivable.

                    (f)  No Set-Off.  Other than with respect to
               Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, the Receivables are not subject to any defense, dispute, offset or counterclaim, whether arising out of the transactions represented by the Receivables or independently thereof and whether arising out of any assertion by any Obligor that its obligations in respect of any Receivable are, or may be, payable to a third party, instead of the owner of such Receivable, or otherwise.

                    (g) Chief Executive Office. The chief executive office of such Seller is listed opposite its name on
               Schedule 1, which office is the place where such Person is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code of the State of New York, and the offices of such Seller where such Seller keeps its records concerning the Receivables are also listed in said Schedule opposite its name.

                    (h) Absence of Changes. As of the related Payment Date, there has not been since the date of this Agreement any material adverse change in the ability of such Seller, acting as the Servicer, to perform its obligations hereunder or under the Receivables Transfer Agreement.

                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

               Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller or the Master Servicer on behalf of such Seller shall:

                    5.1  Certificates; Other Information.  Furnish to the
          Company:

                    (a) not later than 90 days after the end of each fiscal year and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of the Master Servicer stating that, to the best of such Officer's knowledge, such Seller during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Sale Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Purchase Termination Event or Incipient Purchase Termination Event except as specified in such certificate; and

                    (b) promptly, such additional financial and other information as the Company may from time to time reasonably request.

                    5.2 Compliance with Laws, etc. Comply in all material respects with its Certificate of Incorporation and by-laws and all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to the Purchased Receivables, except to the extent that failure to comply therewith could not materially adversely affect the rights of the Company in the Purchased Receivables or the collectibility or validity thereof. Each Seller will comply, in all material respects, with its obligations under contracts with Obligors relating to the Purchased Receivables except to the extent such compliance would result in a violation of a laws, rules, regulations and orders of any Governmental Authority.

                    5.3 Preservation of Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and maintain such legal existence separate from that of the Company, provided that any Seller may be merged or consolidated with or into any other Seller or C&A Products.

                    5.4 Visitation Rights. At any reasonable time during normal business hours and from time to time, in each case upon reasonable notice to such Seller and the Master Servicer, permit
          (i) the Company, or any of its agents or representatives, (A) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of each Seller relating to the Purchased Receivables hereunder and
          (B) following the termination of the appointment of C&A Products as Master Servicer or of such Seller as Servicer with respect to the Purchased Receivables, to be present at the offices and properties of such Seller to administer and control the collection of amounts owing on the

          Purchased Receivables and (ii) the Company, or any of its agents or representatives, to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Purchased Receivables or such Seller's performance hereunder with any of its officers or directors and with its independent certified public accountants (subject to any requirements of confidentiality imposed by law or contract).

                    5.5 Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of amounts owing on all Purchased Receivables, and, until any delivery to the Company, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of amounts owing on all such Purchased Receivables and the Related Property with respect thereto.

                    5.6 Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the records concerning the Purchased Receivables (and all original documents relating thereto) at the locations referred to for it on Schedule 1 hereto or, upon 30 days' prior written notice to the Company, at such other locations in a jurisdiction where all action required by subsection 5.15(a) shall have been taken and completed and be in full force and effect.

                    5.7 Computer Files. At its own cost and expense, retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables and mark the computer tape or other physical records of the Purchased Receivables to the effect that interests in the Purchased Receivables existing with respect to the Obligors listed thereon have been sold to the Company.

                    5.8 Policies. Perform its obligations in accordance with and comply in all material respects with the Policies and the Company Policies and neither change nor modify the Policies or the Company Policies in any material respect, except with the prior written consent of the Company or if such changes are necessary under any law, rule, regulation or order of any Governmental Authority applicable to it; it being understood that material changes to the Policies and the Company Policies shall include, without limitation, changes to the timing of Charge-Offs of Receivables and changes to the creditworthiness criteria used in determining whether to extend credit to a Person and in determining the amount of such credit to extend.

                    5.9 Taxes; ERISA. (a) Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or such Seller, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (ii) such tax, assessment, charge, levy or claim is in respect of property taxes for property that such Seller has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate for the Master Servicer and all Sellers taken as a whole.

                    (b) (i) Comply in all material respects with the applicable provisions of ERISA and (ii) furnish to the Company
          (w) as soon as possible, and in any event within 30 days after any Responsible Officer of such Seller or any ERISA Affiliate of such Seller knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Master Servicer, such Seller or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (x) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice such Seller or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (y) within 20 days after the due date for filing with the PBGC pursuant to
          Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (z) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by such Seller or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Seller or such ERISA Affiliate concerning (I) the imposition of Withdrawal Liability or (II) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

                    5.10 Collections. Use its best efforts to cause any Obligor which currently pays its Receivables by checks mailed to such Seller to make future payments in respect of Receivables to a Lockbox Account or by wire transfer to the Collection Account, provided, that, prior to an Incipient Purchase Termination Event or a Purchase Termination Event, no Seller shall be obliged to make any such request of any such Obligor if such Seller determines in its reasonable judgment that such request could be detrimental to its ongoing business relationship with such Obligor.

                    5.11 Lockbox Agreements; Lockbox Accounts. Within 60 days of the Effective Date,

                    (a) if such Seller has not established a Lockbox Account on the Effective Date, it shall establish one and enter into a Lockbox Agreement with respect thereto;

                    (b) if such Seller shall not have entered into a Lockbox Agreement with respect to any existing Lockbox Account on the Effective Date, it shall enter into such a Lockbox Agreement.

                    5.12  Furnishing Copies, etc.  Furnish to the Company:

                    (a) within two Business Days of the Company's request, but no more than once each month, a certificate of the chief financial officer of such Seller or of the Master Servicer on behalf of such Seller certifying, as of the date thereof, to the best knowledge of such officer, that no Purchase Termination Event has occurred and is continuing, and setting forth the computations used by the chief financial officer of such Seller in making such determination or if one has so occurred specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                    (b) promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event or Incipient Purchase Termination Event, written notice thereof;

                    (c) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Purchased Receivables of the applicable Seller, as the Company may from time to time reasonably request;

                    (d) promptly upon obtaining knowledge of the occurrence thereof, written notice of any event of default or default under any other Sale Document;

                    (e) promptly upon obtaining knowledge of the occurrence thereof, written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

                    (f) promptly upon determining that any Purchased Receivable designated as an Eligible Receivable on the applicable Daily Report or Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

                    5.13 Obligations with Respect to Obligors and Receivables. Take all actions on its part reasonably necessary to maintain in full force and effect its material rights under all contracts relating to the Purchased Receivables.

                    5.14 Responsibilities of the Sellers. Notwithstanding anything herein to the contrary, (i) each Seller shall perform or cause to be performed all its obligations under the Policies and the Company Policies related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve any Seller of its obligations with respect to such Purchased Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Purchased

          Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Seller thereunder.

                    5.15  Further Action.  In addition to the foregoing:

                    (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in such Seller's reasonable judgment or that the Company may reasonably request, in order to protect or more fully evidence the Company's right, title and interest in the Purchased Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, each Seller will upon the request of the Company
               (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable, (B) indicate on its books and records that the Purchased Receivables have been purchased by the Company and that the Company has sold an interest therein and has granted a security interest therein in the Company's retained interest, and provide to the Company, upon request, copies of any such records, and (C) obtain the agreement of any Person having a Lien on any Receivables owned by any Seller (other than any Lien created or imposed hereunder or any Lien expressly permitted pursuant to subsection 6.1) to release such Lien upon the purchase of any such Receivables by the Company.

                    (b) Each Seller hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Purchased Receivables and the Related Property sold or to be sold by such Seller without the signature of such Seller to the extent permitted by applicable law.

                    (c) If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in subsection 9.3.

                    (d) Each Seller agrees that, upon the occurrence and during the continuation of a Purchase Termination Event, Incipient Purchase Termination Event or a Servicer Event of
               Default:

                         (1) the Company (and its assignees) shall have the right at any time to notify, or require that any Seller at such Seller's expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee;

                         (2) the Company (and its assignees) shall have the right to (x) sue for collection on any Purchased Receivables or (y) sell any Purchased Receivables to any Person for a price that is acceptable to the Company. If required by the terms of Section 9-504 or 9-505 of the Uniform Commercial Code, the Company (and its assignees) may offer to sell any Purchased Receivable to any Person, together, at its option, with all other Purchased Receivables created by the same Obligor. Any Purchased Receivable sold hereunder shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

                         (3) each Seller shall, upon the Company's written request and at such Seller's expense, (x) assemble all such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables sold by such Seller and (2) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "Documents") and (y) deliver the Documents to the Company or its designee at a place designated by the Company. In recognition of each Seller's need to have access to any Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder or as a result of its responsibilities as Servicer, the Company hereby grants to the applicable Seller an irrevocable license to access the Documents transferred by such Seller to Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business or in performance of such Seller's duties as Servicer, provided that such Seller shall not disrupt or otherwise interfere with the Company's use of and access to the Documents and its computer software during such license period;

                         (4) each Seller hereby irrevocably authorizes the Company or its designee to take any and all steps in such Seller's name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; and

                         (5) upon written request of the Company, each Seller will (x) deliver to the Company or a party designated by the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, with or without the participation of any Seller (excluding software licenses which by their terms are not permitted to be so delivered, provided, that such Seller shall use its best efforts to obtain the consent of the relevant licensor to such delivery) and (y) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company.

                    5.16 Certain Procedures. Each Seller shall take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken in order to (a) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to such Seller and (b) comply with those procedures described in such provisions which are applicable to such Seller.


                                      ARTICLE VI

                                  NEGATIVE COVENANTS

                    Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller shall not, directly or indirectly:

                    6.1 Liens. Except as otherwise expressly herein provided, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables or Related Property, or assign any right to receive proceeds in respect thereof except for Liens created or imposed hereunder or under the Receivables Transfer Agreement.

                    6.2 Extension or Amendment of Receivables. Extend, make any Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (i) in accordance with the terms of the Policies and the Company Policies, (ii) as required by any Requirement of Law, (iii) in the case of Adjustments, upon making an Adjustment Payment pursuant to subsection 2.5, or (iv) with the consent of the Company, provided that the applicable Servicer may cause Receivables to become Charge-Offs.

                    6.3 Change in Payment Instructions to Obligors. Instruct any Obligor of any Purchased Receivables to make any payments with respect to any Receivables other than in accordance with its current practices with respect to such Obligor; provided that, in accordance with subsection 5.10, it may instruct any Obligor to make such payments to a Lockbox Account or by wire transfer to the Collection Account.

                    6.4 Change in Name. Change its name, identity or corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other similar law) without 30 days' prior written notice to the Company.

                    6.5 Modification of Ledger. Delete or otherwise modify the marking on the ledger referred to in subsection 5.7.

                    6.6 Business of the Sellers. (a) Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto or (b) fail to maintain and operate such business in substantially the manner in which it is presently conducted and operated if such failure would materially adversely affect the interests of the Company under the Transaction Documents.

                    6.7 Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions and the Subordinated Notes) in any manner other than as sales of the Purchased Receivables by such Seller to the Company or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes and, where taxes are not consolidated, for tax reporting purposes, except as required by law) (other than capital contributions and the Subordinated Notes) in any manner other than as sales of the Purchased Receivables by such Seller to the Company.

                    6.8 Chattel Paper. Not take any action to cause any Receivable to be evidenced by any instrument (as defined in the Uniform Commercial Code as in effect in the State of New York) except in connection with the enforcement or collection of a Receivable.

                    6.9 Ineligible Receivables. Without the prior written approval of the Company, take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

                                     ARTICLE VII

                             PURCHASE TERMINATION EVENTS

                    If any of the following events (herein called "Purchase Termination Events") shall have occurred and be continuing:

                    (a) any Seller shall fail (i) to pay any amount due pursuant to subsection 2.6 in accordance with the provisions thereof and such failure shall continue unremedied for a period of five days from the earlier of (A) the date any officer of such Seller obtains knowledge of such default and
               (B) the date such Seller receives notice of such default from the Company or (ii) to pay any other amount required to be paid by such Seller hereunder within two Business Days of the date when due; or

                    (b) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.6, 5.7, 5.12 or 5.15(a), provided no such failure shall constitute a Purchase Termination Event under this paragraph (b) unless such default shall continue unremedied for 10 consecutive days; or

                    (c) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9;
               provided that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a failure to observe a covenant contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9 if the Sellers shall have complied with the provisions of subsection 2.6 in respect thereof; or

                    (d) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a), (b) or (c) of this Article VII), provided that no such failure shall constitute a Purchase Termination Event under this paragraph
               (d) unless such default shall continue unremedied for a period of 30 consecutive days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such default and (B) the date such Seller receives notice of such default from the Company; or

                    (e) any representation, warranty, certification or statement made or deemed made by any Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made, provided, that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (e) based upon a breach of any representation or warranty set forth in subsection 4.2 if the Sellers shall have complied with the provisions of subsection 2.6 in respect thereof; or

                    (f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of any Seller or of a substantial part of the property or assets of any Seller under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Seller or for a substantial part of the property or assets of any Seller or (z) the winding-up or liquidation of any Seller; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) any Seller shall (t) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (u) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (f)(i) above, (v) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Seller or for a substantial part of the property or assets of such Seller,
               (w) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (x) make a general assignment for the benefit of creditors, (y) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (z) take any action for the purpose of effecting any of the foregoing; or

                    (g) there shall have occurred a Termination Event under the Receivables Transfer Agreement or the Commitments shall have terminated thereunder;

          then, (x) in the case of any Purchase Termination Event described in paragraph (f) above with respect to any Seller, automatically the obligation of the Company to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Sellers and (y) in the case of any Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from any or all of the Sellers by written notice to each such Seller (any termination pursuant to clause (x) or (y) of this Article VII which affects a Seller is herein called an "Early Termination" with respect to such Seller).


                                     ARTICLE VIII

                                THE SUBORDINATED NOTES

                    8.1 Subordinated Notes. On the Effective Date, the Company shall issue to the Sellers (i) a subordinated note substantially in the form of Exhibit A (the "U.S. Dollar Subordinated Note") and (ii) a subordinated note substantially in the form of Exhibit B (the "Canadian Dollar Subordinated Note"; each, a "Subordinated Note" and collectively, the "Subordinated Notes"). The aggregate principal amount of the Subordinated Notes at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of each Subordinated Note with respect to each Seller pursuant to the terms of subsection 2.3 minus (b) the aggregate amount of all payments made in respect of the principal of the Subordinated Notes. All payments made in respect of the Subordinated Notes shall be allocated among the Sellers by the Master Servicer. Each Seller's interest in the Subordinated Notes shall equal the sum of each addition thereto allocated to such Seller pursuant to subsection 2.3(c) less the sum of each repayment thereof allocated to such Seller. Interest on the principal amount of each Subordinated Note shall accrue on the last day of each fiscal month of the Sellers at the ABR from and including the Effective Date and shall be paid on each Settlement Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period and/or the maturity date thereof provided, however, that accrued interest on a Subordinated Note which is not so paid may be added to the principal amount of such Subordinated Note. Principal not prepaid pursuant to the terms hereof and of the other Sale Documents shall be payable on the maturity date thereof. Default in the payment of principal or interest under either Subordinated Note shall not constitute a default or event of default or a Purchase Termination Event hereunder or a Termination Event under the Receivables Transfer Agreement.

                    8.2 Restrictions on Transfer of Subordinated Notes. Neither any Subordinated Note, nor any right of any Seller to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed; provided, however, that any Seller may pledge its rights to receive payments under either Subordinated Note to the lenders under the Credit Agreement subject to the conditions that the Collateral Agent and any present or future holder or beneficiary of such right to receive payments under a Subordinated Note agrees, in its capacity as such, to be bound by all the terms and conditions of this Agreement, including without limitation, subsection 9.16 hereof.

                                      ARTICLE IX

                                    MISCELLANEOUS

                    9.1 Further Assurances. (a) Each Seller agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Company more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements (and other similar instruments) relating to the Receivables for filing under the provisions of the Uniform Commercial Code, or any similar law, of any applicable jurisdiction.

                    (b) From time to time at the request of a Seller, the Company shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by the Company to such Seller of a Receivable pursuant to the terms of subsection 2.1(b) or 2.6, provided that the Company shall have been paid all amounts due thereunder; and the Company and the Master Servicer shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the Related Property with respect thereto and the proceeds thereof do not remain commingled with Collections hereunder.

                    9.2 Payments. Each cash payment to be made by any of the Company or the Sellers hereunder shall be made on the required payment date and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a notice to the other party hereto and (x) with respect to payments on account of Receivables denominated in Canadian Dollars, in Canadian Dollars except to the extent provided otherwise in
          Article II hereof and (ii) in all other cases, in Dollars.

                    9.3 Costs and Expenses. The Sellers, jointly and severally, agree (a) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Sale Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable and documented fees and disbursements of counsel,
          (b) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Related Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company, (c) to pay, indemnify, and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, (d) to pay, indemnify, and hold the

          Company harmless from, any and all Canadian withholding taxes which may be imposed in respect of the Receivables or in connection with the Sale Transactions, and (e) to pay, indemnify, and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever
          (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the transactions contemplated hereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder, provided, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Company, and provided, further, that the Sellers shall have no obligation under this subsection 9.3 to the Company with respect to Indemnified Liabilities arising from
          (i) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of the Sellers, (ii) any Eligible Receivable which becomes a Charge-Off as a result of non-payment by the Obligor with respect thereto or (iii) any action taken by the Banks or the Company at the direction of the Administrative Agent in collecting from an Obligor. The agreements in this subsection shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

                    9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. Except as expressly permitted pursuant to subsections 8.2 and 8.4, each Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. The Sellers acknowledge that the Company shall assign all of its rights hereunder to the Banks and, after the termination of the Receivables Transfer Agreement, to another entity or entities (each, a "Subsequent Financing Party") buying an interest in the Receivables. Each Seller consents to such assignment and agrees that the Administrative Agent and the Banks, to the extent provided in the Receivables Transfer Agreement, and each Subsequent Financing Party to the extent provided in the documents to which it is a party, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Company directly against such Seller, whether or not a Purchase Termination Event or a Termination Event has occurred. Each Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Administrative Agent or such Subsequent Financing Party, as the case may be, until all amounts due to the Banks or such Subsequent Financing Party, as the case may be, are paid in full. Each of the Administrative Agent and each such Subsequent Financing Party shall have the rights of third-party beneficiaries under this Agreement.

                    9.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE

          GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    9.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.


                    9.7 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and any affected Seller.

                    9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    9.9 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and C&A Products, and as set forth on Schedule 1 hereof in the case of the Sellers, or to such other address as may be hereafter notified by the respective parties hereto:

               The Company:        Carcorp, Inc.
                                   5025 S. Eastern Avenue

                                   Suite 16, Number 205
                                   Las Vegas, Nevada  89119
                                   Attention:
                                   Telecopy:

               C&A Products:       Collins & Aikman Products Co.
                                   701 McCullough Drive
                                   Charlotte, North Carolina  28262
                                   Attention:  Mark Remissong
                                   Telecopy:  704-548-2330


                    9.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

                    9.11  Construction of Agreement as Security Agreement.
          (a) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Company and a sale by the applicable Seller of the Purchased Receivables and Related Property with respect thereto and not as a lending transaction. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Seller hereby grants to the Company a first priority security interest in all of such Seller's right, title and interest in and to the Receivables and the Related Property now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, including, without limitation, Recoveries, and all "proceeds" thereof, to secure all such Seller's obligations hereunder.

                    (b) This Agreement shall constitute a security agreement under applicable law.

                    9.12 Waivers of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Sale Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Sale Documents, as applicable, by, among other things, the mutual waivers and certifications in this subsection 9.12.

                    9.13 Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Sale Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the other Sale Documents against any Seller or its properties in the courts of any jurisdiction.

               (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Sale Documents in any New York State or Federal court.
          Each of the
          parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 9.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    9.14 Addition of Sellers. Subject to subsection 3.4 hereof, subsection 8.22 of the Receivables Transfer Agreement and the terms and conditions of this subsection 9.14, from time to time one or more additional Subsidiaries of C&A Products may become Sellers hereunder and parties hereto. If any such Subsidiary wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. The Company, in its sole and absolute discretion, may agree to or deny any such request, provided that, if the Company shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If the Company shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in subsection 3.4.

                    9.15 Optional Termination of Seller. (a) Any Seller may be terminated as a Seller hereunder on the date such Seller ceases to be a wholly owned direct or indirect Subsidiary of C&A Products, provided (i) that the aggregate outstanding Adjusted Principal Amount of Purchased Receivables sold by all Sellers which so cease to be wholly owned Subsidiaries at such time (together with the aggregate outstanding Adjusted Principal Amount of Purchased Receivables sold by all Sellers which have been terminated pursuant to this subsection 9.15 within the preceding 90 days) shall not exceed 10% of the aggregate outstanding Adjusted Principal Amount of all Purchased Receivables and (ii) that no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or would result as a result thereof. From and after the date any such Seller ceases to be a wholly owned Subsidiary of C&A Products, the Company shall cease buying Receivables and Related Property from such Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased, collected or written off in accordance with the Policies and the Company Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.


                    (b) From time to time the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement; provided that no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or would result as a result thereof. Any such request shall specify the minimum aggregate Adjusted Principal Amount of outstanding Purchased Receivables to have been sold by the Sellers to be so designated by the Company. The Company, in its sole and absolute discretion (subject to subsection 8.23 of the Receivables Transfer Agreement), shall, within 45 days of receipt of such request, select the Sellers to be so terminated, provided that the aggregate Adjusted Principal Amount of outstanding Purchased Receivables previously sold by such Sellers shall be substantially equal to the Adjusted Principal Amount specified in such request. Promptly after receipt of any such designation by the Company, the Sellers shall either (i) elect not to terminate such designated Sellers or (ii) select a date, which date shall not be later than 30 days after the date of receipt of such designation, as the "Sale Termination Date" for such designated Sellers. From and after such date, the Company shall cease buying Receivables and Related Property from such Sellers. Each such Seller shall be released as a Seller hereunder and a party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased in the manner provided in clause (a) above, collected or written off in accordance with the Policies and the Company Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Related Documents with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                    (c) A terminated Seller shall have no obligation to repurchase any Receivables other than Receivables previously sold by it to the Company which are subject to a Repurchase Event.

                    9.16 No Bankruptcy Petition. Each Seller and C&A Products by entering into this Agreement, and any present or future holder of a Subordinated Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to subsection 9.17, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                    9.17 Termination. This Agreement will terminate at such time as (a) the commitment of the Company to purchase Receivables from all Sellers hereunder shall have terminated and
          (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of the Sellers to the Company set forth in this Agreement shall survive such termination and provided, further, that, to the extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

                    9.18 Confidentiality. The Company agrees that it shall maintain in confidence any information relating to any Seller furnished to it by or on behalf of such Seller (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this subsection 9.18 or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to such Seller) and shall not reveal the same other than to its directors, officers, employees and advisors with a need to know except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities or its parent companies, Affiliates or auditors, (c) in order to enforce its rights under any Sale Document in a legal proceeding and (d) in connection with the collection of any Purchased Receivable or the exercise of any remedy hereunder or under the Receivables Transfer Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      COLLINS & AIKMAN PRODUCTS CO., as Master
                                      Servicer

                                      By:
                                         Title:


                                      CARCORP, INC.

                                      By:
                                         Title:


                                      The Sellers:


                                      COLLINS & AIKMAN PRODUCTS CO.

                                      By:
                                         Title:



                                      ACK-TI-LINING, INC.

                                      By:
                                         Title:

                                      WCA CANADA, INC.

                                      By:
                                         Title:


                                      IMPERIAL WALLCOVERINGS (CANADA), INC.

                                      By:
                                         Title:


                                      IMPERIAL WALLCOVERINGS, INC.

                                      By:
                                         Title:


                                      THE AKRO CORPORATION

                                      By:
                                         Title:


                                      DURA ACQUISITION CORP.

                                      By:
                                         Title:

                                                                    ANNEX X

                    "ABR":  for any day, a rate per annum (rounded upwards,
               if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
               (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
               Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                    "ABR Participating Interest":  with respect to any
               Bank, that portion of its Participating Interest in the Receivables with respect to which the Purchase Discount Amount is determined by reference to the ABR.

                    "Accounts":  as defined in subsection 2.1(c)(ii) of the
               Receivables Transfer Agreement.

                    "Acquiring Banks":  as defined in subsection 11.4(d) of
               the Receivables Transfer Agreement.

                    "Additional Seller Supplement":  an instrument
               substantially in the form of Exhibit C to the Receivables Sale Agreement by which a Subsidiary of C&A Products becomes a Seller party to the Receivables Sale Agreement.

                    "Additional Servicer Supplement":  an instrument
               substantially in the form of Exhibit F to the Receivables Transfer Agreement by which a Subsidiary of C&A Products becomes a Servicer party to the Receivables Transfer Agreement.

                    "Adjusted Principal Amount":  (a) in the case of any
               Receivable denominated in U.S. Dollars, the Principal Amount in respect thereof and (b) in the case of any Receivable denominated in Canadian Dollars, the Canadian Exchange Percentage of the Principal Amount in respect thereof.

                    "Adjustment":  as defined in subsection 2.5 of the
               Receivables Sale Agreement.

                    "Adjustment Payment":  as defined in subsection 12.4 of
               the Receivables Transfer Agreement.

                    "Administrative Agent":  Chemical, together with its
               affiliates, as the arranger of the Commitments and as the agent for the Banks under the Receivables Transfer
               Agreement.

                    "Affiliate":  as to any Person, any other Person that
               directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                    "Aggregate Eligible Receivables":  the excess of (a)
               the Applicable Eligible Receivables Percentage of the aggregate outstanding Adjusted Principal Amount of all Receivables over (b) the aggregate Excess Amounts with respect to all Obligors.


                    "Agreement":  the agreement wherein such term is used,
               as the same may from time to time be amended, supplemented or otherwise modified.

                    "Amortization Period":  the period commencing after the
               end of the Commitment Period and ending with the termination of the Receivables Transfer Agreement pursuant to subsection
               4.1 thereof.

                    "Applicable ABR Margin":  (a) prior to the 270th day
               after the Effective Date, 0% and (b) on and after such 270th day, the "Applicable Margin" with respect to "ABR Loans" (as each such term is defined in the Credit Agreement), determined in accordance with the provisions of the Credit
               Agreement as in effect on the Effective Date.

                    "Applicable Eligible Receivables Percentage":  at any
               date of determination, a fraction (expressed as a percentage) equal to (a) the aggregate Adjusted Principal Amount of all Eligible Receivables determined pursuant to the most recent Settlement Statement divided by (b) the aggregate Adjusted Principal Amount of all outstanding Receivables generated by the Sellers determined pursuant to such Settlement Statement.

                    "Applicable Eurodollar Margin":  (a) prior to the 270th
               day after the Effective Date, 0.625% and (b) on and after such 270th day, the "Applicable Margin" with respect to "Eurodollar Loans" (as each such term is defined in the Credit Agreement), determined in accordance with the provisions of the Credit Agreement as in effect on the Effective Date.

                    "Applicable Obligor Percentage":  with respect to any
               Obligor, (a) 7.5%, in the case of any such Obligor having a long-term senior unsecured debt rating of at least A- from S&P or A3 from Moody's or a short-term deposit or commercial paper rating of at least A-1 from S&P or P-1 from Moody's, provided, that in the case of General Motors Corporation, Chrysler Corporation, Ford Motor Company and Honda Motor Co., the Applicable Obligor Percentage shall instead be 17.0% so long as such Obligor maintains a short-term deposit or commercial paper rating of at least A-2 from S&P or P-2 from Moody's; (b) 5.0%, in the case of any such Obligor (not described in clause (a) above) having a long-term senior unsecured debt rating of at least BBB- from S&P or Baa3 from Moody's or a short-term deposit or commercial paper rating of at least A-3 from S&P or P-3 from Moody's; or (c) 2.0%, in the case of any other such Obligor.

                    "Assessment Rate":  for any date, the annual rate
               (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chemical's domestic offices.

                    "Average Default Ratio":  for any Settlement Period, a
               percentage equal to (a) the sum of the Default Ratios for such Settlement Period and each of the two preceding Settlement Periods divided by (b) 3.

                    "Average Dilution Ratio":  with respect to any
               Settlement Period, a fraction (a) the numerator of which is the aggregate amount of Dilutive Credits which are incurred with respect to the Receivables during the twelve-month period ended on the last day of such Settlement Period and
               (b) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the twelve-month period ended on the last day of such Settlement Period.

                    "Bank":  each financial institution listed on Schedule
               1 to the Receivables Transfer Agreement and each financial institution to which an assignment has been made pursuant to the terms of the Receivables Transfer Agreement, and any successor of the foregoing.

                    "benefitted Bank":  as defined in subsection 11.12 of
               the Receivables Transfer Agreement.

                    "Board":  the Board of Governors of the Federal Reserve
               System and any successor thereto.

                    "Business Day":  any day (other than a day which is a
               Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with any Fixed Tranche or the determination of any Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                    "Business Day Received": as defined in subsection
               12.1(d) of the Receivables Transfer Agreement.

                    "C&A Products":  Collins & Aikman Products Co., a
               Delaware corporation.

                    "Canada/Canadian Dollar Concentration Account":  as
               defined in subsection 2.7(a) of the Receivables Transfer
               Agreement.

                    "Canada/U.S. Dollar Concentration Account":  as defined
               in subsection 2.7(a) of the Receivables Transfer Agreement.


                    "Canadian Dollars":  dollars in lawful currency of
               Canada.

                    "Canadian Dollar Subordinated Note":  as defined in
               subsection 8.1 of the Receivables Sale Agreement.

                    "Canadian Exchange Percentage":  at any date, the rate
               at which Canadian Dollars may be exchanged into Dollars (expressed as the percentage of Dollars per Canadian Dollar), determined by reference to the relevant Bloomberg currency page. In the event that such rate does not appear on any Bloomberg currency page, the "Canadian Exchange Percentage" shall be determined by reference to such other publicly available service for displaying exchange rates with respect to Canadian Dollars as may be selected by the Administrative Agent.

                    "Capital Lease Obligations":  with respect to any
               Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combina-tion thereof, which obligations are required to be classi-fied and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                    "Capital Stock":  any and all shares, interests,
               participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

                    "Cash Equivalents":  book-entry securities, negotiable
               instruments or securities represented by instruments in bearer or registered form which evidence:

                    (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                    (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating of A-1 from S&P or of P-1 from Moody's;

                    (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (e) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

                    (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                    (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above or (ii) so long as the Company takes actual or constructive possession of each security subject to such repurchase obligations, a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation; or

                    (h) any other investment permitted by Moody's and S&P for short-term investment of funds supporting securities with a rating of A1/P1 or better.

                    "Change in Control":  (a) any "Change in Control"
               under the Credit Agreement (as such term is defined therein on the Effective Date), (b) except upon the exercise by the Collateral Agent of any of its remedies in accordance with the terms of the Pledge Agreement (as in effect on the Effective Date), the Company shall at any time not be a direct wholly owned Subsidiary of C&A Products or (c) except as permitted pursuant to subsection 9.15 of the Receivables Sale Agreement and subsection 12.10 of the Receivables Transfer Agreement, any Seller or Servicer (other than C&A Products) shall at any time not be wholly owned, either directly or indirectly, by C&A Products.

                    "Charge-Offs":  with respect to the Receivables
               originated by any Seller, for any period, the aggregate amount of such Receivables that are written off, or should be written off, during such period as uncollectible in accordance with the Company Policies.

                    "Chemical":  Chemical Bank, a New York banking
               corporation.

                    "Closing Date":  as defined in subsection 2.3(a) of the
               Receivables Transfer Agreement.

                    "Code":  the Internal Revenue Code of 1986, as amended
               from time to time.

                    "Collateral Agent":  as defined in the Credit
               Agreement.

                    "Collections":  all cash collections and other cash
               proceeds received in respect of Receivables and Related Property including, without limitation, Seller Repurchase Payments and Seller Adjustment Payments and any Investment Earnings.

                    "Commitment":  of each Bank, the amount set forth
               opposite the name of such Bank on Schedule 1 to the Receivables Transfer Agreement, as such amount may be changed pursuant to subsection 2.10 or 11.4 of the Receivables Transfer Agreement.

                    "Commitment Fee":  as defined in subsection 2.4 of the
               Receivables Transfer Agreement.

                    "Commitment Percentage":  as to any Bank, (a) on or
               prior to the termination of the Commitments, the percentage equivalent of a fraction the numerator of which is the Commitment of such Bank and the denominator of which is the Maximum Commitment and (b) thereafter, the percentage equivalent of a fraction the numerator of which is the Commitment of such Bank immediately prior to such termination and the denominator of which is the Maximum Commitment immediately prior to such termination.

                    "Commitment Period":  the period from and including the
               Effective Date, up to but not including the first to occur of (a) the Scheduled Termination Date, (b) any termination of the Commitments pursuant to Article IX of the Receivables Transfer Agreement and (c) termination (but not reduction) of the Commitments pursuant to subsection 2.10 of the Receivables Transfer Agreement.

                    "Company":  Carcorp, Inc., a Delaware corporation.

                    "Company Policies":  the written policies of the
               Company with respect to Charge-Offs and Write-Offs of Receivables.


                    "Complete Servicing Transfer":  as defined in
               subsection 12.2(d) of the Receivables Transfer Agreement.

                    "Concentration Accounts":  the collective reference to
               the U.S. Concentration Account, the Canada/U.S. Dollar Concentration Account and the Canada/Canadian Dollar Concentration Account.

                    "Contractual Obligation":  as to any Person, any
               provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                    "Control":  the possession, directly or indirectly, of
               the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                    "Credit Agreement":  the Credit Agreement dated as of
               June 22, 1994 among the Credit Agreement Borrower, WCA Canada, Inc., as Canadian Borrower, Collins & Aikman Corporation, as Guarantor, the Lenders named therein, Continental Bank, N.A. and NationsBank, N.A., as Managing Agents, and Chemical Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Credit Agreement Borrower":  C&A Products Co.

                    "Daily Report":  as defined in subsection 12.5(a) of
               the Receivables Transfer Agreement.

                    "Days Sales Outstanding":  as of any day, the product
               of (a) 91 and (b) the amount obtained by dividing (i) the difference between (x) the aggregate Adjusted Principal Amount of the Receivables and (y) the aggregate bad debt reserve of the Sellers, in each case as at the end of the fiscal month immediately preceding the most recent Settlement Date, by (ii) aggregate net sales of the Sellers for the three-fiscal-month period immediately preceding the most recent Settlement Date.

                    "Defaulted Receivable":  any Receivable which has been
               charged off, or should have been charged off, by the related Servicer as uncollectible in accordance with the Policies of such Servicer and the Company Policies.

                    "Default Ratio": (a) with respect to any Settlement
               Period ending on or before April 30, 1994, a fraction (i) the numerator of which is the aggregate Adjusted Principal Amount of Receivables which first became 60 to 89 days past due as of the last day of such month and (ii) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the fourth preceding Settlement Period and (b) with respect to any Settlement Period ending on any date thereafter, a fraction (i) the numerator of which is the aggregate Adjusted Principal Amount of Receivables which first became 90 to 119 days past due as of the last day of such month and
               (ii) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the fifth preceding Settlement Period.

                    "Dilution Reserve Ratio":  as of any day, the
               percentage equivalent, determined pursuant to the most recent Settlement Statement, of the product of (x) the sum of clauses (i) and (ii) below and (y) clause (iii) below:

                    (i) (A) 2.0 times (B) the Average Dilution Ratio for
               the most recently ended Settlement Period;

                    (ii) the product of (A)(x) the highest Peak Dilution
               Ratio during the period of 12 fiscal months ended on the last day of the most recently ended Settlement Period minus
               (y) the amount determined pursuant to clause (i)(B) of this definition and (B) the amount determined pursuant to clause
               (A)(x) above divided by the amount determined pursuant to clause (A)(y) above; and

                    (iii) (A) the aggregate Adjusted Principal Amount of
               Receivables generated by the Sellers during the most recently ended Settlement Period divided by (B) the aggregate Adjusted Principal Amount of Eligible Receivables on the last day of such Settlement Period.

                    "Dilutive Credits":  for any period, the aggregate
               amount of discount expense, rebates, refunds, billing error expense, credits against Receivables and other adjustments or allowances in respect of Receivables permitted or incurred by the Seller or Servicer with respect thereto during such period.

                    "Discount Rate":  as of any day, the sum of (a) the
               weighted average Purchase Discount Amount rate in effect with respect to the Participating Interest as at the end of the fiscal month immediately preceding the most recent Settlement Date and (b) the amount obtained by dividing (i) the aggregate amount of fees (other than the Monthly Servicing Fee and the Purchase Discount Amount) accrued with respect to the Participating Interest during the fiscal month immediately preceding the most recent Settlement Date by (ii) the average daily Net Investment during such fiscal month.

                    "Discounted Percentage":  as defined in Schedule 3 to
               the Receivables Sale Agreement.

                    "Documents":  as defined in subsection 5.15(d)(3) of
               the Receivables Sale Agreement.

                    "Dollars", "U.S. Dollars" and "$":  dollars in lawful
               currency of the United States of America.

                    "Early Termination":  as defined in Article VII of the
               Receivables Sale Agreement.

                    "Effective Date":  as defined in subsection 6.1 of the
               Receivables Transfer Agreement.

                    "Eligible Letter of Credit":  any irrevocable direct
               pay or standby letter of credit (a) issued in favor of the Company by (i) any Bank or (ii) any commercial bank that (x) has combined capital and surplus of not less than $500,000,000 and (y) has (or the holding company parent of which has) a long-term senior unsecured debt rating of at least A from S&P or at least A2 from Moody's and (b) which permits the Company to draw, upon notice to the issuing bank, an amount equal to the entire face amount of any Receivable supported thereby, in Dollars payable by the issuing bank in the United States, no later than 90 days after the original invoice date with respect to such Receivable.

                    "Eligible Obligor":  each Obligor that satisfies each
               of the following eligibility criteria:

                         (a) it is not organized or located (within the meaning of Section 9-103(3)(d) of the New York Uniform Commercial Code) in a jurisdiction other than the United States; provided, however, that (i) Receivables which have Obligors organized or located in Canada or which are Japanese Obligors or (ii) Receivables which have Obligors not otherwise described in clause (i) above which are located (within the meaning of Section 9-103(3)(d) of the New York Uniform Commercial Code) outside the United States shall be excluded from this clause (a) if (x) in the case of clauses (i) and (ii) above, such Receivables would otherwise be Eligible Receivables and (y) in the case of clause (ii) above,
                    (1) such Receivables are supported by an Eligible Letter of Credit and (2) the aggregate Adjusted Principal Amount of all such Receivables does not exceed 15% of the Adjusted Principal Amount of the Eligible Receivables;

                         (b) it is not a direct or indirect Subsidiary of Holdings;

                         (c) it is not a domestic or foreign government or any agency, department, or instrumentality thereof; provided, however, that up to 3% of the aggregate Adjusted Principal Amount of the Eligible Receivables may be owing by the United States government or any agency, department or instrumentality thereof; and

                         (d) it is not the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency, unless the payment of Receivables from such Obligor is secured in a manner satisfactory to the Administrative Agent or, if such Receivables arise subsequent to a decree or order for relief under the Bankruptcy Reform Act of 1978, as amended, with respect to such Obligor, the Administrative Agent shall have determined that timely payment and collection of such Receivables will not be impaired.

                    "Eligible Receivable":  as of any date, each Receivable
               in existence as of such date that is not subject to a Repurchase Event and (i) which the Administrative Agent determines, in its commercially reasonable judgment, to be an "Eligible Receivable" or (ii) that satisfies each of the following eligibility criteria:

                         (a)  the Company has lawful title to such
                    Receivable, free and clear of all Liens other than the security interest in favor of the Banks;

                         (b) the Banks have a Lien on such Receivable, which Lien is legal, valid, binding, perfected and first priority under the Uniform Commercial Code or other applicable law;

                         (c) the Company has the full and unqualified right to assign and grant a Lien on such Receivable to the Banks;

                         (d) such Receivable is payable in Dollars in the United States or Canada and is a legal, valid, binding and enforceable obligation of the Obligor under such Receivable; provided, however, that Receivables having an aggregate Adjusted Principal Amount equal to no more than 10% of the aggregate Adjusted Principal Amount of all Eligible Receivables may be payable in Canadian dollars in the United States or Canada;

                         (e) such Receivable is not subject to any bona fide dispute, setoff, counterclaim or other claim or defense on the part of the related Obligor denying liability under such Receivable in whole or in part; provided, however, that any such Receivable shall constitute an Eligible Receivable to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                         (f) such Receivable is evidenced by an invoice rendered to the related Obligor and is not evidenced by any "instrument" or "chattel paper", as such terms are defined in the Uniform Commercial Code;

                         (g) such Receivable is a bona fide Receivable which arose in the ordinary course of business, and with respect to which,

                              (i) in the case of a Receivable arising from the sale of goods, such goods have been shipped or delivered to and accepted by the Obligor, such Receivable was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis and all other actions have been taken necessary to create a binding obligation on the part of the Obligor for such Receivable, and

                              (ii) in the case of a Receivable relating to the sale of services, such services have been performed or completed and accepted by the Obligor and all other actions have been taken necessary to create a binding obligation on the part of the Obligor;

                         (h) the Obligor with respect to such Receivable is an Eligible Obligor;

                         (i) such Receivable is not outstanding more than 90 days past the original invoice date with respect thereto (which date, for all purposes of eligibility, shall not be later than the shipment date of the goods giving rise to such Receivable); provided, however, that Receivables of Imperial Wallcoverings, Inc. and Imperial Wallcoverings (Canada), Inc. (not to exceed an aggregate Adjusted Principal Amount of $12,500,000) may be outstanding for up to, but not in excess of, 120 days past such original invoice date;

                         (j) payment with respect to such Receivable, if by check, has not been returned for insufficient funds;

                         (k) such Receivable has not been placed with an attorney for collection;

                         (l) such Receivable, to the extent it represents a consumer credit card receivable, conforms to all federal and state consumer protection laws;

                         (m) if such Receivable represents a consumer credit card receivable, the outstanding balance of such Receivable does not reflect more than two arrearages; and


                         (n)  such Receivable has such other
                    characteristics or criteria as the Administrative Agent, in its reasonable discretion, may specify in writing to the Company.

                    "Equipment":  as defined in subsection 2.1(c)(i) of the
               Receivables Transfer Agreement.

                    "ERISA":  the Employee Retirement Income Security Act
               of 1974, as the same may be amended from time to time.

                    "ERISA Affiliate":  with respect to any Person, any
               trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

                    "Eurodollar Participating Interest":  with respect to
               any Bank, that portion of its Participating Interest in the Receivables with respect to which the Purchase Discount Amount is determined by reference to the Eurodollar Rate.

                    "Eurodollar Rate":  with respect to each day during
               each Transfer Period pertaining to a Fixed Tranche, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the Eurodollar Base Rate in effect for such Transfer Period and (b) Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable Transfer Period appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Transfer Period, the term "Eurodollar Base Rate" shall mean the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen, the term "Eurodollar Base Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to Chemical's portion of the applicable Fixed Tranche and for a period comparable to the applicable Transfer Period are offered to Chemical's office in which its relevant eurodollar operations are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such Transfer Period.

                    "Excess Amount":  at any time, with respect to any
               Obligor, the excess (if any) of (a) the aggregate outstanding Adjusted Principal Amount of the Eligible Receivables owing by such Obligor over (b) the Applicable Obligor Percentage of the aggregate outstanding Adjusted Principal Amount of all Eligible Receivables; provided, that the Excess Amount of each Obligor shall be deemed to be zero until the first Settlement Date subsequent to the 270th day after the Effective Date.

                    "Excess Application Amount":  as defined in subsection
               2.12(c) of the Receivables Transfer Agreement.

                    "Facility Amount":  $150,000,000.

                    "Financial Officer":  of any corporation, the chief
               financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such corporation.

                    "Fixed Tranche":  a portion of the Net Investment on
               which the rate at which the Purchase Discount Amount accrues is based upon the Eurodollar Rate.

                    "Floating Tranche":  that portion of the Net Investment
               not allocated to a Fixed Tranche and the Purchase Discount Amount in respect of which is based upon the ABR.

                    "Force Majeure Delay":  with respect to any Servicer or
               the Master Servicer, any cause or event which is beyond the control and not due to the negligence of such Servicer or the Master Servicer, as the case may be, which delays, prevents or prohibits such Person's delivery of Seller Daily Reports or Daily Reports and/or Seller Settlement Statements or Settlement Statements, as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided that no such cause or event shall be deemed to be a Force Majeure Delay unless the affected Servicer or Master Servicer shall have given the Company and the Administrative Agent written notice thereof as soon as possible after the beginning of such delay.

                    "GAAP":  generally accepted accounting principles in
               the United States of America as in effect from time to time.

                    "Governmental Authority":  any international, Federal,
               state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                    "Guarantee":  of or by any Person, shall mean (a) any
               obligation, contingent or otherwise, of such Person guaran-teeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or
               (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                    "Holdings":  Collins & Aikman Corporation, a Delaware
               corporation.

                    "Incipient Purchase Termination Event":  any condition
               or act specified in Article VII of the Receivables Sale Agreement that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

                    "Increase in Net Investment":  for any applicable
               Closing Date, the Dollar amount by which the Net Investment of the Banks is being increased on such Closing Date.

                    "Indebtedness":  of any Person at any date, (a) all
               indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations of such Person, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned or acquired by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (g) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner; provided that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

                    "Indemnified Liabilities":  as defined in subsection
               9.3 of the Receivables Sale Agreement.

                    "Indemnitee":  as defined in subsection 11.3 of the
               Receivables Transfer Agreement.

                    "Intermediate Lockbox Account":  as defined in
               subsection 12.1(b) of the Receivables Transfer Agreement.

                    "Invested Percentage":  a fraction the numerator of
               which is Net Investment and the denominator of which is Aggregate Eligible Receivables.

                    "Investment Earnings":  as defined in subsection
               2.7(a)(iii) of the Receivables Transfer Agreement.

                    "Japanese Obligor":  any of Fuji Heavy Industries,
               Inc., Toyota Motor Co., Honda Motor Co., Ltd., Toyota Tsusho Corp., or Kotobakiya Fronte Co., Inc.

                    "Lien":  with respect to any asset, (a) any mortgage,
               deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                    "Lockbox Account" means each blocked deposit account
               identified by number and name of bank on Schedule 3 to the Receivables Transfer Agreement, including the box identified by location and number on such Schedule 3, and any replacements therefor or additions thereto which are acceptable to the Administrative Agent.

                    "Lockbox Agreement" means a lockbox agreement in form
               and substance satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.14 of the Receivables Transfer Agreement.

                    "Lockbox Bank" means each bank listed on Schedule 3,
               and any replacements therefor or additions thereto agreed to in writing by the Administrative Agent.

                    "Loss Reserve Ratio":  as of any day thereafter, the
               percentage equivalent, determined pursuant to the most recent Settlement Statement, of the product of:

                    (i) the highest Average Default Ratio during the period
               of twelve consecutive fiscal months ended on the last day of the most recently ended Settlement Period; and

                    (ii) (A) the aggregate Adjusted Principal Amount of
               Receivables generated by the Sellers during the 3.5 preceding Settlement Periods divided by the outstanding Adjusted Principal Amount of Eligible Receivables as of the last day of the preceding Settlement Period; and

                    (iii) 2.0.

                    "Loss to Liquidation Ratio":  a ratio (expressed as a
               percentage), as of the last day of any fiscal month, equal to (a) the difference, if any, between (i) the aggregate reduction in the outstanding Adjusted Principal Amount of all Receivables as a result of Write-Offs during the immediately preceding twelve-fiscal-month period and (ii) the aggregate amount of Recoveries during such twelve-fiscal-month period, divided by (b) four times the aggregate amount of Collections during the immediately preceding three-fiscal-month period.

                    "Margin Stock":  as defined in Regulation U.

                    "Master Servicer":  C&A Products, in its capacity as
               Master Servicer under the Receivables Transfer Agreement.

                    "Material Adverse Effect":  (a) with respect to the
               Master Servicer, any Servicer or any Seller, (i) a materi-ally adverse effect on the business, assets, properties, operations or financial condition of C&A Products and its Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Master Servicer, any

               Servicer or any Seller to perform any of its material obligations under any Transaction Document to which it is or will be a party or to consummate the Transactions or the Sale Transactions or (iii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent or the Banks under, any Transaction Document or (b) with respect to the Company, (i) a materially adverse effect on the business, assets, properties, operations or financial condition of the Company, (ii) a material impairment of the ability of the Company to perform any of its material obligations under any Transaction Document to which it is or will be a party or to consummate the Transactions or the Sale Transactions or
               (iii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent or the Banks under, any Transaction Document.

                    "Maximum Commitment":  $150,000,000, as such amount may
               be reduced pursuant to subsection 2.10 of the Receivables Transfer Agreement.

                    "Maximum Invested Percentage":  at a particular date,
               100% minus the greater of (a) 17% and (b) the Required Reserve Percentage.

                    "Maximum Transfer Amount":  at a particular date, the
               lesser of (a) the Maximum Commitment at such date and (b) the product of (i) the Maximum Invested Percentage at such date and (ii) Aggregate Eligible Receivables (which, for purposes of this definition, shall not include a Seller from which the Company has ceased purchasing Receivables pursuant to subsection 9.15 of the Receivables Sale Agreement and shall not include, from the date which is 30 days after the date of any such termination, a Seller with respect to which the Company has terminated its obligation to acquire Receivables pursuant to Article VII of the Receivables Sale Agreement) as of the close of business on the Business Day preceding such date.

                    "Monthly Servicing Fee":  for each Settlement Period,
               the product of (a) the number of days in such period, (b) 1% and (c) the average daily principal balance of Purchased Receivables during such period divided by 365.

                    "Moody's":  Moody's Investors Service, Inc. and its
               successors.

                    "Multiemployer Plan":  with respect to any Person, a
               multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                    "Net Investment":  at any time, the excess, if any, of
               (a) the aggregate of the amount paid by the Banks pursuant to subsections 2.2 and 2.3 of the Receivables Transfer Agreement over (b) the aggregate amount of Collections distributed to the

               Banks in repayment of the Net Investment pursuant to the Receivables Transfer Agreement.

                    "Obligor":  with respect to any Receivable, the Person
               or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.


                    "Overallotment Option":  as defined in the Credit
               Agreement.

                    "Partial Servicing Transfer":  as defined in subsection
               12.2(d) of the Receivables Transfer Agreement.

                    "Participants":  as defined in subsection 11.4(b) of
               the Receivables Transfer Agreement.

                    "Participating Interest":  as defined in subsection 2.2
               of the Receivables Transfer Agreement.

                    "Payment Date":  as defined in subsection 2.3(a) of the
               Receivables Sale Agreement.

                    "PBGC":  the Pension Benefit Guaranty Corporation
               referred to and defined in ERISA (or any successor).

                    "Peak Dilution Ratio":  with respect to any Settlement
               Period, a fraction (a) the numerator of which is the aggregate amount of Dilutive Credits which are incurred with respect to the Receivables during the two-month period ended on the last day of such Settlement Period and (b) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the two-month period ended on the last day of such Settlement Period.

                    "Person":  any natural person, corporation, business
               trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                    "Plan":  with respect to any Person, any pension plan
               (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

                    "Pledge Agreement":  the Pledge Agreement referred to
               in the Credit Agreement.

                    "Policies":  with respect to any Seller which has set
               forth its credit and collection policies in writing, such written credit and collection policies as they have been applied by such Seller in the ordinary course of its business prior to the Effective Date and, with respect to any Seller which has not set forth its credit and collection policies in writing, its credit and collection policies as in effect and applied by such Seller in the ordinary course of its business prior to the Effective Date, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Receivables Transfer Agreement and the Receivables Sale Agreement.


                    "Pooled Property":  as defined in subsection 2.1(a) of
               the Receivables Transfer Agreement.

                    "Potential Termination Event":  any Termination Event
               and any event or condition that upon notice, lapse of time or both would constitute a Termination Event.

                    "Preliminary Prospectus":  the preliminary prospectus
               of Holdings dated June 2, 1994, filed with the Securities and Exchange Commission in connection with the underwritten public offering of shares of common stock, par value $.01 per share, of Holdings, as amended or supplemented from time to time.

                    "Principal Amount":  with respect to any Receivable,
               the amount due thereunder (expressed in U.S. Dollars or Canadian Dollars, as the case may be), net of any available prompt payment discount, volume discount or other promotional discount or rebate.

                    "Purchase Discount Amount":  a purchase discount which
               (a) accrues to the Banks in respect of the Participating Interest; (b) is payable in arrears on each Purchase Discount Amount Payment Date (both prior to and after the commencement of the Amortization Period) occurring during the period commencing on the date of the first transfer and assignment of the Participating Interest in Receivables and Related Property pursuant to subsection 2.3(a) of the Receivables Transfer Agreement and ending on the date on which the Net Investment is equal to zero and the Commitments of the Banks have terminated; and (c) is calculated at a rate per annum equal to: (i) in respect of that portion of the Net Investment allocated to any Fixed Tranche, the sum of the Eurodollar Rate with respect thereto plus the Applicable Eurodollar Margin and (ii) in respect of that portion of the Net Investment not allocated to any Fixed Tranche, the sum of the ABR in effect from time to time during the period for which payment is made plus the Applicable ABR Margin.

                    "Purchase Discount Amount Payment Date":  (a) as to the
               Floating Tranche, each Settlement Date, (b) as to any Fixed Tranche having a Transfer Period of one, two or three months, the last day of such Transfer Period, (c) as to any Fixed Tranche having a Transfer Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Transfer Period, and the last day of such Transfer Period and (d) as to any Tranche, any date on which the principal portion of the Net Investment represented thereby is paid, prepaid or is otherwise due (by mandatory prepayment, acceleration or otherwise).

                    "Purchase Price":  as defined in subsection 2.2 of the
               Receivables Sale Agreement.

                    "Purchase Termination Event":  as defined in Article
               VII of the Receivables Sale Agreement.

                    "Purchased Receivable":  any Receivable sold to the
               Company by any Seller pursuant to, and in accordance with the terms of, the Receivables Sale Agreement and not resold to such Seller pursuant to subsection 2.1(b) or 2.6 thereof.

                    "Rating Agencies":  Moody's and S&P.

                    "Recapitalization Transactions":  as defined in the
               Credit Agreement.

                    "Receivables":  the indebtedness and payment
               obligations of any Person to a Seller arising from a sale of merchandise or services by such Seller, including, without limitation, any right to payment for goods sold or leased or for services rendered, and including the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

                    "Receivables Sale Agreement":  the Receivables Sale
               Agreement, dated as of July 13, 1994, among the Sellers, the Master Servicer and the Company, as buyer, as amended, supplemented or otherwise modified from time to time.

                    "Receivables Transfer Agreement":  the Receivables
               Transfer and Servicing Agreement, dated as of July 13, 1994, among the Company, as seller, the Master Servicer, the Servicers, the Banks and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Recoveries":  amounts collected in respect of
               Defaulted Receivables.

                    "Reduction Date":  as defined in subsection 2.11(b) of
               the Receivables Transfer Agreement.

                    "Register":  as defined in subsection 11.4(e) of the
               Receivables Transfer Agreement.

                    "Regulation G, T, U or X":  Regulation G, T, U or X,
               respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                    "Related Property":  as defined in subsection
               2.1(a)(iv) of the Receivables Transfer Agreement.


                    "Replacement Facility":  as defined in subsection 12.6
               of the Receivables Transfer Agreement.

                    "Reportable Event":  any reportable event as defined in
               Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
               Section 414 of the Code).

                    "Reporting Day":  as defined in subsection 12.5 of the
               Receivables Transfer Agreement.

                    "Repurchase Amount":  as defined in subsection 2.6 of
               the Receivables Sale Agreement.

                    "Repurchase Event":  as defined in subsection 2.6 of
               the Receivables Sale Agreement.

                    "Required Banks":  Banks having Commitment Percentages
               the sum of which, in the aggregate, is equal to or exceeds
               51%.

                    "Required Reserve Percentage":  as of any day, the sum,
               expressed as a percentage, of (a) the Loss Reserve Ratio,
               (b) the Dilution Reserve Ratio, (c) the Yield Reserve Ratio and (d) the Servicing Reserve Ratio.

                    "Requirement of Law":  as to any Person, any law,
               treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "Responsible Officer":  with respect to any Person, the
               chief executive officer, the president, any senior vice president or any vice president of such Person or, with respect to financial matters, the chief financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such Person.

                    "Restricted Payments":  as defined in subsection 8.7 of
               the Receivables Transfer Agreement.

                    "Retransfer Payment":  as defined in subsection 5.3(b)
               of the Receivables Transfer Agreement.

                    "S&P":  Standard & Poor's Ratings Group and its
               successors.

                    "Sale Documents":  the Receivables Sale Agreement, the
               Subordinated Notes and the Subordination Agreement.

                    "Sale Termination Date":  as defined in subsection
               9.15(b) of the Receivables Sale Agreement.

                    "Sale Transactions":  as defined in subsection 4.1(b)
               of the Receivables Sale Agreement.

                    "Scheduled Termination Date":  the seventh anniversary
               of the Effective Date.

                    "Seller Addition Date":  as defined in subsection 3.4
               of the Receivables Sale Agreement.

                    "Seller Adjustment Payment":  as defined in subsection
               2.5 of the Receivables Sale Agreement.

                    "Seller Daily Report":  as defined in subsection
               12.5(a) of the Receivables Transfer Agreement.

                    "Seller Repurchase Payment":  as defined in subsection
               2.6 of the Receivables Sale Agreement.

                    "Seller Settlement Statement":  as defined in
               subsection 12.5(b) of the Receivables Transfer Agreement.

                    "Sellers":  as defined in the preamble to the
               Receivables Sale Agreement.

                    "Servicer Default":  any Servicer Event of Default and
               any event or condition that upon notice, lapse of time or both would constitute a Servicer Event of Default.

                    "Servicer Event of Default":  as defined in subsection
               12.12 of the Receivables Transfer Agreement.

                    "Servicer Transfer Payment":  as defined in subsection
               12.7 of the Receivables Transfer Agreement.

                    "Servicers":  each Seller party to the Receivables
               Transfer Agreement in its capacity as a servicer (excluding any such Sellers which have been terminated as Servicers in accordance with the provisions of the Receivables Transfer Agreement) together with any other Person which has been added as a Servicer in accordance with the provisions of the Receivables Transfer Agreement, in their capacities as servicers under the Receivables Transfer Agreement.

                    "Servicing Reserve Percentage":  as of any day, 0.25%.

                    "Servicing Reserve Ratio":  as of any day, (a) 2.0
               times (b) the Servicing Reserve Percentage.

                    "Settlement Date":  with respect to any fiscal month,
               the day that is 22 calendar days following the last day of such fiscal month (or if such 22nd calendar day is not a Business Day, the next succeeding Business Day).

                    "Settlement Period":  each fiscal month.

                    "Settlement Statement":  as defined in subsection
               12.5(b) of the Receivables Transfer Agreement.

                    "Settlement Statement Date":  with respect to any
               fiscal month for which a Settlement Statement is required to be prepared, the day that is 20 calendar days following the last day of such fiscal month (or, if such 20th calendar day is not a Business Day, the next succeeding Business Day).

                    "Single Employer Plan":  any Plan which is covered by
               Title IV of ERISA, but which is not a Multiemployer Plan.

                    "Specified Bankruptcy Opinion Provisions":  the
               provisions contained in the legal opinion delivered pursuant to subsection 6.1(b)(i) of the Receivables Transfer Agreement (and substantially in the form of Exhibit D-2 thereto) under the headings "Transactions", "Corporate Procedures and Financial Effect" and "Disclosure of the Transactions".

                    "Statutory Reserves":  a fraction (expressed as a
               decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "ABR"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Fixed Tranches shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                    "Subordinated Notes":  as defined in subsection 8.1 of
               the Receivables Sale Agreement.

                    "Subordination Agreement":  the Subordination
               Agreement, dated as of July 13, 1994 among the Sellers, the Master Servicer, the Company and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Subsequent Financing Party":  as defined in subsection
               9.4 of the Receivables Sale Agreement.

                    "Subsidiary":  with respect to any Person (herein
               referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                    "Substitute Servicer":  as defined in subsection
               12.2(d) of the Receivables Transfer Agreement.

                    "Termination Event":  as defined in Article IX of the
               Receivables Transfer Agreement.

                    "Tranches":  the collective reference to the Floating
               Tranche and the Fixed Tranches.

                    "Transaction Documents":  the Receivables Transfer
               Agreement, the Receivables Sale Agreement, the Subordination Agreement and the Lockbox Agreements.

                    "Transaction Parties":  the Company, the Master
               Servicer, the Sellers and the Servicers.

                    "Transactions":  as defined in subsection 5.1(b) of the
               Receivables Transfer Agreement.

                    "Transfer Notice":  as defined in subsection 12.2(d) of
               the Receivables Transfer Agreement.

                    "Transfer Period":  with respect to any portion of the
               Net Investment allocated to a Fixed Tranche:

                         (a)  initially, the period commencing on the
                    Closing Date or conversion date, as the case may be, with respect to such Fixed Tranche and ending one, two, three or six months thereafter, as selected by the Company in its notice of Closing Date or notice of conversion, as the case may be, given with respect thereto; and

                         (b) thereafter, each period commencing on the last day of the next preceding Transfer Period applicable to such Fixed Tranche and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Transfer Period with respect thereto;

               provided that, all of the foregoing provisions relating to Transfer Periods are subject to the following:

                         (1) if any Transfer Period would otherwise end on a day that is not a Business Day, such Transfer Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Transfer Period into another calendar month in which event such Transfer Period shall end on the immediately preceding Business Day;

                         (2) any Transfer Period that would otherwise
                    extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date; and

                         (3) any Transfer Period that begins on the last
                    Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Transfer Period) shall end on the last Business Day of a calendar month.

                    "Transferee":  as defined in subsection 11.4(g) of the
               Receivables Transfer Agreement.

                    "Transferred Agreement":  as defined in subsection
               2.1(b) of the Receivables Transfer Agreement.

                    "Transferring Servicer":  as defined in subsection
               12.2(d) of the Receivables Transfer Agreement.

                    "U.S. Concentration Account":  as defined in subsection
               2.7(a) of the Receivables Transfer Agreement.

                    "U.S. Dollar Subordinated Note":  as defined in
               subsection 8.1 of the Receivables Sale Agreement.

                    "Withdrawal Liability":  liability to a Multiemployer
               Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                    "Write-Offs":  with respect to any Seller, for any
               period, the aggregate amount of Receivables that are written off during such period as uncollectible in accordance with the Company Policies.

                    "Yield Reserve Ratio":  as of any day, the amount as of
               such day obtained by dividing (a) the product of (i) 1.75,
               (ii) Days Sales Outstanding as of the Settlement Date immediately preceding such day and (iii) the Discount Rate in effect as of the Settlement Date immediately preceding such day by (b) 360.